As filed with the Securities and Exchange Commission on May 1, 2009

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prime Realty Income Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

321 North Clark Street, Suite 2500
Chicago, Illinois 60654
(312) 917-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Reschke
Chief Executive Officer
321 North Clark Street, Suite 2500
Chicago, Illinois 60654
(312) 917-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Wayne D. Boberg, Esq.
Derek P. Linde, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

          If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:     ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of Registration fee
Primary Offering, Common Stock, $0.01 par value	50,000,000	$10.00	$500,000,000	$27,900.00
Dividend Reinvestment Plan, Common Stock, $0.01 par value	10,000,000	$9.50	$95,000,000	$5,301.00
Total, Common Stock, $0.01 par value (1)	60,000,000	—	$595,000,000	$33,201.00

(1)

Represents shares issuable in both the registrant’s primary offering and pursuant to the registrant’s dividend reinvestment plan. The registrant has initially designated 50,000,000 of the shares being offered hereby to the primary offering and 10,000,000 of the shares being offered pursuant to its dividend reinvestment plan. The registrant reserves the right to reallocate shares between the primary offering and the dividend reinvestment plan. Any shares issued pursuant to the dividend reinvestment plan will be offered at a maximum price of $9.50.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,
DATED May 1, 2009

Registration No. 333-________

PRIME REALTY INCOME TRUST, INC.
Maximum Offering of 60,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock

          Prime Realty Income Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or “REIT,” beginning with the taxable year ending December 31, 2009. We expect to use substantially all of the net proceeds from this offering to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to invest in mortgage instruments and other real estate debt and equity securities. We have not yet identified any specific properties or other real estate assets to purchase and, therefore, we are considered to be a “blind pool.” We are externally managed by The Prime Group, Inc., which we refer to as the “advisor” or “The Prime Group,” an affiliate of ours.

           We are offering up to 50,000,000 shares of common stock on a continuous basis in our primary offering for $10.00 per share, with volume discounts available to investors who purchase more than $250,000 of shares through the same participating broker-dealer. We are also offering up to 10,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. This is a best efforts offering, which means that the dealer manager that is serving as the underwriter of this offering will use its best efforts but is not required to sell any specific amount of shares. We expect to offer shares of common stock in our primary offering until the date that is two years from the date of this prospectus, unless extended.

          Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 17 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives.

•

There is no public trading market for shares of our common stock and it will be difficult for you to sell your shares. In addition, there are limits on the ownership, transferability and redemption of shares of our common stock that significantly limit the liquidity of an investment in shares of our common stock.

•

We established the offering price for shares of our common stock on an arbitrary basis. As a result, this price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

This is a “best efforts” offering and, if we raise substantially less than the maximum offering amount, we will be limited in the number and type of investments that we may make. In that case, the value of your investment may vary more widely with the performance of specific assets or investments.

•

All of our executive officers and some of our directors are also officers, directors and/or equity holders of our advisor and/or other affiliated entities. As a result, our executive officers and directors may face conflicts of interest, including conflicts arising as a result of compensation arrangements with us, time constraints and competition for investments, which could result in action or inaction that is not in your best interests.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	If we fail to qualify as a REIT, it could adversely affect our operations and reduce the amounts available for distribution to our stockholders.

•	Our potential use of leverage would increase the risk of loss on our investments.

          Neither the SEC nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. In addition, the Attorney General of the State or New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

          This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	*	$0.70	*	$0.30	$9.00
Total Minimum	$2,500,000	*	$175,000	*	$75,000	$2,250,000
Total Maximum	$500,000,000	*	$35,000,000	*	$15,000,000	$450,000,000
Dividend Reinvestment Plan
Per Share	$9.50		$0.30		$0.00	$9.20
Total Maximum	$95,000,000		$2,850,000		$0.00	$92,150,000

*	Discounts are available for some categories of investors. Reductions in selling commissions and dealer manager fees will result in corresponding reductions in the purchase price.

          Capital Financial Services, Inc., the dealer manager for this offering, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. Our advisor recently formed Spyglass Securities, LLC, which has no operating history and is in the process of obtaining the necessary licensing approvals to serve as a broker dealer. The minimum permitted purchase is $2,500. We will not sell any shares unless we raise gross offering proceeds of $2,500,000 from at least 100 persons who are not affiliated with us or our advisor by          , 2010. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank, NA, in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,500,000 from at least 100 person who are not affiliated with us or our advisor by          , 2010, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

          PENNSYLVANIA INVESTORS: The minimum closing amount is $2,500,000. Because the minimum closing amount is less than $59,500,000 you are cautioned to carefully evaluate our ability to fully accomplish our stated goals and to inquire as to the current dollar volume of our subscription proceeds. We will not release from escrow proceeds for subscriptions from Pennsylvania investors until we have at least $29,750,000 of shares subscribed. If we do not sell this amount within 120 days of the date we first accept a subscription payment from a Pennsylvania investor, we will promptly notify each Pennsylvania investor of their right to request the return of funds held in escrow for their benefit.

The date of this prospectus is           , 2009

SUITABILITY STANDARDS

          The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares and there are limits on the ownership, transferability and redemption of our shares, you will have difficulty selling your shares. You should not buy shares of our common stock if you will need to sell them immediately or if you need to sell them in the near future.

          In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

          For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary, or by the beneficiary of the account. Those selling shares on our behalf are required to maintain for six years records of the information used to determine that an investment in our shares of common stock is suitable and appropriate for an investor.

          In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states must meet the special suitability standards set forth below to purchase our shares.

          Kansas and Missouri – In addition to our suitability requirements described above, it is recommended that investors limit their total investment in us and in the securities of similar programs to not more than 10.0% of their liquid net worth. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

          Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

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HOW TO SUBSCRIBE

          Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution—Suitability Standards,” below, for the suitability standards and subscription procedures. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and provide payment for the shares at the time of your subscription.

•

Until such time as we have raised $2,500,000, the minimum offering amount, from at least 100 persons who are not affiliated with us or our advisor, you should make your check payable to “Wells Fargo Bank, NA, as agent for Prime Realty Income Trust, Inc.” Once we have raised the minimum offering amount, you should make your check payable to “Prime Realty Income Trust, Inc.,” except that Pennsylvania investors should follow the instructions below under “Plan of Distribution—Special Notice to Pennsylvania Investors.” Benefit plan investors cannot make subscription payments by wire transfer until the minimum offering requirements have been met. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. In order to maintain compliance with various laws that apply to employee benefit plan investments, we intend to restrict subscriptions by benefit plan investors until such time as we believe that our shares are held by 100 or more persons who are independent of us and independent of one another. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions.

•

Investors who have satisfied the applicable minimum purchase requirement of $2,500 and desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program. For a discussion of the automatic investment program, see “Plan of Distribution.” Investors may also participate in the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares—Dividend Reinvestment Plan.”

•

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers.”

•

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in the Subscription Agreement and this prospectus and agrees to be bound by all of the terms set forth in that agreement, a copy of which is attached as Appendix A to this prospectus.

          We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. After we have raised the minimum offering amount, we will generally admit stockholders on a daily basis. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You are cautioned not to place undue reliance on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, any of those assumptions could be inaccurate. As a result, our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise proceeds in this offering and then to effectively deploy them;

•	our advisor’s ability to identify suitable investments on our behalf;

•	changes in economic conditions generally and in the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of debt financing; and

•	interest rates fluctuations.

          You should carefully review the “Risk Factors” section of this prospectus for a more detailed discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or otherwise.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

          Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and the offering of common stock contemplated by this prospectus.

Questions and Answers relating to Our Structure, Management and Business

What is a REIT?

          In general, a real estate investment trust (“REIT”) is an entity that:

•	combines the capital of many investors to make or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays dividends to investors of at least 90.0% of its annual REIT taxable income (computed without regard to the “dividends paid” deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

          Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on certain transactions and on our undistributed income.

What is Prime Realty Income Trust, Inc.?

          Prime Realty Income Trust, Inc. is a newly formed Maryland corporation that intends to qualify as a REIT beginning with the taxable year ending December 31, 2009. We intend to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to acquire mortgage instruments and other real estate debt and equity securities.

          We were incorporated in the State of Maryland on January 26, 2009 and we have no employees. Our external advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions and other investments on our behalf.

Who is your advisor?

          Our advisor, The Prime Group, Inc., is a private real estate company that was formed in 1980 by Michael W. Reschke, a highly-experienced real estate developer and investor who serves as its Chairman and Chief Executive Officer. Mr. Reschke, through our advisor and its various affiliates, has financed, developed and acquired more than $10.0 billion of institutional-quality real estate across a wide spectrum of institutional real estate classes and investment structures during his 29-year real estate career. Under Mr. Reschke’s guidance, our advisor and its affiliates gained national recognition as the developer of some of the more architecturally-significant and technologically-advanced office towers in America, a leader in the development of affordable rental housing and tax-exempt bond financing, as well as the development of master-planned, mixed-use communities and luxury residential and senior housing.

How will you select investments and make investment decisions?

          Our advisor will have the authority, subject to the direction and oversight of our board of directors, to make all of our investment decisions. Our board of directors has established written investment policies regarding our operations, borrowings and other administrative procedures. Our directors, including our independent directors, are responsible for supervising our operations to ensure that our investments are consistent with these policies and the investment objectives set forth in our charter. They also will monitor the performance of our advisor to assure that such policies are carried out in the best interests of our stockholders. Any change in the investment objectives set forth in our charter must be approved by the stockholders.

How many real estate assets and investments do you currently own?

          We currently do not own any real estate assets or investments. Because we have not yet identified any specific properties or other real estate assets to purchase, we are considered to be a “blind pool.” As specific real estate investments become probable during the course of this offering, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We also will describe material changes to our portfolio during the course of this offering, including the closing of property acquisitions or material investments, by means of a supplement to this prospectus.

How will you structure the ownership and operation of your assets?

          We plan to own substantially all of our assets and conduct our operations through Prime Realty Income Partnership, LP, which we refer to as our operating partnership in this prospectus. We are the sole general partner of the operating partnership and, as of the date of this prospectus, our advisor is the sole limited partner of the operating partnership. In addition, our advisor has been issued partnership units in our operating partnership constituting a separate class of partnership units with special distribution rights. See “The Operating Partnership” section of this prospectus for additional information regarding our operating partnership.

          Because we plan to conduct substantially all of our operations through the operating partnership, we are considered an “UPREIT.”

What is an “UPREIT”?

          UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property or other assets directly to us is generally a taxable transaction to the seller. In an UPREIT structure, a seller who desires to defer taxable gain on the sale of his property may transfer the property to our operating partnership in exchange for limited partnership units in our operating partnership and defer taxation of gain until the seller later sells or exchanges his limited partnership units. A holder of limited partnership units in our operating partnership may later exchange those units for shares of our common stock on a one-for-one basis in a taxable transaction (or, at our option, an equivalent amount of cash, or a combination of shares and cash). Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Do you intend to use leverage?

          Yes. To increase the potential for a higher return on the investment of our equity capital, we plan to incur indebtedness in the form of mortgages and other bank loans, purchase money obligations to the sellers of properties we purchase and other financings from institutional investors and lenders. Our charter limits our borrowings to 75.0% of the cost (before deducting depreciation or other non-cash reserves) of any single property or asset and 50.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all properties and other assets owned by us. We may exceed the 50.0% and/or 75.0% limitation if a majority of the Conflicts Committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the Conflicts Committee of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. See “Investment Objectives and Criteria—Borrowing Policies.”

          We also intend to participate in the purchase of real estate mortgage debt and other real estate assets (including both performing and non-performing loans) from various banks and other financial institutions pursuant to one or more of the programs recently announced by the federal government, which include the Public-Private Investment Program and the Term Asset-Backed Securities Loan Facility (commonly referred to as “PPIP” and “TALF,” respectively). Based upon the preliminary details that have been released to date, we expect that the nonrecourse financing to be offered under these programs will represent an attractive source of financing for a portion of our investment activities, with terms and conditions that are favorable compared to those otherwise available in the marketplace. As a result, we intend to request that our Conflicts Committee grant us an exemption from the 50.0% and 75.0% leverage limitations set forth in our charter for the assets we acquire and leverage we incur under these federal programs, but only to the extent that our aggregate leverage (including any assets acquired or leverage incurred under these federal programs) does not exceed 75.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us.

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Questions and Answers relating to this Offering

What kind of offering is this?

          We are offering our shares of common stock on a “best efforts” basis. We are offering 50,000,000 of these shares in our primary offering at $10.00 per share, with volume discounts available to investors who purchase more than $250,000 of shares through the same participating broker-dealer. We are offering up to 10,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

Who is the dealer manager for this offering?

          We have retained Capital Financial Services, Inc. as our exclusive dealer manager to conduct this offering. Our dealer manager agreement with Capital Financial Services, Inc. is terminable on thirty days prior written notice. Our advisor recently formed Spyglass Securities, LLC, which has no operating history and, as of the date of this prospectus, is in the process of obtaining its licensing approvals as a registered broker-dealer. Upon the receipt of the necessary licensing approvals, we intend to retain Spyglass Securities, LLC as our exclusive dealer manager to conduct this offering. Until that time, Capital Financial Services, Inc. will conduct this offering as our exclusive dealer manager. See “Plan of Distribution” for additional information.

How does a “best efforts” offering work? What happens if you do not raise at least $2,500,000 in gross offering proceeds?

          When shares are offered on a “best efforts” basis, the dealer managers and other broker-dealers participating in the offering have no firm commitment or obligation to purchase any of the shares but must use their best efforts to sell the shares. Therefore, there is no assurance that we will sell all or any portion of the shares offered.

          We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from at least 100 persons who are not affiliated with us or our advisor. Pending satisfaction of these conditions, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit. If we do not raise $2,500,000 in gross offering proceeds from at least 100 persons who are not affiliated with us or our advisor by          , 2010, we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus investment returns on such funds, if any). Funds in escrow will be invested in short-term investments that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. If the escrowed funds are released to us, any income earned thereon will, at our discretion, be disbursed to our subscribers or disbursed to us and credited to the subscriber in the form of additional shares of our common stock. We will not deduct any fees if we return funds from the escrow account. Because of the higher minimum offering requirement for Pennsylvania investors (described below), subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions.

          Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $29.75 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Pennsylvania investors will be placed in a separate account held by the escrow agent in trust for Pennsylvania subscribers’ benefit. If we have not reached this $29.75 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $29.75 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. In the event we do not raise gross offering proceeds of $29.75 million by          , 2011, which is the two year anniversary of the date of this prospectus, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Purchases by persons affiliated with us or our advisor will not count toward the Pennsylvania minimum.

How long will this offering last?

          We expect to sell the 50,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the shares within two years, we may continue this offering until          , 2012, which is the three year anniversary of the date of this prospectus. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 10,000,000 shares through the reinvestment of dividends. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Who can buy shares?

          An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (i) a net worth of at least $250,000 or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors residing in Kansas and Missouri.

Who might benefit from an investment in our shares?

          An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

          Yes. We require a minimum investment of $2,500. After you have satisfied the minimum investment requirement, any additional purchase must be in increments of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

          Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets our suitability standards regarding income or net worth and (ii) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to an investment in shares by employee benefit plans, individual retirement accounts, or other entities subject to ERISA, the Internal Revenue Code or similar laws?

          Yes. The section of this prospectus entitled “Certain Employee Benefit Plan Considerations” describes the effect the purchase of shares will have on employee benefit plans, individual retirement accounts and other entities subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code or other similar laws applicable to employee benefit plan investments. ERISA is a federal law that regulates the investment of the assets of certain tax-advantaged retirement plans. Certain provisions of the Internal Revenue Code also regulate the investment of the assets of individual retirement accounts and other types of employee benefit plans or entities. For investment of the assets of plans not subject to ERISA, state or local laws will apply. We reserve the right in our discretion to restrict subscriptions by benefit plan investors until such time as we believe that our shares are held by 100 or more persons independent of us, our advisor and each other. Any retirement plan trustee or individual considering purchasing shares for an employee benefit plan, an individual retirement account or other entity subject to these laws should carefully read that section of the prospectus and should consult with their tax advisors.

How do I subscribe for shares?

          If you choose to purchase shares in this offering, you will need to complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

          At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market and we cannot be sure if any public market for the shares will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. We will seek to list our shares of common stock on a national securities exchange if and when our board of directors, including a majority of our independent directors, believes listing would be in the best interests of our stockholders. See “Description of Shares—Listing or Liquidation” below for a more detailed description of the circumstances in which we may list or liquidate.

Will I be notified of how my investment is doing?

          Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed monthly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided at least quarterly, until the termination of this offering; and

•	three quarterly financial reports.

          We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile; or

•	electronic delivery.

When will I get my detailed tax information?

          Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

          If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Prime Realty Income Trust, Inc.
c/o The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, IL 60654
Attention: Investor Relations
Telephone: (312) 917-1500
Fax: (312) 782-5867

PROSPECTUS SUMMARY

          This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Unless the context requires otherwise, the terms “we,” “us,” “our” and “the company” refer to Prime Realty Income Trust, Inc. and its subsidiaries, including Prime Realty Income Partnership, LP, and “advisor” and “The Prime Group” refer to The Prime Group, Inc. and its affiliates.

Prime Realty Income Trust, Inc.

          Prime Realty Income Trust, Inc. is a newly formed Maryland corporation that intends to qualify as a REIT beginning with the taxable year ending December 31, 2009. We intend to use the real estate expertise and experience of our external advisor’s personnel to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to invest in mortgage instruments and other real estate debt and equity securities. We expect to concentrate our investment activities on acquiring, developing and managing real properties, and investing in mortgages and other loans for commercial real estate properties in large metropolitan areas throughout the United States. We will seek to diversify our investment portfolio by purchasing mortgage instruments and other real estate debt and equity securities, including mortgage-backed securities. We have not yet identified any specific properties or other real estate assets to purchase and, therefore, we are considered to be a “blind pool.”

          We will have no employees and our operations will be managed by our external advisor, The Prime Group, Inc. Our offices are located at 321 North Clark Street, Suite 2500, Chicago, Illinois 60654. Our telephone number is (312) 917-1500 and our fax number is (312) 782-5867. Additional information about us can be obtained at www.primeincometrust.com but the contents of that website are not incorporated into this prospectus by reference and are not otherwise a part of this prospectus.

Our Investment Objectives and Strategy

Our primary investment objectives include the following:

•	providing attractive and stable monthly cash dividends to our stockholders; and

•

preserving and growing the value of our portfolio by applying the real estate expertise and experience of our advisor’s personnel to maximize value through the professional and active management of our assets and investments.

          We believe that the real estate investment markets consistently offer attractive opportunities for investors with the ability and experience to evaluate a diverse range of real estate classes and underwrite debt and equity investments in varying real estate investment opportunities. Our core investment strategy is to achieve a balanced real estate investment portfolio through debt and equity investments in commercial and multi-family residential real estate properties and purchases of various types of mortgage instruments and other real estate debt and equity securities. As part of our investment strategy, we will seek to achieve capital gain on our properties and other investments by timing asset sales to maximize value. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and restrictions.

Our Advisor

          Our advisor, The Prime Group, Inc., is responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions and other investments on our behalf. Our advisor is a private real estate company that was formed in 1980 by Michael W. Reschke, a highly-experienced real estate developer and investor who serves as its Chairman and Chief Executive Officer.

Competitive Advantages

          We believe we have several competitive advantages that will allow us to achieve our investment objectives and successfully execute our investment strategy, including:

•

Extensive Real Estate Expertise. Our advisor and its personnel, including Mr. Reschke in particular, have a long history of developing, financing and actively managing a broad spectrum of real estate investments. Since its formation in 1980, our advisor and its affiliates have financed, developed and acquired more than $10.0 billion of institutional-quality real estate across a wide spectrum of institutional real estate classes and investment structures. Under Mr. Reschke’s guidance, our advisor and its affiliates gained national recognition as the developer of some of the more architecturally-significant and technologically-advanced office towers in America, a leader in the development of affordable rental housing and tax-exempt bond financing, as well as the development of master-planned, mixed-use communities and luxury multi-family residential and senior housing.

•

Flexible Investment Strategy. We believe the breadth of our advisor’s real estate experience will enable us to pursue a diverse range of real estate opportunities, rather than limit our opportunities to one or a limited number of real estate classes. We intend to invest in different classes of real estate debt and equity, from time to time, that our advisor believes offers the highest risk-adjusted return at that time. We also will seek to be flexible in structuring our investments with more emphasis on debt or equity, as the situation warrants, allowing us to achieve attractive risk-adjusted return from each investment opportunity. We believe that the flexibility offered by our advisor’s broad experience differentiates us from both focused equity REITs and “opportunistic” real estate funds.

•

Value-Add Management Approach. Our advisor practices a “hands-on,” value-added management approach that applies the real estate expertise and experience of its personnel to the management of its real estate properties and investment portfolio.

•

Joint Venture and Co-Investment Strategy. Our advisor has extensive experience with joint ventures and other co-investment arrangements for real estate investments and has existing relationships with various institutional real estate investors. These arrangements will allow us to diversify our portfolio by co-investing with these investors, from time to time, in larger properties without restricting our investment concentration. We believe these investment vehicles also will help us maximize our return on investments by earning, in addition to returns from the investment, incentive and other advisory fees that are typically received in such co-investments.

Our Board

          We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders. Our board of directors is responsible for the management and control of our affairs and for supervising the activities and performance of our advisor. We currently have two members on our board of directors, neither of whom is independent of us. However, as of the effective date of the registration statement of which this prospectus forms a part, we intend to have five members on our board of directors, three of whom shall be independent of us, our advisor and its affiliates. Our directors are elected annually by the stockholders. Our board of directors intends to establish an Audit Committee, a Conflicts Committee and a Compensation Committee. The names and biographical information of our directors and officers are contained in the “Management—Directors and Executive Officers” section of this prospectus.

Description of Investments

          We expect to concentrate our investment activities on acquiring, developing and managing real properties, and investing in mortgages and other loans for commercial and multi-family residential real estate properties in large metropolitan areas throughout the United States. We also intend to purchase mortgage instruments and other real estate securities, including mortgage-backed securities.

          We will seek to concentrate our investment activities on properties in large metropolitan areas throughout the United States, primarily “24/7” cities offering a favorable investment climate on a long-term basis. We plan to diversify our real estate portfolio by property type, geographic region, size of investment and investment type. Our diversified group of real estate investments is expected to include both debt and equity interests in office, retail, hospitality, multi-family and industrial properties and, to a lesser extent, undeveloped land. We will invest in real estate assets that our advisor believes can be acquired for less than their potential value. During the period we hold a property, we may develop or redevelop the property, make tenant improvements or make onsite and offsite improvements. We believe that equity investments in real estate properties will allow us to realize income from the cash flow generated by the property and share in the capital appreciation recognized upon the disposition of the property.

          We also plan to invest in both performing and non-performing mortgage loans that are directly or indirectly secured by real estate. Currently, there are market opportunities to purchase first mortgage positions at prices that are significantly discounted from the principal amount of the mortgage. As a result, we expect that our mortgage investment activities will focus primarily on purchases of existing first mortgage positions. We believe that our advisor’s broad real estate experience and redevelopment and asset management capabilities will enable us to invest in mortgage positions that will yield attractive risk-adjusted returns that are higher than historical averages.

          We will seek to further diversify our investment portfolio by purchasing mortgage instruments and other real estate debt and equity securities, including mortgage-backed securities. We anticipate that these investments will primarily include A-rated or better portfolios of commercial and residential mortgage-backed securities. Similar to first mortgage positions, we believe there are market opportunities to purchase portfolios of these securities at significant discounts from the principal amount of the underlying loans. These securities are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions until those senior classes have received the principal and interest to which they are entitled. We believe that the opportunity to purchase these securities at a discounted price will allow us to generate significant risk-adjusted returns.

          We may participate with other entities in the ownership, development and/or management of our real estate projects or other assets through joint ventures, limited liability companies, partnerships and other types of co-investment arrangements. We also intend to participate with the federal government in the purchase of real estate and real estate mortgage debt (both performing and non-performing loans) from various banks and other financial institutions pursuant to the public-private joint venture initiative recently announced by the U.S. Department of Treasury.

          Our charter limits our borrowings to 75.0% of the cost (before deducting depreciation or other non-cash reserves) of any single asset and 50.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us. We may exceed the 50.0% and/or 75.0% limitation if a majority of the Conflicts Committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the Conflicts Committee of the justification for the excess borrowing. Based upon the preliminary details that have been released to date, we expect that the nonrecourse financing to be offered under one or more of the government programs recently announced, which include the Public-Private Investment Program and the Term Asset-Backed Securities Loan Facility (commonly referred to as “PPIP” and “TALF,” respectively), will represent an attractive source of financing for a portion of our investment activities, with terms and conditions that are favorable compared to those otherwise available in the marketplace. As a result, we intend to request that our Conflicts Committee grant us an exemption from the 50.0% and 75.0% leverage limitations set forth in our charter for the assets we acquire and leverage we incur under these federal programs, but only to the extent that our aggregate leverage (including any assets acquired or leverage incurred under these federal programs) does not exceed 75.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us.

          Our advisor will control the selection of our investments and negotiate the terms of those investments. Our advisor also will manage the day-to-day operations of our properties and our portfolio of real estate investments, including asset management, investor relations, marketing and other administrative services, with the goal of maximizing operating cash flow and the value of our assets and investments. Our board of directors will supervise our advisor’s activities and performance.

          See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and restrictions.

Summary Risk Factors

          Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 17, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. The significant risks relating to an investment in our common stock include the following:

•	We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives.

•

There is no public trading market for shares of our common stock and it will be difficult for you to sell your shares. In addition, there are limits on the ownership, transferability and redemption of shares of our common stock that significantly limit the liquidity of an investment in shares of our common stock.

•

We established the offering price for shares of our common stock on an arbitrary basis. As a result, this price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

This is a “best efforts” offering and, if we raise substantially less than the maximum offering amount, we will be limited in the number and type of investments that we may make. In that case, the value of your investment may vary more widely with the performance of specific assets or investments.

•

All of our executive officers and some of our directors are also officers, directors and/or equity holders of our advisor and/or other affiliated entities. As a result, our executive officers and directors may face conflicts of interest, including conflicts arising as a result of compensation arrangements with us, time constraints and competition for investments, which could result in action or inaction that is not in your best interests.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	If we fail to qualify as a REIT, we will be subject to federal taxation at the entity level and the amounts available for distribution to our stockholders will be reduced.

•	Our potential use of leverage would increase the risk of loss on our investments.

Terms of the Offering

          We are offering our shares of common stock on a “best efforts” basis. We are offering 50,000,000 of these shares for $10.00 per share in our primary offering and 10,000,000 of these shares for $9.50 per share pursuant to our dividend reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our dividend reinvestment plan. Investors who purchase more than $250,000 of shares through the same participating broker-dealer will be eligible for volume discounts. When shares are offered on a “best efforts” basis, the dealer managers and other broker-dealers participating in the offering have no firm commitment or obligation to purchase any of the shares but must use their best efforts to sell the shares.

          We will begin selling shares of our common stock in this offering upon the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before          , 2011, two years after the date of this prospectus. If we have not sold all of the shares within two years, we may continue this offering until          , 2012, which is the third anniversary of the date of this prospectus. We reserve the right to terminate the offering at any time. We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from at least 100 persons who are not affiliated with us or our advisor. Pending satisfaction of these conditions, all subscription payments will be placed in an escrow account held by the escrow agent in trust for our subscribers’ benefit, pending release to us. If we do not raise $2,500,000 in gross offering proceeds by          , 2010, we will terminate this offering and promptly return all subscribers’ funds in the escrow account, plus investment returns on such funds, if any. If the escrowed funds are released to us, any income earned thereon will, at our discretion, be disbursed to our subscribers or disbursed to us and credited to the subscriber in the form of additional shares of our common stock. We will not deduct any fees if we return funds from the escrow account. Funds in escrow will be invested in short-term investments that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash.

          Certain states have specific requirements regarding the duration of this offering and/or the minimum amount of funds that we must raise in order to accept subscriptions from investors in those states. Please see the “Plan of Distribution” section of this prospectus for a more detailed description of these requirements.

Estimated Use of Proceeds of This Offering

          We intend to use substantially all of the net proceeds of this offering to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to purchase mortgage instruments, preferred equity investments and other real estate securities, including mortgage-backed securities. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for the shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 81.56% to 89.38% of our gross offering proceeds, or between $8.16 and $8.94 per share, for investments and the repurchase of shares of our common stock under our share redemption plan. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments.

          Until we invest the proceeds of this offering in real estate assets or other real estate-related investments, we may invest in short-term, highly liquid or other investments authorized by our board of directors. These short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

          The table below sets forth our estimated use of proceeds from this offering:

	250,000 Shares		60,000,000 Shares

	Minimum Offering ($10.00/share)		Primary Offering (50,000,000 shares) ($10.00/share)		Dividend Reinvestment Plan (10,000,000 shares) ($9.50/share)
							Total (60,000,000 shares)

	$	%	$	%	$	%	$	%

Gross Offering Proceeds	2,500,000	100.00	500,000,000	100.00	95,000,000	100.00	595,000,000	100.00
Selling Commissions	175,000	7.00	35,000,000	7.00	2,850,000	3.00	37,850,000	6.36
Dealer Manager Fee	75,000	3.00	15,000,000	3.00	—	—	15,000,000	2.52
Other Organizational and Offering Expenses	125,000	5.00	5,000,000	1.00	950,000	1.00	5,950,000	1.00
Acquisition Fees	86,000	3.44	4,400,000	0.88	—	—	4,403,000	0.74

Amount Available for Investment	2,039,000	81.56	440,600,000	88.12	91,200,000	96.00	531,797,000	89.38

Conflicts of Interest

          Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Our executive officers and two of our directors own and control our advisor. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•

our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our assets regardless of the quality of the asset acquired, the services provided to us or the performance of our investment portfolio;

•	our advisor and its affiliates will receive fees in connection with our public offerings of equity securities;

•	the negotiation of the advisory agreement (including the negotiation of the fees our advisor will receive thereunder) were not at arm’s length;

•

our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, our advisor may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a subordinated participation in net cash flow had the portfolio been liquidated on the termination date; and

•	our advisor may elect to retain suitable investment opportunities for its own account or to direct suitable investment opportunities to one of its affiliates or another investor.

          Our executive officers and two of our directors also will face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in your best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

                The following chart depicts our ownership structure.

Compensation

          Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The dealer manager will receive selling commissions and dealer manager fees in connection with the sale of shares of our common stock in this offering. Prior to the commencement of this offering, our advisor intends to purchase partnership units in our operating partnership constituting a separate class of partnership units with special distribution rights, which we refer to as the “Advisor OP Units.” We also will compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Selling commissions may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)

Offering Stage

Selling Commissions

7.0% of gross offering proceeds in primary offering and 3.0% of gross proceeds from sales under our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.

$175,000/$37,850,000

Dealer Manager Fee

3.0% of gross offering proceeds; dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee; no dealer manager fee is payable on shares sold under our dividend reinvestment plan.

$75,000/$15,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)
Other Organizational and Offering Expenses

To date, our advisor has paid all organizational and offering expenses on our behalf. We will reimburse our advisor for these costs and future organizational and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organizational and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount, we expect organizational and offering expenses (other than selling commissions and the dealer manager fees) to be $5,950,000 or 1.0% of gross offering proceeds. These organizational and offering expenses include all expenses (other than selling commissions and the dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.

$125,000/$5,950,000

Acquisition and Development Stage

Acquisition Fees	1.0% of the contract purchase price of each investment acquired by us, including acquisition expenses and any debt attributable to such investments.	Not determinable at this time. The actual amounts depend on the purchase price of individual assets.

Development and Construction Management Fees

Development and construction management fees will be payable based on an amount that is usual and customary for comparable projects in the geographic market of the project; provided, however, in no event shall development fees exceed 3.0% of development costs and construction management fees shall not exceed 1.0% of the construction costs.

The aggregate amount of all acquisition fees, development fees and construction management fees may not exceed 6.0% of the total project cost.

Not determinable at this time. The actual amounts depend on the cost of specific development projects.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)
Operational Stage

Asset Management Fees

Monthly fee equal to the greater of (i) one-twelfth of 0.75% of the sum of the cost of all investments we own plus the amount of our investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to our own investments and our investments in joint ventures, or (ii) one-twelfth of 1.25% of the amount of gross proceeds raised in the primary offering.

Not determinable at this time. The actual amounts are dependent upon the purchase price of individual assets and the cost of our investments; therefore, we cannot determine these amounts at the present time.

Property Management Fees and Leasing Commissions

3.0% of gross rental receipts paid for property management services provided to commercial properties, or 4.0% of gross rental receipts paid for property management services provided to multi-family residential properties, payable on a monthly basis, and market rate leasing commissions, generally payable 50.0% upon lease execution and 50.0% upon lease commencement.

The advisor may subcontract its property management duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the advisor subcontracts its duties with respect to some or all of our properties, the fees payable for these services may be paid directly to the subcontractor and deducted from the monthly management fee payable by us to our advisor or may be paid directly by our advisor who, in turn, will pay the subcontractor.

Not determinable at this time. The actual amounts are dependent upon our results of operations.

Operating Expenses

Reimbursement of our advisor’s cost of providing management services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and technology costs. However, we will not reimburse the advisor for personnel costs in connection with services for which our advisor earns a separate fee or commission.

Not determinable at this time. The actual amounts are dependent upon our advisor’s costs.

Subordinated Participation in Operating Distributions

This section describes the apportionment of any regular operating distributions of net cash flow and other distributions that we and our operating partnership may make prior to our liquidation. At each stage of these distributions, a different apportionment method commences or terminates, as applicable, when a particular investor or investors have received a specific amount of distributions. For purposes of this section, “net investment” of an investor refers to the purchase price paid to us by such investor, less any amounts distributed to such investor in excess of an 8.0% cumulative non-compounded per annum return on such purchase price (with such purchase price being reduced by any amounts previously distributed in excess of such 8.0% cumulative non-compounded per annum return).

(i) Before Achieving the 6.0% Stockholder Return Threshold - Operating distributions will be made initially to us (and the limited partners entitled to such distributions under the terms of our operating partnership’s limited partnership agreement), which we will then distribute to the holders of our common stock, until these holders have received distributions equal to a cumulative non-compounded return of 6.0% per annum on their net investment.

(ii) After Achieving the 6.0% Stockholder Return Threshold but Before Achieving the 8.0% Stockholder Return Threshold - After this 6.0% threshold is reached but before these holders have received distributions equal to a cumulative non-compounded return of 8.0% per annum on their net investment, 90.0% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 10.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

(iii) After Achieving the 8.0% Stockholder Return Threshold - After this 8.0% threshold is reached, 75.0% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 25.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

Not determinable at this time. Actual amounts are dependent upon the results of our operations.

Stock-based Compensation Awards

We may issue stock-based awards to our independent directors and other eligible recipients. The total number of shares of common stock we have reserved for issuance under our Equity Incentive Plan is equal to 5.0% of our outstanding shares at any time but may not exceed 2,500,000 shares.

Not determinable at this time. Our board has not yet determined whether to grant any stock-based awards.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)
Independent Director Compensation

We will pay each of our independent directors an annual retainer of $25,000 plus an attendance fee of $1,000 per meeting, which we expect to occur quarterly. We will reimburse all of our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

$95,000, plus out-of-pocket expenses.

Liquidation Stage

Real Estate Commissions on Asset Sales

For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or an affiliate thereof a real estate commission equal to 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and/or unaffiliated third parties exceed a total of 3.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including, as applicable, a new investment analysis, rent rolls, tenant credit information, a property title report, an environmental report and a structural report) or such other substantial services performed in connection with a sale.

Not determinable at this time. Actual amounts are dependent upon the results of our operations and the terms of the sale of the property or other investment.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)
Subordinated Participation in Liquidation Distributions

This section describes the apportionment of any liquidation distributions that we and our operating partnership may make. At each stage of these distributions, a different apportionment method commences or terminates, as applicable, when a particular investor or investors have received a specific amount of distributions. For purposes of this section, “net investment” of an investor refers to the purchase price paid to us by such investor, less any amounts distributed to such investor in excess of an 8.0% cumulative non-compounded per annum return on such purchase price (with such purchase price being reduced by any amounts previously distributed in excess of such 8.0% cumulative non-compounded per annum return). The return calculations described below take into account all regular operating distributions of net cash flow and other distributions we and our operating partnership may make prior to our liquidation, together with all liquidation distributions we and our operating partnership may make during our liquidation stage.

(i) Before Achieving the 6.0% Stockholder Return Threshold – Liquidation distributions will be made initially to us (and the limited partners entitled to such distributions under the terms of our operating partnership’s limited partnership agreement), which we will then distribute to the holders of our common stock, until these holders have received aggregate distributions equal to the amount of their net investment plus a cumulative non-compounded return of 6.0% per annum on their net investment.

Not determinable at this time. Actual amounts are dependent upon the net sale proceeds upon our liquidation.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)

(ii) After Achieving the 6.0% Stockholder Return Threshold but Before Achieving the 8.0% Stockholder Return Threshold - After this 6.0% threshold is reached but before these holders have received aggregate distributions equal to their net investment in us plus a cumulative non-compounded return of 8.0% per annum on their net investment, 90.0% of the aggregate amount of any additional liquidation distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 10.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

(iii) After Achieving the 8.0% Stockholder Return Threshold - After this 8.0% threshold is reached, 75.0% of the aggregate amount of any additional liquidation distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 25.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

Our REIT Status

          If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute to its stockholders at least 90.0% of its annual REIT taxable income (computed without regard to the “dividends paid” reduction and excluding net capital gain). See “Certain U.S. Federal Tax Considerations—Annual Distribution Requirements.” In addition, not more than 50.0% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. Also, at least 100 persons who are independent of us and our advisor must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after 2009, the first taxable year for which we will make an election to be taxed as a REIT. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify for treatment as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on certain transactions and on our undistributed income.

Our Operating Partnership

          We expect to own substantially all of our real estate assets through Prime Realty Income Partnership, LP, a Delaware limited partnership that we refer to in this prospectus as our “operating partnership.” We may, however, own our assets directly, or indirectly through subsidiaries of our operating partnership or through joint ventures, limited liability companies, partnerships or other co-investment arrangements. We are the sole general partner of our operating partnership and our advisor is the initial limited partner of our operating partnership. In addition, our advisor is the sole holder of the Advisor OP Units, which constitute a separate class of partnership units with special distribution rights. The Advisor OP Units will be redeemed for a specified amount upon the earlier of (i) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, or (ii) the liquidation of our assets or listing of our common stock on a national security exchange (unless an election is made by the holder of the Advisor OP Units to convert the Advisor OP Units into limited partnership units). See “The Operating Partnership—Redemption Rights of Special Units.”

          Our organizational structure, consisting of our ownership of our operating partnership, is referred to as an “UPREIT.” This UPREIT structure may enable sellers of properties to transfer their properties to our operating partnership in exchange for limited partnership units in our operating partnership and defer potential gain recognition for tax purposes with respect to such transfers of properties. The holders of limited partnership units in our operating partnership may have their units redeemed for cash or, at our option, shares of our common stock on a one-for-one basis. At present, we have no plans to acquire any specific properties or make any investments in exchange for limited partnership units of our operating partnership.

Distribution Policy

          We intend to qualify as a REIT for the taxable year ending December 31, 2009. In order to qualify as a REIT, we are required to distribute to our stockholders 90.0% of our annual REIT taxable income (computed without regard to the “dividends paid” deduction and excluding net capital gain). We intend to begin paying distributions to our stockholders as soon as we have sufficient cash flow from our operations and we expect to declare distributions on a quarterly basis and pay the distributions on a monthly basis. For each distribution to our stockholders, our board of directors will approve a distribution of a certain dollar amount per share of our common stock and we will then calculate each stockholder’s specific distribution amount using daily record and declaration dates. Your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, which is subject to our acceptance of your subscription and to our meeting the minimum requirements for this offering.

          Generally, distributions that a taxable domestic stockholder receives (excluding any distributions that are designated as capital gain dividends), including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are paid from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will be treated for tax purposes as having received a distribution equal to the fair market value of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.

          We expect that some portion of a taxable domestic stockholder’s distributions will not be taxed as ordinary income in the year in which they are received primarily because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of such stockholder’s distributions that is not taxed as ordinary income is considered a return of capital for tax purposes to the extent it does not exceed the adjusted basis of the shares in respect of which such distributions were made and will reduce the tax basis of such shares. Distributions that constitute a return of capital, in effect, defer a portion of such stockholder’s tax until his shares are sold or we are liquidated, at which time he will be taxed at capital gains rates. To the extent the portion of such stockholder’s distributions that is not taxed as ordinary income exceeds the adjusted basis of his shares, it will generally be taxable as capital gain at the time of distribution. Because each investor’s tax considerations are different, we suggest that you consult with your tax advisor with respect to the tax treatment of distributions to you.

Dividend Reinvestment Plan

          You may participate in our dividend reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. Our board of directors may terminate the dividend reinvestment plan in its discretion at any time upon ten days notice to you. Following any termination of the dividend reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Plan

          Our board of directors has adopted a share redemption plan. Under the terms of the plan, you may be able to have your shares repurchased by us after you have held your shares for at least one year. Under the share redemption plan, we will initially redeem shares at the lower of $9.00 or 90.0% of the price paid to acquire the shares from us. After the third anniversary of the completion of our offering stage, the redemption price per share will be equal to 90.0% of the estimated net liquidation value per share of our common stock, as estimated from time to time (but no less frequently than December 31 of each calendar year) by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering shares of our common stock and have not done so for one year. We will only redeem shares of our stock with funds that are, at the time of the redemption, legally available to us for that purpose under Maryland law.

          We intend to limit the number of shares to be redeemed during any calendar year to no more than 5.0% of the weighted average number of shares of common stock during the prior calendar year. The aggregate amount of redemptions under our share redemption plan is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan are not sufficient to fund redemption requests pursuant to the 5.0% limitation described above, our board of directors may, in its discretion, choose to use other sources of funds to redeem shares of our common stock. These sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real property, debt or other investments. Our board of directors may also increase the annual limit above 5.0% but, in any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our dividend reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month.

          Our board of directors may, in its sole discretion, amend, suspend or terminate the share redemption plan at any time if it determines that no funds are legally available to fund repurchases of our stock, the funds available to fund the plan are needed for other business or operational purposes or that the amendment, suspension or termination of the plan is for any other reason in the best interests of our stockholders.

Listing or Liquidation

          We will seek to list our shares of common stock for trading on a national securities exchange if and when our board of directors, including a majority of our independent directors, believes listing would be in the best interests of our stockholders. However, at this time, we have no intention to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock by the seventh anniversary of the completion of our offering stage, we intend to either:

•	seek stockholder approval of an extension or amendment of this listing deadline;

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the Conflicts Committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

          If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then seek stockholder approval of the liquidation of the company. If we sought and did not obtain stockholder approval of liquidation of the company, we would continue to operate our business as before. If a majority of the Conflicts Committee determines that liquidation is not then in the best interests of our stockholders, the Conflicts Committee will reevaluate the merits of liquidation at least annually and seek stockholder approval of the liquidation of the company in the event the Conflicts Committee determines it is in the best interests of our stockholders. We will consider our offering stage complete when we are no longer publicly offering shares of our common stock and have not done so for one year. See “Description of Shares—Listing or Liquidation” below for a more detailed description of the circumstances in which we may list or liquidate.

RISK FACTORS

          An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

We do not have a prior operating history, which makes our future performance difficult to predict.

          We are a newly formed company with no prior operating history and may not be able to achieve our investment objectives. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist of a minimal amount of cash. As a result, an investment in our shares of common stock involves a significant amount of risk and may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not assume that our performance will be similar to the past performance of other REITs or real estate investment programs sponsored by our advisor. You will be relying entirely on the ability of our advisor to identify investments on our behalf and on our board of directors to oversee those investments and our advisor’s performance. For all of these reasons, you should be especially cautious when drawing conclusions about our future performance. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a discount to the initial offering price.

          There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In addition, any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the prohibited transferee will not acquire any rights in the shares. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. For a detailed description of the ownership limitations in our charter, see “Description of Shares—Restriction on Ownership of Shares—Ownership Limit.”

          We have adopted a share redemption plan, however, our board may amend, suspend or terminate the share redemption plan at any time if it determines that no funds are legally available to fund repurchases of our stock, the funds available to fund the plan are needed for other business or operational purposes or that amendment, suspension or termination of the plan is in the best interests of the stockholders. Further, the share redemption plan includes numerous restrictions that limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Shares—Share Redemption Plan.”

          As a result of these factors, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

You will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

          We have not yet acquired or identified any investments that we may make with the net proceeds of this offering and, therefore, we are considered to be a “blind pool.” As a result, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties that we may acquire or other investments that we may make. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate properties, debt and equity interests in real estate, and in other real estate-related assets. However, you will not have the right to accept or reject any of our proposed investments. Furthermore, you will be unable to evaluate the economic merit of real estate assets before we invest in them.

          As a result, you will have to rely on the ability of our advisor to select suitable and successful investment opportunities and on our board’s ability to appropriately oversee those investment opportunities and our advisor’s performance. We cannot assure you that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the limited assets that we acquire.

          This offering is being made on a “best efforts” basis, which means the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number, types and geographic locations of the investments that we make. In that case, the likelihood that the performance of any single asset would adversely affect our profitability will increase. Additionally, we are not limited in the number or size of our investments. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We may be unable to pay cash distributions to our stockholders or the cash distributions our stockholders receive may be less frequent or lower in amount than expected.

          If the revenues from the real estate assets we own do not exceed our operating expenses, we may reduce or cease cash distributions until such time as we sell a property or other investment. We currently expect to make distributions to our stockholders monthly, but may make distributions quarterly or not at all. All expenses we incur in our operations, including payment of interest to finance our investments and property acquisitions, are deducted from the cash funds generated by operations prior to computing the amount of cash available to be paid as distributions to our stockholders. Our directors will determine whether to make distributions and the amount and timing of any distributions. Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot determine how long it may take to generate sufficient available cash flow to make distributions or that sufficient cash will be available to make distributions. With no prior operating history, we cannot predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

          If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from other sources, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flow or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

The loss of or inability to replace Michael W. Reschke could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

          Our success depends to a significant degree upon the contributions of Michael W. Reschke, who serves as our Chief Executive Officer and as the Chairman and Chief Executive Officer of our advisor, and he would be difficult to replace. We do not have an employment agreement with Mr. Reschke. If Mr. Reschke were to cease his affiliation with us, our operating results could suffer and the value of your investment may decline.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

          We are dependent on our advisor to identify suitable investments on our behalf and to manage our operations and our portfolio of real estate assets. Our advisor will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our investments to conduct its operations. Any adverse changes in the financial condition of our advisor, including adverse changes to its other business activities and investments, or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

          Capital Financial Services, Inc., the dealer manager for this offering, has limited experience with offerings of the type described in this prospectus. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of investments and your overall return may be reduced.

          Our organizational documents permit us to pay dividends from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for the acquisition of properties or other investments and your overall return may be reduced.

We may incur mortgage indebtedness and other borrowings, which debt increases our risk of loss due to foreclosure.

          We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire assets by financing a portion of the purchase price and mortgaging or pledging some or all of the assets purchased as security for that debt. We also may incur debt on assets that we own at that time in order to obtain funds to acquire additional properties or investments. We can give you no assurance that we will be able to obtain or refinance such borrowings on satisfactory terms.

          If we do mortgage or pledge an asset and there is a shortfall between the cash flow from that asset and the cash flow needed to service debt on that asset, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt or other secured debt increases the risk of loss of a property or asset because defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the assets securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our assets would be treated as a sale of the asset. In any such transaction involving nonrecourse debt, the purchase price will be deemed to equal to the outstanding balance of the debt secured by the loan. If the outstanding balance of the debt secured by the loan exceeds our tax basis in the asset, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders on behalf of the entities that own our assets. When we give a guaranty on behalf of an entity that owns one of our properties or other assets, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any loan agreement contains cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.

          We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to pay dividends to you. Moreover, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

          Our policies do not limit us from incurring debt until our borrowings would exceed 50.0% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, and we may exceed this limit with the approval of the Conflicts Committee of our board of directors. During the early stages of this offering, we may be required to seek the approval of our Conflicts Committee in order to incur debt in excess of this limit. High debt levels would cause us to incur higher than anticipated interest charges and debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Conflicts of Interest

Our advisor and our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

          All of our executive officers and some of our directors are also officers, directors and/or equity holders in our advisor. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement with our advisor;

•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition and annual asset management fees;

•	property sales, which entitle our advisor to real estate commissions;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and annual asset management fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and annual asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a success-based fee.

          The acquisition and asset management fees our advisor receives in connection with our investments are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend larger transactions with a higher use of leverage.

Our advisor will face conflicts of interest relating to investment opportunities and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive investment opportunities, which could limit our ability to make distributions and reduce your overall investment return.

          We rely on our advisor, specifically its executive officers and real estate professionals, including Michael W. Reschke, to identify suitable investment opportunities for us. These real estate professionals may elect to retain an investment opportunity for our advisor’s own account or to direct an investment opportunity to any other affiliates of our advisor or to another investor if they, in their sole discretion, believe the investment opportunity is more suitable for our advisor or its applicable affiliate or other investor. In determining the allocation of investment opportunities, our advisor will consider various factors, including our investment objectives, portfolio and criteria, and will be subject to the review and oversight of our Conflicts Committee in accordance with the procedures and conditions set forth in our charter and advisory agreement. For a more detailed description of the investment allocation provisions that apply to our advisor, see “Certain Conflict Resolution Measures - Allocation of Investment Opportunities.” These allocation procedures may not prevent our advisor from taking action that is more favorable to itself, its affiliates or other entities or investors than to us. Thus, the executive officers and real estate professionals of our advisor could retain for our advisor, or direct to other entities or investors, attractive investment opportunities. Such events could result in us investing in properties that provide less attractive returns, reducing the level of dividends we may be able to pay to you. Further, our advisor and its personnel, including Mr. Reschke, are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate projects. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest

Our advisor will face conflicts of interest relating to joint ventures that we may form with it or its affiliates, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

          If approved by our Conflicts Committee, we may enter into joint venture agreements with our advisor or its affiliates for the acquisition, development or improvement of properties or other real estate investments. Our advisor and its affiliates may face a conflict in structuring the terms of the relationship and in managing the joint venture. Any joint venture agreements or transactions between us and our advisor will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Our advisor may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. As a result, our advisor and its affiliates may achieve certain benefits that are detrimental to our and your interests.

Our advisor, its affiliates and our executive officers will face competing demands relating to their time and this may cause our operations and your investment to suffer.

          All of our executive officers and two of our directors, Michael W. Reschke and David M. Trandel, are also executive officers of our advisor. As a result of their interests in our advisor, they will continue to engage in other business activities and will face conflicts of interest in allocating their time among us, our advisor and other activities in which they are involved. During times of intense activity in other programs and ventures, these employees may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Their loyalties to these other entities could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

          Our advisor and its affiliates will perform services for us in connection with the selection and acquisition of our investments and the management of our portfolio. The payment of these fees will reduce the amount of cash available for investment in real estate assets or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for the shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use between 81.56% and 89.38% of our gross offering proceeds, or between $8.16 and $8.94 per share, for investments and the repurchase of shares of our common stock under our share redemption plan. Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Risks Related to This Offering and Our Corporate Structure

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

          We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

          Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940; if we become an unregistered investment company, we could not continue our business.

          We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

          In order to be excluded from regulation under the Investment Company Act, we must engage primarily in the business of buying mortgages and other liens on or interests in real estate within one year of our formation. The position of the SEC staff generally requires us to maintain at least 55.0% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55.0% requirement, a real estate interest must meet various criteria. In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

          To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

          If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

          Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 130,000,000 shares of stock, of which 120,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of stock without stockholder approval. After your purchase in this offering, our board may elect to:

•	sell additional shares in this or future public offerings;

•	issue equity interests in private offerings;

•	issue share-based awards to our independent directors and others who provide services to us under our Equity Incentive Plan; or

•	issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation.

          To the extent we issue additional equity interests after you purchase shares in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, you also may experience dilution in the book value and fair value of your shares.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

          Until we invest the proceeds of the offering in real properties, debt and other investments, we generally plan to hold those funds in permitted investments that are consistent with preservation of liquidity and safety. The investments include money market funds, bank money market accounts and certificates of deposit or other accounts at third-party depository institutions. While we believe the funds are protected based on the quality of the investments and the quality of the institutions that hold our funds, there can be no assurance that continued or unusual declines in the financial markets will not result in a loss of some or all of these funds. In particular, money market funds have recently experienced intense redemption pressure and have had difficulty satisfying redemption requests. As such, we may not be able to access the cash in our money market investments. In addition, current cash flow from these investments is minimal.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

          We will seek to diversify our cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or “FDIC,” only insures amounts up to $250,000 per depositor per insured bank. It is likely that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions substantially in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our properties will be subject to the risks typically associated with real estate, including:

•	changes in general economic conditions;

•	adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in an area);

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

          A decrease in the value of our investments would have an adverse effect on our operations, the value of your investment and our ability to pay dividends to our stockholders.

Recent disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of our investments and our ongoing results of operations.

          Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial and residential real estate, resulting in fewer buyers seeking to acquire properties and consequent reductions in asset values. Furthermore, the current state of the economy and the implications of future potential weakening may negatively impact real estate fundamentals and result in continued declining property values. These events could have the following negative effects on us:

•	the values of our investments in commercial properties could decrease below the amounts we paid for the investments;

•	revenues from our properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible receivables; and

•	we may not be able to refinance our existing indebtedness or to obtain additional debt financing on attractive terms.

          In addition, because real estate investments are relatively illiquid, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. We, however, can give you no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you.

Rising expenses at both the property and the company level could reduce our net income and our cash available for distribution to stockholders.

          Our properties are subject to operating risks common to real estate in general, any or all of which may reduce our net income. If any property is not substantially occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties are subject to increases in property tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. If the leases for these properties do not require the tenants to pay such expenses, we would be required to pay some or all of those costs which would reduce our income and cash available for distribution to stockholders.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

          Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our contractors’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a contractor fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A contractor’s performance may also be affected or delayed by conditions beyond the contractor’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to contractors before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on your investment in us could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

          We believe that the current market for properties that meet our investment objectives is very competitive and many of our competitors have greater resources than we do. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay prices for properties and other investments that are higher than their fair market value, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

          We may enter into joint ventures with third parties to acquire properties and other assets. We also may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the return on your investment in us.

The costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to you.

          Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

          Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Our properties may be affected by our tenants’ operations, the condition of properties at the time we buy them, and operations in the vicinity of our properties, such as the presence of underground storage tanks or the activities of unrelated third parties.

          The presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flow and the return on your investment.

          There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

          We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund all losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

          More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. Any terrorist incident may, for example, deter people from traveling, which could affect the ability of our hotels to generate operating income and therefore our ability to pay distributions. Additionally, increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices.

Risks Related to Real Estate-Related Investments

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

          If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties decrease, our risk will increase because of the lower value of the security associated with such loans.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

          If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mortgage-backed securities in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

          Mortgage-backed securities are securities that evidence interests in, or are secured by, a single mortgage loan or a pool of mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans, including the credit risk associated with the performance of the underlying mortgages.

          In a rising interest rate environment, the value of mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting mortgage securities market as a whole.

          Mortgage-backed securities also are subject to several risks created through the securitization process. Some of the mortgage backed securities that we purchase may be subordinate in right of payment to other such securities in the pool. To the extent the collateral pool includes delinquent loans, there is a risk that principal and interest payments on these subordinate mortgage-backed securities will not be fully paid. Subordinate mortgage-backed securities are also subject to greater credit risk than those mortgage-backed securities that are more highly rated because subordinate mortgage-backed securities receive principal and interest payments only to the extent that the more senior securities have received the requisite principal and interest payments and there are otherwise funds available to make such payments.

If we use leverage in connection with our investments in mortgage-backed securities, the risk of loss associated with this type of investment will increase.

          We may use leverage in connection with our investments in mortgage-backed securities. Although the use of leverage may enhance returns and increase the number of investments that can be made, it also may substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying securities acquired. Therefore, such financing may mature prior to the maturity of the mortgage-backed securities acquired by us. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the mortgage-backed securities subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying mortgage-backed securities.

Our investments may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective.

          If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than the current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in fixed-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such loans. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

          We may use various investment strategies to hedge interest rate risks with respect to our portfolio of real estate-related investments. Although we only expect to engage in interest rate hedging transactions to hedge interest rate risks and not for speculation, the use of interest rate hedging transactions involves certain risks. These risks include: (i) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction not been utilized, in which case our performance would have been better had we not engaged in the interest rate hedging transaction, (ii) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction used and (iii) potential illiquidity for the hedging instrument used, which may make it difficult for us to close-out or unwind an interest rate hedging transaction. In addition, because we intend to qualify as a REIT, for federal income tax purposes we will have limitations on our income sources, and the hedging strategies available to us will be more limited than those available to companies that are not REITs. To the extent that we do not hedge our interest rate exposure and we dispose of mortgage-backed securities prior to their maturity, our profitability may be negatively impacted by increases in long-term interest rates.

Delays in restructuring or liquidating non-performing mortgage-backed securities could reduce the return on your investment.

          Mortgage-backed securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing mortgage-backed investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the underlying loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive.

Recent market conditions and the risk of continued market deterioration may continue and cause a decrease in the value of our real estate securities.

          The U.S. credit markets and the sub-prime residential mortgage market have recently experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have recently experienced increased rates of delinquency, foreclosure and loss. We may invest in any real estate securities, including mortgage-backed securities, that contain assets that could be classified as sub-prime residential mortgages. The values of many of these securities are sensitive to the volatility of the credit markets, and many of these securities may be adversely affected by future negative developments.

          The recent market volatility also has made the valuation of these securities more difficult, particularly the mortgage-backed securities. We will estimate the value of these investments by incorporating a combination of independent pricing agency and third-party dealer valuations, as well as comparable sales transactions. However, because there is significant uncertainty in the valuation of, or in the stability of the value of, certain of these securities holdings, the fair values of such investments may not reflect the prices that we would obtain if such investments were actually sold. Furthermore, due to the recent market events, many of these investments are subject to rapid changes in value caused by sudden developments which could have a material adverse effect on the value of these investments.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

          We may invest in mezzanine loans that take the form of subordinated loans secured by mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Our investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

          We may invest in real estate-related preferred equity securities, which securities involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans, subject to restrictions on transfer and not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

Our investments in real estate-related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

          Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

          Real estate-related common equity securities are generally unsecured and subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of:

•	limited liquidity in the secondary trading market and other restrictions on transfer;

•	substantial market price volatility resulting from changes in prevailing interest rates;

•	subordination to the prior claims of banks and other senior lenders to the issuer;

•	the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets;

•	the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and

•	the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn.

          These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

          Winston & Strawn LLP will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2009 and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2009. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions and Treasury regulations promulgated thereunder for which there are only limited judicial and administrative interpretations. Even a technical or inadvertent violation could jeopardize our ability to qualify as a REIT. The complexity of these provisions and of the applicable Treasury regulations is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. Winston & Strawn LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent Winston & Strawn LLP’s legal judgment based on the law in effect as of the date of this prospectus, which may change in the future, possibly with retroactive effect. Winston & Strawn LLP’s opinion will not be binding on the Internal Revenue Service or the courts.

          If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. We also could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Certain U.S. Federal Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

          If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Participants in our dividend reinvestment plan will be treated for tax purposes as having received a distribution equal to the fair market value of the shares received, even if they purchase the shares at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares—Dividend Reinvestment Plan—Tax Consequences of Participation.”

Dividends payable by REITs generally do not qualify for reduced tax rates.

          Dividends payable by U.S. corporations to individual domestic stockholders are generally subject to tax at a reduced rate of 15.0% (through the end of 2010), as opposed to higher ordinary income rates. Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares.

          In addition, the relative attractiveness of real estate in general may be adversely affected by the favorable tax treatment given to corporate dividends, which could negatively affect the value of our properties.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

          Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90.0% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100.0% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4.0% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85.0% of our ordinary income, 95.0% of our capital gain net income and 100.0% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100.0% “prohibited transaction” tax.

          For a discussion of these and other federal income taxes to which we may be subject, see “Certain U.S. Federal Tax Considerations—Taxation of Prime Realty Income Trust, Inc.—REIT Taxation.”

Our investments in debt instruments may cause us to recognize “phantom income” for federal income tax purposes even though no cash payments have been received on the debt instruments.

          It is expected that our operating partnership may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. If these debt instruments provide for “payment-in-kind” (or “PIK”) interest, we may recognize “original issue discount” for federal income tax purposes. Moreover, pursuant to our involvement in public-private joint ventures or other similar programs recently announced by the federal government, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair-market value of the modified debt is less than the principal amount of the outstanding debt. Also, certain previously modified debt we acquire in the secondary market may be considered to have been issued with the original issue discount of the time it was modified.

          In general, the operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

          In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, the operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

          As a result of these factors, there is a significant risk that the operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

To maintain our REIT status, we may be forced to make in-kind distributions or borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment or could result in your tax liability exceeding the cash you receive.

          To qualify as a REIT, we must distribute to our stockholders each year 90.0% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (ii) the effect of non-deductible capital expenditures, (iii) the creation of reserves or (iv) required debt or amortization payments.

          In order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year. As a stockholder, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities or liquidate otherwise attractive investments, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

          To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. See “Certain U.S. Federal Tax Considerations—Requirements for REIT Qualification” and “Annual Distribution Requirements.” Source-of-income and asset-diversification requirements for maintaining our qualification as a REIT may hinder our ability to make certain attractive investments and may require us to liquidate otherwise attractive investments.

          We also may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; or (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT distribution requirements could have an adverse effect on our business results, profitability, ability to execute our business plan and ability to operate solely on the basis of maximizing profits and the value of your investment.

Failure to qualify as a domestically controlled REIT could subject our non-U.S. holders to adverse federal income tax consequences.

          We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50.0% in value of our shares is held directly or indirectly by non-U.S. holders. However, we cannot guarantee that we will in fact be a domestically controlled REIT. If we fail to qualify as a domestically controlled REIT, our non-U.S. holders that otherwise would not be subject to federal income tax on the gain attributable to a sale of our common shares would be subject to taxation upon such a sale if either (a) the common shares were not considered to be regularly traded under applicable Treasury regulations on an established securities market, or (b) the selling non-U.S. holder owned, actually or constructively, more than 5.0% in value of the outstanding common shares being sold during specified testing periods. At the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market, and we can give you no assurance that they will be so traded in the future. If gain on the sale or exchange of our common shares was subject to taxation for these reasons, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain on a net basis in a manner similar to the taxation of a taxable domestic stockholder, the purchaser of the shares could be required to withhold 10.0% of the purchase price and remit such amount to the Internal Revenue Service, and corporate non-U.S. holders may be subject to an additional branch profits tax, as described in “Certain U.S. Federal Tax Considerations —Taxation of Foreign Stockholders.”

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

          The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common shares. The U.S. federal tax rules that affect REITs constantly are under review by persons involved in the legislative process, the Internal Revenue Service and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to Treasury regulations and interpretations. Revisions in U.S. federal tax laws and interpretations thereof could cause us to change our investments and commitments, which could also affect the tax considerations of an investment in our common shares.

If our operating partnership failed to qualify as a partnership for federal income tax purposes, we could fail to qualify as a REIT and suffer other adverse consequences.

          We believe that our operating partnership is organized and will be operated in a manner so as to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. As a partnership, it will not be subject to federal income tax on its income. Instead, each of its partners, including us, will be allocated its share of the operating partnership’s income. No assurance can be provided, however, that the Internal Revenue Service will not challenge its status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the Internal Revenue Service were successful in treating our operating partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, we could fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, could cease to qualify as a REIT. Also, the failure of our operating partnership to qualify as a partnership would cause it to become subject to federal corporate income tax, which would reduce significantly the amount of its cash available for debt service and for distribution to its partners, including us. See “Certain U.S. Federal Tax Considerations—Tax Aspects of Investments in Our Operating Partnership” for more information.

The ability of our board of directors to revoke our REIT election without stockholder approval may cause material adverse consequences to our stockholders.

          Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our taxable income to our stockholders, which may have material adverse consequences on the total return to our stockholders.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

          Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•

part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

          See “Certain U.S. Federal Tax Considerations—Taxation of Tax-Exempt Stockholders” for further discussion of this issue if you are a tax-exempt investor.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

          We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

The stock ownership limits imposed by the Code and our charter may restrict our business combination opportunities.

          To qualify as a REIT under the Code, not more than 50.0% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. In addition, the beneficial ownership of our shares must be held by 100 or more persons for at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

          We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. Unless an exemption is granted by our board of directors, no person or group of persons (as defined to include entities) may own more than 9.8% of our aggregate outstanding shares. In addition, any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the prohibited transferee will not acquire any rights in the shares. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. For a detailed description of the ownership limitations in our charter, see “Description of Shares—Restriction on Ownership of Shares—Ownership Limit.”

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

          The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75.0% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Liquidation of assets may jeopardize our REIT status.

          To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100.0% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

          The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk on a qualified indebtedness generally will not constitute gross income for purposes of the 75% or 95% income tests applicable to REITs. In addition, income from certain foreign currency or other currency hedging transactions generally does not constitute gross income for purposes of the 75% or 95% income tests. We, therefore, may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Employee Benefit Plan Risks

There are special considerations that apply to employee benefit plans, individual retirement accounts and other entities subject to ERISA, the Internal Revenue Code or similar laws.

          There are special considerations that apply if you are investing the assets of:

•	an employee benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan);

•	an individual retirement account or plan subject to Section 4975 of the Internal Revenue Code (such as an IRA, a Keogh plan or other plan subject to Section 4975 of the Internal Revenue Code);

•	a governmental plan (such as a retirement system or a Section 457 plan subject to laws similar to ERISA or Section 4975 of the Internal Revenue Code);

•	an entity whose assets are treated as plan assets (such as a collective investment fund or a fund of funds subject to ERISA, Section 4975 of the Internal Revenue Code or similar laws).

We refer to those plans and other entities as “plans.”

          In considering the investment of the assets of a plan in our shares, you should satisfy yourself that:

•

the plan’s investment in our shares is prudent, considering the nature of an investment in our shares in the context of the plan’s portfolio, the expected return on the investment in our shares, the illiquid nature of our shares, the fees and expenses associated with the investment in our shares and our lack of operating history;

•	the investment in our shares satisfies applicable diversification requirements and other applicable laws;

•	the plan’s investment in our shares is consistent with the governing documents of, and laws applicable to, the plan, including the plan’s investment policy;

•

the investment by the plan in our shares will not constitute a prohibited transaction under Section 406 or Section 4975 of the Internal Revenue Code for which no exemption is available or result in a violation of any similar laws;

•	you have taken into account that certain types of income or gain recognized by the plan by reason of an investment in our shares may be treated as “unrelated business taxable income”; and

•

the plan will be able to value its assets in accordance with applicable legal requirements and applicable provisions of the plan’s governing documents given that our advisor will report value as the most recent price paid for our shares, the value will not be independently determined and no additional information on valuation will be available.

          For a discussion of the considerations associated with an investment in our shares by a plan, see “Certain Employee Benefit Plan Considerations” for details.

If our assets are deemed to be assets of an employee benefit plan, individual retirement account or other entity subject to ERISA, the Internal Revenue Code or similar laws, we may be forced to forego otherwise attractive investment opportunities, liquidate otherwise attractive investments and/or dissolve.

          In some circumstances, where employee benefit plans, individual retirement accounts or other entities subject to ERISA, the Internal Revenue Code or similar laws hold interests in an entity, the assets of the entity may be deemed to be plan assets subject to ERISA, Section 4975 of the Internal Revenue Code or similar laws. This is often referred to as the “look-through rule.” If our assets were treated as being plan assets, our advisor and our board of directors would be ERISA fiduciaries with respect to our assets, and our assets would be subject to the fiduciary and prohibited transaction rules of ERISA, Section 4975 of the Internal Revenue Code and potentially subject to similar laws. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our advisor or us or that we restructure our activities in order to qualify for an exemption from the prohibited transaction rules. Furthermore, if our assets were treated as plan assets, we might be forced to forego otherwise attractive opportunities, liquidate otherwise attractive investments before we otherwise would or dissolve. This may limit our ability to invest effectively and may delay or hinder our ability to meet our investment objectives and reduce the overall return on your investment in our shares. Prior to making an investment in our shares, you should consult with your legal and other advisors concerning the impact of ERISA, the Internal Revenue Code and similar laws on the plan’s investment and our performance. See the section of this prospectus entitled “Certain Employee Benefit Plan Considerations” for details.

ESTIMATED USE OF PROCEEDS

          The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 250,000 shares and the maximum of 60,000,000 shares of common stock. Certain of the amounts set forth below represent our best estimate based on currently available information. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use between 81.56% and 89.38% of our gross offering proceeds, or between $8.16 and $8.94 per share, for investments and the repurchase of shares of our common stock under our share redemption plan. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon the acquisition of properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our investments. Although our board has the authority under our organizational documents to change our distribution policy, our distribution policy does not allow the use of the proceeds of this offering to pay distributions.

	250,000 Shares		60,000,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (50,000,000 shares) ($10.00/share)		Dividend Reinvestment Plan (10,000,000 shares) ($9.50/share)
							Total (60,000,000 shares)
	$	%	$	%	$	%	$	%
Gross Offering Proceeds	2,500,000	100.00	500,000,000	100.00	95,000,000	100.00	595,000,000	100.00
Selling Commissions	175,000	7.00	35,000,000	7.00	2,850,000	3.00	37,850,000	6.36
Dealer Manager Fee	75,000	3.00	15,000,000	3.00	—	—	15,000,000	2.52
Other Organization and Offering	125,000	5.00	5,000,000	1.00	950,000	1.00	5,950,000	1.00
Expenses(1)
Acquisition Fees(2)	86,000	3.44	4,400,000.88		—	—	4,403,000.74

Amount Available for Investment(3)	2,039,000	81.56	440,600,000	88.12	91,200,000	96.00	531,797,000	89.38

(1)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursing the dealer manager for amounts it may pay to reimburse the broker-dealer for the bona fide due diligence expenses, amounts it may pay to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15.0% of aggregate gross offering proceeds. See “Plan of Distribution.”

(2)

This table excludes debt proceeds. To the extent we fund property acquisitions with debt, the amount available for investment and the amount of acquisition fees will be proportionately greater. This table also assumes that we will use all net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share redemption plan. To the extent we use such net proceeds to acquire real estate, our advisor would earn the related acquisition fees. The acquisition fees payable by us to our advisor equals 1.0% of the contract purchase price of each investment acquired by us. In addition to these acquisition fees, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See Note 3 below. Our advisor is also entitled to receive development and construction management fees in the event it performs development and/or construction management services, as applicable, for any property acquired by us. See “Management

Compensation” for additional detail regarding these development and construction fees. This table excludes these development and construction management fees.

(3)

Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate and other assets. Until required in connection with the acquisition and development of properties and other investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment may also include anticipated capital improvement expenditures, tenant leasing costs and foreclosure costs for non-performing loans that we acquire.

MANAGEMENT

Board of Directors

          We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board’s direction and oversight. Under the Maryland General Corporation Law, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interest and with the care of an ordinarily prudent person in a like position under similar circumstances.

          As of the date of this prospectus, we have a total of two directors on our board of directors, neither of whom are independent. However, prior to commencing this offering pursuant to an effective registration statement, we will have a total of five directors, three of whom will be independent of us, our advisor and our respective affiliates. Prior to the commencement of this offering, our full board of directors will determine that each of our independent directors will be “independent” within the meaning of the applicable (i) provisions set forth in our charter, and (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), independence rules set forth in the NYSE Listed Company Manual. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

          Our charter defines an “independent director” as a person who is not an officer or employee of ours or our advisor, is not an affiliate of ours or our advisor and has not otherwise been affiliated with such entities for the previous two years. We refer to our directors who are not independent as our “affiliated directors.” Our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than 5.0% of his annual gross revenue in the last two years from our advisor or any affiliate of our advisor, or if more than 5.0% of his net worth, on a fair market value basis, has come from our advisor or any affiliate of our advisor.

          Our bylaws provide that the number of our directors may be established from time to time by a majority of our board of directors but, subject to future amendment by our board, may not be less than 5 nor more than 9. Our charter provides that, after commencement of this offering, a majority of the directors must be independent directors. In addition, each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us, and at least one of the independent directors must have at least three years of relevant real estate experience. Our Conflicts Committee will nominate replacements for vacancies among the independent directors.

          Each director will be elected by the stockholders and will serve for a term of one year and until a successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

          Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

          A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation or incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining members of the Conflicts Committee. If there are no remaining members of the Conflicts Committee, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter.

          The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

          The directors have established written investment policies regarding our operations, borrowings and other administrative procedures. Our directors, including our independent directors, are responsible for supervising our operations to ensure that our investments are consistent with these policies and the investment objectives set forth in our charter. They also will monitor the performance of our advisor to assure that such policies are carried out in the best interests of our stockholders. Any change in the investment objectives set forth in our charter must be approved by the stockholders.

Committees of our Board

          Our board of directors may establish those committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Members of each committee will be appointed by our board of directors to serve a one-year term or until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal. Our board of directors intends to establish an Audit Committee, Conflicts Committee and Compensation Committee. As of the date of the final prospectus, each of these committees will be comprised of three directors, each of whom will be independent directors.

Audit Committee

          The Audit Committee will meet on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function will be to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to our stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process.

Conflicts Committee

          Our board of directors will establish a Conflicts Committee to review specific matters that our board believes may involve conflicts of interest and to determine whether the resolution of the conflict of interest is reasonable and fair to us and our stockholders. The Conflicts Committee will be responsible for reviewing and approving the terms of all transactions between us and our advisor or its affiliates or any member of our board of directors, including any acquisitions from our advisor and its affiliates. The Conflicts Committee must also review our investment policies at least annually to determine that the policies being followed are in the best interests of the stockholders.

          The Conflicts Committee will also be responsible for reviewing the performance of our advisor and, along with our board of directors, including the independent directors, will be responsible for determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. As part of its review of our advisor’s compensation, the Conflicts Committee will consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	the rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor and its affiliates for their own accounts and for their other clients.

          The Conflicts Committee will also be responsible for reviewing and determining, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. Additionally, the Conflicts Committee has the responsibility of limiting our operating expenses to an amount that does not exceed the limitations imposed by our charter, unless the Committee determines that a higher level of expenses is justified for a particular year based upon unusual and non-recurring factors. In performing all of its duties imposed by our charter, the Conflicts Committee must conform to the standard of conduct required under the Maryland General Corporation Law.

          In addition, our Conflicts Committee will be responsible for determining when liquidation is in the best interests of our stockholders. If we do not list shares of our common stock on a national securities exchange by the seventh anniversary of the completion of our offering stage, we will seek stockholder approval of an extension or amendment of this deadline. If we do not obtain stockholder approval of an extension or amendment to the listing deadline, we intend then to adopt a plan of liquidation and commence an orderly liquidation of our assets and investments, unless a majority of the Conflicts Committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the Conflicts Committee determines that liquidation is not then in the best interests of our stockholders, our charter requires that the Committee reevaluate the merits of liquidation at least annually.

Compensation Committee

          Our board of directors will establish a Compensation Committee to administer our Equity Incentive Plan, described below. The primary function of the Compensation Committee will be to administer the granting of awards to the independent directors and other eligible recipients based upon recommendations from our advisor, and to set the terms and conditions of such awards in accordance with our Equity Incentive Plan.

Compensation of Directors

          We will pay each of our independent directors an annual fee of $25,000, plus $1,000 for each board of directors or committee meeting attended. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director. However, all directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors or of our committees.

Equity Incentive Plan

          We adopted our Equity Incentive Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits; and

•

increase the interest of the participants in the equity investment plan, including our independent directors, in our welfare through their participation in the growth in the value of our common shares.

          The Equity Incentive Plan provides for the grant of awards to our full-time employees (in the event we ever have employees), full-time employees of entities, other than our advisor or its affiliates, that provide services to us, our independent directors, directors of entities, other than our advisor or its affiliates, that provide services to us and certain of our consultants. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares, restricted share units share appreciation rights, and/or dividend equivalent rights. The total number of common shares reserved for issuance under the Equity Incentive Plan is equal to 5.0% of our outstanding shares on a fully diluted basis at any time, but shall not exceed 2,500,000 shares of our common stock.

          Options entitle the holder to purchase common stock for a specified exercise price during a specified period. Under the Equity Incentive Plan, we may grant options that are intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100.0% of the fair market value of the common shares underlying the option on the date of grant and will expire, with certain exceptions, ten years after such date.

          Restricted share awards entitle the recipient to common shares, and restricted share units entitle the recipient to common shares or to cash equal to the fair market value of common shares, from us under terms that provide for vesting over a specified period of time or upon the occurrence of certain events. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

          Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common shares) equal to the excess of the fair market value of the common shares underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date.

          Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on our common shares. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

Compensation Committee Interlocks and Insider Participation

          Because our advisory agreement provides that our advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us, but may be compensated for their services to us by our advisor or other affiliates. See the “Management Compensation” section of this prospectus for additional details regarding the fees of other compensation payable by us to our advisor.

Limited Liability and Indemnification of Directors, Officers and Others

          Our charter limits the personal liability of our directors and officers to the corporation and our stockholders for monetary damages to the fullest extent permitted by Maryland law. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

          Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, if the proceeding is by the corporation or in its right, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. In a proceeding charging improper personal benefit, a director or officer may not be indemnified for a judgment of liability on the basis that personal benefit was improperly received. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

          Our charter provides that we will generally indemnify our directors and officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities to the fullest extent permitted by Maryland law, except as described below. In addition, our charter permits us to indemnify our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, our charter provides that our directors, our advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by them only if all of the following conditions are met:

•	our directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

          In addition, our charter provides that we will not provide indemnification to our directors, our advisor and its affiliates for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered and sold as to indemnification for violations of securities laws.

          Our charter provides that we may advance funds to directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

          The aforementioned charter provisions will not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

          Additionally, we have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to an obligation to reimburse us if it is subsequently determined that indemnification is not permitted. In accordance with these agreements and the provisions of our charter, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance.

          To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

          The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

          Our advisory agreement and agreements with affiliates who perform other services for us will contain similar indemnification provisions. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in such agreements. Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified parties.

Directors and Executive Officers

          As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position

Michael W. Reschke	53	Chairman of the Board of Directors and Chief Executive Officer

Lawrence J. Vogler	60	President

David M. Trandel	44	Director and Chief Operating Officer

Mark K. Cynkar	53	Senior Vice President and Chief Financial Officer

Robert J. Rudnik	54	Executive Vice President, Secretary and General Counsel

David C. Sharp	36	Senior Vice President

Jeffrey P. Breaden	32	Senior Vice President

          Mr. Michael W. Reschke will serve as our Chief Executive Officer and the Chairman of our Board of Directors. Mr. Reschke also serves as the Chief Executive Officer and Chairman of our advisor. Mr. Reschke formed The Prime Group in 1980 and for the last twenty-nine years, has directed and managed the development and acquisition of over $10.0 billion of institutional-quality real estate projects across the United States. The Prime Group is privately owned with no publicly-traded affiliates and it and its affiliates currently have a development portfolio in excess of $1.5 billion. Mr. Reschke continues to manage and direct The Prime Group’s real estate development and investment activities. From 2000 through 2003, Mr. Reschke served on the board of World Business Chicago, a public-private non-profit organization founded in 2000 to promote and market the City of Chicago on a national basis to business leaders looking for a place to start, expand, or relocate their businesses. Mr. Reschke is a member of the Real Estate Roundtable in Washington, D.C., the Urban Land Institute, the Economic Club of Chicago, and the Chicago Chamber of Commerce. Mr. Reschke is a summa cum laude graduate from Northern Illinois University, receiving a B.S. degree in Accounting with Honors in 1977. Mr. Reschke also is a summa cum laude graduate from the University of Illinois College of Law, receiving a Juris Doctorate degree in 1980. Mr. Reschke is licensed to practice law in the State of Illinois.

          Mr. Lawrence J. Vogler will serve as our President. Mr. Vogler has over 30 years of experience in commercial real estate and finance and has served as the President of our advisor since 2004. From 1996 to 2004, Mr. Vogler served as the Executive Managing Director of HIGroup (formerly Richard Ellis International), with responsibilities for key client relationships and directed the capital market needs for both the domestic and foreign relationships of the firm. In this capacity, Mr. Vogler traveled extensively abroad both in Asia and Europe working with foreign capital sources that had an investment presence in American real estate. Prior to joining HIGroup, Mr. Vogler served as Managing Director of Geller & Co. (now Strategic Hotel Capital, Inc.), a firm specializing in asset management and strategic planning for hospitality assets located in Chicago, Illinois. From 1979 through 1991, Mr. Vogler worked for NationsBank of North Carolina (now BankAmerica), where he was eventually promoted to the position of Executive Vice President overseeing all lending and real estate functions within the bank for the Southeast region. Mr. Vogler received a B.S. degree from Bradley University in 1971 and a M.S. degree in Urban Affairs from the University of Wisconsin-Milwaukee in 1973. Mr. Vogler is a frequent contributor at various industry events in the United States, Europe and Asia, speaking on topics including cross-border capital trends and the increasing appeal of U.S. real estate to foreign investors. He is a member of various industry organizations including the ULI-UDMUC Silver Council and the Capital Markets Committee of The Real Estate Roundtable. He is also a Fellow of the Royal Institution of Chartered Surveyors.

          Mr. David M. Trandel will serve as our Chief Operating Officer and as a member of our Board of Directors. Since October 2003, he has served in various capacities with our advisor and currently serves as Vice Chairman and Chief Operating Officer. In his capacity as Vice Chairman and Chief Operating Officer of our advisor, he oversees strategic planning and business development of The Prime Group and is responsible for managing its day-to-day operations. Mr. Trandel has over 20 years of capital markets, investment banking and securities industry experience and has led or participated in over $2.0 billion of public and private financings. Mr. Trandel founded and served as President of Chicago-based PrairiePoint Capital, LLC from October 2001 until October 2003. From June 2001 through October 2001, Mr. Trandel served as President and Chief Operating Officer of Advanced Equities, Inc., a Chicago-based investment banking firm. Mr. Trandel co-founded and from June 1996 to January 2001 served in various capacities, including Executive Vice President and Director of Sales and Marketing for Madison Securities, Inc., a Chicago-based investment banking firm. Mr. Trandel began his career with L.F. Rothschild, Uttenberg & Tobin in 1987, and served as a Vice President of Bear Stearns & Company, Lehman Brothers and Stifel Nicolaus before co-founding Madison Securities, Inc. Mr. Trandel holds a B.B.A. in finance and economics from the University of Iowa. He is an active member of The Real Estate Roundtable and the Urban Land Institute.

          Mr. Mark K. Cynkar will serve as our Chief Financial Officer and Senior Vice President. Mr. Cynkar has served as Chief Financial Officer and Senior Vice President of our advisor since December 1996, and continues to serve in such capacity. From October 1989 through December 1996, Mr. Cynkar served as Senior Vice President and Director of Taxation of our advisor. Prior to joining our advisor, Mr. Cynkar had eleven years of tax experience with the public accounting firms of Ernst & Young and Coopers & Lybrand. Mr. Cynkar is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. Cynkar holds a B.S. in Commerce and a M.S. in Taxation from DePaul University.

          Mr. Robert J. Rudnik  will serve as our Executive Vice President, Secretary and General Counsel. Mr. Rudnik serves as Executive Vice President, General Counsel and Secretary of our advisor, and has served in such capacity since April 1984. From May 1997 through September 2002, Mr. Rudnik also served as Executive Vice President, General Counsel and Secretary of Brookdale Living Communities, Inc. Mr. Rudnik began his career in 1979 at Winston & Strawn LLP, a Chicago-based law firm, practicing in the tax and corporate law departments. Mr. Rudnik is a cum laude graduate of the University of Florida Law School, earning his Juris Doctorate degree and his master degree (LLM) in the laws of taxation. He earned his B.B.A. concentrating in accounting, with honors, from the University of Notre Dame. Mr. Rudnik is a member of the bar associations of State of Illinois and the State of Florida and was certified as a public accountant in the State of Florida.

          Mr. David C. Sharp will serve as one of our Senior Vice Presidents. Mr. Sharp serves as Senior Vice President of Finance of our advisor, and has served in such capacity since August 2008. Mr. Sharp has over 12 years of real estate investment and banking experience with institutional capital providers as well as private investors and real estate development companies. From July 2006 through April 2008, Mr. Sharp was an executive at a private real estate development company in Indianapolis, Indiana, overseeing financing strategies and capital markets related to the company’s real estate portfolio. From March 1998 though July 2006, Mr. Sharp was employed by Fremont Investment and Loan, serving as Vice President / Senior Loan Originator since January 2001 in its Chicago regional office, completing over $1.1 billion in structured debt mortgages and was responsible for origination, marketing, underwriting, due diligence and documentation of transactions for the firm’s Midwest region. Mr. Sharp began his career with Commerce Bank of St. Louis in 1996, and also held positions at Grubb & Ellis in Chicago. Mr. Sharp holds a B.B.A. in business administration with emphasis in finance from the University of Iowa.

          Mr. Jeffrey P. Breaden will serve as our Senior Vice President. Since September 2004, Mr. Breaden has served, and continues to serve, as a Senior Vice President of our advisor. From August 1999 through September 2004, Mr. Breaden served as Vice President at the Chicago-based real estate investment banking firm, HIGroup, LLC, where he underwrote assets sales and financings. Mr. Breaden received his B.A. from Northwestern University.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

          We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. We, our operating partnership and our advisor are parties to an advisory agreement. Our advisor performs its duties and responsibilities under the advisory agreement as a fiduciary of the company and our stockholders.

Experience of Our Advisor

          Our advisor is a private real estate company that was formed in 1980 by Michael W. Reschke. Through our advisor and its various affiliates, Mr. Reschke has financed, developed and acquired more than $10.0 billion of institutional-quality real estate across a wide spectrum of institutional real estate classes and investment structures during his 29-year real estate career.

	Square Feet (Units)	Investment (in thousands)
Office	19,300,000	$2,800,000
Industrial	7,000,000	400,000
Multi-Family	(15,000)	1,010,000
Senior Housing	(6,000)	640,000
Condominium	(1,100)	770,000
Retail	12,000,000	3,100,000
Hospitality	(1,000)	675,000
Land Development	N/A	460,000
Mortgages	N/A	270,000
Total		$10,125,000

          Under Mr. Reschke’s guidance, our advisor and its affiliates gained national recognition as the developer of some of the more architecturally-significant and technologically-advanced office towers in America, and as a leader in the development of affordable rental housing and tax-exempt bond financing, as well as the development of master-planned, mixed-use communities and luxury residential and senior housing. In the 1990s, our advisor became the founding shareholder of four publicly-traded real estate companies, each being the successor to an operating division of our advisor. See “Prior Performance Summary” for a description of these publicly-traded companies. For the past ten years, our advisor’s real estate investment activities have been financed by equity investments for their own account, loans from banks and other similar lenders or though private joint venture arrangements and have not been financed by public or private offerings of securities. Our advisor’s experience with respect to each asset class is described below.

Office

          Our advisor owns and is redeveloping two historic office buildings in downtown Chicago located at 11 S. LaSalle Street and 208 S. LaSalle Street. Our advisor also has announced plans to develop a new Class A 55-story office tower at 400 W. Randolph, containing 1,200,000 rentable square feet, in downtown Chicago on the west bank of the Chicago River. Listed below are some of the more significant office projects in downtown Chicago and in other major urban centers developed, re-developed or renovated by our advisor, its affiliates and its successors-in-interest, including Prime Group Realty Trust (NYSE: PGE), which was the successor to our advisor’s office/industrial division.

          Development Projects

•	77 West Wacker (1992: 945,000 rentable square feet (“rsf”)) in downtown Chicago

•	Citadel Center (2002: 1,525,000 rsf) in downtown Chicago

Redevelopment Projects

•	180 North LaSalle (1997-2003: 785,000 rsf) in downtown Chicago

•	Continental Towers (1997-2003: 1,000,000 rsf) in suburban Chicago

•	Greenway Plaza (1989-1994: 4,000,000 rsf) in Houston

•	Plaza of the Americas (1990-1995: 1,200,000 rsf) in Dallas

Other Office Acquisitions

•	IBM Plaza (1998: 1,350,000 rsf) in downtown Chicago

•	208 North LaSalle (1997: 865,000 rsf) in downtown Chicago

•	122 South Michigan (1997: 335,000 rsf) in downtown Chicago

•	33 North Dearborn (1997: 335,000 rsf) in downtown Chicago

•	33 West Monroe (1999: 885,000 rsf) in downtown Chicago

•	approximately 3,000,000 rsf of various office buildings located in suburban Chicago

Industrial

          Our advisor, its affiliates and its successors-in-interest, including PGE, have acquired approximately 3,000,000 rentable square feet of industrial buildings and have developed or redeveloped approximately 4,000,000 rentable square feet of industrial properties, including the Aurora Business Park, the Libertyville Business Center, the Chicago Enterprise Center, the Hammond Enterprise Center, and the East Chicago Enterprise Center, all located throughout the Chicagoland area or northwest Indiana.

Multi-Family

          Since the early 1980’s, our advisor, its affiliates and its successors-in-interest, including Ambassador Apartments, Inc. (NYSE: AAH), which was the successor to our advisor’s multi-family division, have developed and redeveloped over 15,000 multi-family units across the United States, ranging from the development of high-end luxury apartments to the construction and/or redevelopment of low and moderate rental housing financed with tax-exempt housing bonds.

Senior Housing

          Our advisor, its affiliates and its successors-in-interest, including Brookdale Living Communities, Inc. (NASDAQ: BLCI), which was the success-or-interest to our advisor’s senior housing division, have acquired or developed more than 5,000 senior housing units with a primary focus on luxury rental senior independent housing, with a 15% to 20% assisted living component. Notable developments include the Island on Lake Travis near Austin, Texas; The Devonshire in Lisle, Illinois; The Heritage in Des Plaines, Illinois; and The Hallmark at Battery Park in Battery Park, New York.

Condominium

          Our advisor and its affiliates have developed more than $500 million of luxury condominiums and townhouses in the Midwest and in Spain. Currently, our advisor is developing a $155 million luxury 35-story condominium tower in the heart of Chicago’s Gold Coast at 10 East Delaware.

Retail

          Beginning in 1988, our advisor, through its retail division and successors-in-interest, including Prime Retail Inc. (NYSE: PRT), which was the successor to our advisor’s retail division, became one of the leading developers and owner/operators of factory outlet centers in the United States, with a portfolio that grew to over 12.0 million square feet. Our advisor was an innovator in the industry, having first introduced a site plan based around a “village street” concept and amenities such as food courts with extensive indoor seating areas, children’s playground areas and bus driver lounges. Currently, our advisor is developing a 400,000 square foot outlet mall in Country Club Hills, a southwest suburb of Chicago, and a 135,000 square foot grocery-anchored shopping center at 39th and State Street, south of downtown Chicago.

Hospitality

          Our advisor is currently developing a 610-key full service luxury hotel in downtown Chicago to be operated as the “J.W. Marriott-Chicago.” The $316.0 million hotel project is being constructed in the lower twelve floors of an historic office building located at 208 S. LaSalle Street. Our advisor also is developing two luxury full service boutique hotels in downtown Chicago: a 245-key luxury brand hotel at 11 S. LaSalle and a 237-key Hotel Gansevoort at 508 N. State Street.

Land Development

          Our advisor has developed over 3,500 acres of land, primarily in the Chicagoland area, central Texas and Barcelona, Spain. Our advisor’s most notable projects include a 2,750 acre master-planned community in Huntley, Illinois, which is northwest of Chicago and Diagonal Mar, a mixed-use waterfront development in downtown Barcelona, Spain, featuring a 1.2 million square foot regional mall and over 3,000 housing units.

Mortgages

          Our advisor and its affiliates have originated and sold mortgage notes across a wide spectrum of real estate classes, including office, multi-family and retail properties.

Competitive Advantages

          We believe our relationship with our advisor will lead to several competitive advantages that will allow us to achieve our investment objectives and successfully execute our investment strategy, including:

•

Extensive Real Estate Expertise. As described above, our advisor and its personnel, Mr. Reschke in particular, have a long history of developing, financing and actively managing a broad spectrum of institutional-quality real estate assets.

•

Flexible Investment Strategy. We believe the breadth of our advisor’s real estate experience will enable us to pursue a diverse range of real estate opportunities, rather than limit our opportunities to one or a limited number of real estate classes. We intend to invest in different classes of real estate debt and equity, from time to time, that our advisor believes offers the highest risk-adjusted returns at that time. We also will seek to be flexible in structuring our investments with more emphasis on debt or equity, as the situation warrants, allowing us to achieve attractive risk-adjusted return from each investment opportunity. We believe that the flexibility offered by our advisor’s broad experience differentiates us from both focused equity REITs and “opportunistic” real estate funds.

•

Value-Add Management Approach. Our advisor practices a “hands-on,” value-added management approach that applies the real estate expertise and experience of its personnel to the management of its real estate properties and investment portfolio.

•

Joint Venture and Co-Investment Strategy. Our advisor has extensive experience with joint ventures and other co-investment arrangements for real estate investments and has existing relationships with various institutional real estate investors. These arrangements will allow us to diversify our portfolio by co-investing with these investors, from time to time, in larger properties without restricting our investment concentration. We believe these investment vehicles also will help us maximize our return on investments by earning, in addition to returns from the investment, incentive and other advisory fees that are typically received in such co-investments.

Duties of Our Advisor

          Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	participate in formulating an investment strategy consistent with achieving our investment objectives;

•

research, identify and review potential real estate investments consistent with our investment policies and objectives, including acquisitions of real property, investments in mortgages and other loans or purchases of preferred and common equity interests in real estate portfolios;

•	negotiate the terms and conditions of transactions pursuant to which we invest in real estate assets and subsequently dispose of our assets;

•

actively oversee and manage our portfolio of real estate assets for purposes of meeting our investment objectives, by providing property management services, supervising construction projects and monitoring our loan portfolios;

•	manage our day-to-day affairs, by providing financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select partners for joint ventures and other co-investment arrangements, negotiate the terms of corresponding agreements and monitor these investments and relationships;

•	arrange for financing and refinancing of the various mortgages and/or other loans that we may have on our properties or other assets from time to time; and

•	participate with our board of directors, as appropriate, in discussions regarding when and whether to sell the company or liquidate our assets.

         The above summary is provided to illustrate the material functions which our advisor will perform for us and it is not intended to include all of the services which may be provided to us by our advisor or by third parties engaged by our advisor.

          The following individuals will have primary responsibility for management decisions, including the identification of potential investments, the negotiation of the terms of these investments, the management of our real estate properties and investment portfolio and the disposition of our properties and other assets. As of the date of this prospectus, the executive officers of our advisor and their offices include the following:

Michael W. Reschke	Chairman and Chief Executive Officer
Lawrence J. Vogler	President
David M. Trandel	Vice Chairman and Chief Operating Officer
Robert J. Rudnik	Executive Vice President, General Counsel and Secretary
Mark K. Cynkar	Senior Vice President and Chief Financial Officer
David C. Sharp	Senior Vice President
Jeffrey P. Breaden	Senior Vice President

          For biographical information regarding these individuals, see “Management—Directors and Executive Officers.”

The Advisory Agreement

          The term of the advisory agreement expires one year after the date of this prospectus, subject to renewal by our board of directors for an unlimited number of successive one-year periods. The Conflicts Committee will evaluate the performance of our advisor and make a recommendation to our board of directors prior to any renewal of the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” as defined in the advisory agreement;

•	without cause by either our advisor or a majority of our Conflicts Committee, in each case upon 60 days’ written notice to the other party; or

•	with “good reason” by our advisor upon 60 days’ written notice.

          “Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement by us that remains uncured for a period of thirty (30) days. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct or willful misconduct by the advisor or a material breach of the advisory agreement by our advisor that remains uncured for a period of thirty (30) days.

          In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

          Our advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor’s key personnel must devote sufficient resources to our business operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to one of its affiliates upon approval of our Conflicts Committee.

          We will reimburse or otherwise pay our advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

up to 1.0% of the gross offering proceeds from the sale of our common shares in the primary offering for organization and offering expenses, including legal, accounting, printing and other offering expenses, as well as distribution related costs and expenses of the dealer manager and participating broker dealers, including bona-fide due diligence expenses;

•	the annual cost of goods and materials used by us, including brokerage fees paid in connection with the purchase and sale of our investments; and

•

administrative services, including related personnel costs, provided, however, that we will not reimburse for personnel costs in connection with services for which our advisor receives acquisition fees, asset management fees or real estate commissions.

          Our advisor will be entitled to retain the balance of any portion of the 1.0% expense allowance it receives in excess of the actual organization and offering expenses it incurs; and our advisor will be obligated to pay any organization and offering expenses of the company, other than the sales commissions and dealer manager fee, in excess of the 1.0% expense allowance.

          Our advisor must reimburse us at least annually for reimbursements paid in any year to the extent that such reimbursements to our advisor cause our annual operating expenses to exceed the greater of:

•	2.0% of our average invested assets, which generally consists of the average of the aggregate book value of our assets before reserves for depreciation, bad debts and other non-cash reserves; or

•

25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash expenses and reserves.

Such operating expenses will be calculated in accordance with GAAP and will include items such as legal, accounting and auditing expenses and/or overhead expenses for which our advisor does not receive a fee, asset management fees paid to our advisor, transfer agent costs, premiums for directors and officers insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes-Oxley and other securities regulations. These operating expenses will not include interest payments, taxes, non-cash expenditures (such as depreciation, amortization and bad debt reserves), or the organization and offering expense allowance, amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes (such as the acquisition fees payable to our advisor), acquisition expenses, real estate commissions paid on the sale of the properties and other expenses connected with the acquisition, disposition and ownership of our investments, including the payments in connection with the sale of assets or the non-renewal or termination of the advisory agreement. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed for the full amount of the excess expenses. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

          Our advisor and its affiliates are paid fees in connection with services they provide to us. In the event the advisory agreement is terminated, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination.

Holdings of Shares of Common Stock and Partnership Units

          Our advisor owns 20,000 limited partnership units of the operating partnership, for which it contributed $200,000. Our advisor may not sell any of these units during the period it serves as our advisor. We are the sole general partner of our operating partnership and currently own 100 general partnership units for which we contributed $1,000. Our advisor also intends to purchase all of the Advisor OP Units prior to the commencement of this offering, for which it will contribute $1,000. During our operational stage, our advisor, as the holder of the Advisor OP Units, will be entitled to regular operating distributions of net cash flow and other distributions from our operating partnership in an amount equal to:

•

10.0% of the distributions made by our operating partnership after the other holders of limited partnership units, including us (on behalf of the holders of our common stock), have received distributions equal to a 6.0% cumulative non-compounded per annum return on their net investment in the operating partnership; and

•

25.0% of the distributions made by our operating partnership after the holders of limited partnership units, including us (on behalf of the holders of our common stock), have received distributions equal to an 8.0% cumulative non-compounded per annum return on their net investment in the operating partnership.

          Upon liquidation of our investments, our advisor, as the holder of the Advisor OP Units, will be entitled to liquidation distributions from our operating partnership in an amount equal to:

•

10.0% of the liquidation distributions made by our operating partnership after the other holders of limited partnership units, including us (on behalf of the holders of our common stock), have received, aggregate distributions (including all liquidation distributions, regular operating distributions of net cash flow and any other distributions) equal to their net investment in the operating partnership plus a 6.0% cumulative non-compounded per annum return on their net investment in the operating partnership; and

•

25.0% of the liquidation distributions made by our operating partnership after the holders of limited partnership units, including us (on behalf of the holders of our common stock), have received aggregate distributions (including all liquidation distributions, regular operating distributions of net cash flow and any other distributions) equal to their net investment in the operating partnership plus an 8.0% cumulative non-compounded return on their net investment in the operating partnership.

          As used above, “net investment” of a limited partner in the operating partnership refers to the purchase price paid to the operating partnership by such limited partner (or, for units held by us, the gross purchase price paid to us for the shares of our common stock that correspond to such units), less any amounts distributed to such limited partner in excess of an 8.0% cumulative non-compounded per annum return on such purchase price (with such purchase price being reduced by any amounts previously distributed in excess of such 8.0% cumulative non-compounded per annum return).

          The Advisor OP Units will be redeemed or converted into limited partnership units by the operating partnership upon the listing of our common stock, and will be redeemed by our operating partnership in certain other instances, including the termination or non-renewal of the advisory agreement. See “The Operating Partnership Agreement—Redemption Rights of Advisor OP Units.”

          Our advisor also owns 100 shares of our common stock, which it acquired upon our initial formation for a subscription payment of $1,000. Our advisor, executive officers and non-independent directors have agreed to enter into “lock-up” agreements with Capital Financial Services, Inc., pursuant to which they will agree to refrain from selling their shares in the public market for a period of two years after the effective date of this registration statement. The resale of any shares of our common stock by our advisor is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Shares” for a more detailed description of the resale restrictions.

MANAGEMENT COMPENSATION

          Our advisory agreement provides that our advisor will assume principal responsibility for managing our affairs. As a result, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers and employees of our advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our advisor under the advisory agreement. Our advisor does not segregate and identify the portion of the compensation paid to our executive officers that relates solely to their services to us.

          The following table summarizes and discloses the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below. Michael W. Reschke and David M. Trandel, two of our directors, each own an equity interest in our advisor. The Conflicts Committee and the majority of our board of directors, including a majority of the independent directors, will determine, from time to time but at least annually, that:

•	the total fees and expenses paid to our advisor are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs; and

•	the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus.

          The Conflicts Committee will also supervise the performance of our advisor to determine that the duties and responsibilities of our advisory agreement are carried out.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)

Offering Stage
Other Organizational and Offering Expenses

To date, our advisor has paid organizational and offering expenses on our behalf. We will reimburse our advisor for these costs and future organizational and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organizational and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount, we expect organizational and offering expenses (other than selling commissions and the dealer manager fees) to be $5,950,000 or 1.0% of gross offering proceeds. These organizational and offering expenses include all expenses (other than selling commissions and the dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.

$125,000/$5,950,000

Acquisition and Development Stage

Acquisition Fees	1.0% of the contract purchase price of each investment acquired by us, including acquisition expenses and any debt attributable to such investments.	Not determinable at this time. The actual amounts depend on the purchase price of individual assets.

Development and Construction Management Fees

Development and construction management fees will be payable based on an amount that is usual and customary for comparable projects in the geographic market of the project; provided, however, in no event shall development fees exceed 3.0% of development costs and construction management fees shall not exceed 1.0% of the construction costs.

Not determinable at this time. The actual amounts depend on the cost of specific development projects.

The aggregate amount of all acquisition fees, development fees and construction management fees may not exceed 6.0% of the total project cost.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)
Operational Stage

Asset Management Fees

Monthly fee equal to the greater of (i) one-twelfth of 0.75% of the sum of the cost of all investments we own plus the amount of our investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to our own investments and our investments in joint ventures, or (ii) one-twelfth of 1.25% of the amount of gross proceeds raised in the primary offering.

Not determinable at this time. The actual amounts are dependent upon the purchase price of individual assets and the cost of our investments; therefore, we cannot determine these amounts at the present time.

Property Management Fees and Leasing Commissions

3.0% of gross rental receipts paid for property management services provided to commercial properties, or 4.0% of gross rental receipts paid for property management services provided to multi-family residential properties, payable on a monthly basis, and market rate leasing commissions, generally payable 50.0% upon lease execution and 50.0% upon lease commencement.

Not determinable at this time. The actual amounts are dependent upon our results of operations.

The advisor may subcontract its property management duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the advisor subcontracts its duties with respect to some or all of our properties, the fees payable for these services may be paid by us directly to the subcontractor and deducted from the monthly management fee payable by us to our advisor or may be paid directly by our advisor who, in turn, will pay the subcontractor.

Operating Expenses

Reimbursement of our advisor’s cost of providing management services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and technology costs. However, we will not reimburse the advisor for personnel costs in connection with services for which our advisor earns a separate fee or commission.

Not determinable at this time. The actual amounts are dependent upon our advisor’s costs.

Subordinated Participation in Operating Distributions

This section describes the apportionment of any regular operating distributions of net cash flow or other distributions that we and our operating partnership may make prior to our liquidation. At each stage of these distributions, a different apportionment method commences or terminates, as applicable, when a particular investor or investors have received a specific amount of distributions. For purposes of this section, “net investment” of an investor refers to the purchase price paid to us by such investor, less any amounts distributed to such investor in excess of an 8.0% cumulative non-compounded per annum return on such purchase price (with such purchase price being reduced by any amounts previously distributed in excess of such 8.0% cumulative non-compounded per annum return).

Not determinable at this time. Actual amounts are dependent upon the results of our operations.

(i) Before Achieving the 6.0% Stockholder Return Threshold – Operating distributions will be made initially to us (and the limited partners entitled to such distributions under the terms of our operating partnership’s limited partnership agreement), which we will then distribute to the holders of our common stock, until these holders have received distributions equal to a cumulative non-compounded return of 6.0% per annum on their net investment.

(ii) After Achieving the 6.0% Stockholder Return Threshold but Before Achieving the 8.0% Stockholder Return Threshold - After this 6.0% threshold is reached but before these holders have received distributions equal to a cumulative non-compounded return of 8.0% per annum on their net investment, 90.0% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 10.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

(iii) After Achieving the 8.0% Stockholder Return Threshold - After this 8.0% threshold is reached, 75.0% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 25.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

Stock-based Compensation Awards

We may issue stock-based awards to our independent directors and other eligible recipients. The total number of shares of common stock we have reserved for issuance under our Equity Incentive Plan is equal to 5.0% of our outstanding shares at any time but may not exceed 2,500,000 shares.

Not determinable at this time. Our board has not yet determined whether to grant any stock-based awards.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)
Independent Director Compensation

We will pay each of our independent directors an annual retainer of $25,000 plus an attendance fee of $1,000 per meeting, which we expect to occur quarterly. We will reimburse all of our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

$95,000, plus out-of-pocket expenses.

Liquidation Stage

Real Estate Commissions on Asset Sales

For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or an affiliate thereof a real estate commission in an amount equal to 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and/or unaffiliated third parties exceed a total of 3.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including, as applicable, a new investment analysis, rent rolls, tenant credit information, a property title report, an environmental report and a structural report) or such other substantial services performed in connection with a sale.

Not determinable at this time. Actual amounts are dependent upon the results of our operations and the terms of the sale or the property or other investment.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)
Subordinated Participation in Liquidation Distributions

This section describes the apportionment of any liquidation distributions that we and our operating partnership may make. At each stage of these distributions, a different apportionment method commences or terminates, as applicable, when a particular investor or investors have received a specific amount of distributions. For purposes of this section, “net investment” of an investor refers to the purchase price paid to us by such investor, less any amounts distributed to such investor in excess of an 8.0% cumulative non-compounded per annum return on such purchase price (with such purchase price being reduced by any amounts previously distributed in excess of such 8.0% cumulative non-compounded per annum return). The return calculations described below take into account all regular operating distributions of net cash flow and other distributions we and our operating partnership may make prior to our liquidation, together with all liquidation distributions we and our operating partnership may make during our liquidation stage.

Not determinable at this time. Actual amounts are dependent upon the net sale proceeds upon our liquidation.

(i) Before Achieving the 6.0% Stockholder Return Threshold - Liquidation distributions will be made initially to us (and the limited partners entitled to such distributions under the terms of our operating partnership’s limited partnership agreement), which we will then distribute to the holders of our common stock, until these holders have received aggregate distributions equal to the amount of their net investment plus a cumulative non-compounded return of 6.0% per annum on their net investment.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (60,000,000 shares)

(ii) After Achieving the 8.0% Stockholder Return Threshold but Before Achieving the 8.0% Stockholder Return Threshold - After this 6.0% threshold is reached but before these holders have received aggregate distributions equal to their net investment plus a cumulative non-compounded return of 8.0% per annum their net investment, 90.0% of the aggregate amount of any additional liquidation distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 10.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

(iii) After Achieving the 8.0% Stockholder Return Threshold - After this 8.0% threshold is reached, 75.0% of the aggregate amount of any additional liquidation distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s limited partnership agreement), which we will distribute to the holders of our common stock, and 25.0% of such amount will be payable by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units.

STOCK OWNERSHIP

          The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares

The Prime Group, Inc.(3)	100	100%

Michael W. Reschke, Chairman of the Board of Directors and Chief Executive Officer(4)	—	—

Lawrence J. Vogler, President	—	—

David M. Trandel, Director and Chief Operating Officer(5)	—	—

Mark K. Cynkar, Senior Vice President and Chief Financial Officer	—	—

Robert J. Rudnik, Executive Vice President, Secretary and General Counsel	—	—

David C. Sharp, Senior Vice President	—	—

Jeffrey P. Breaden, Senior Vice President	—	—

All directors and executive officers as a group	100	100%

(1)	The address of each executive officer and director listed is 321 North Clark Street, Suite 2500, Chicago, Illinois 60654.

(2)

Except as otherwise indicated, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

As of the date of this prospectus, our advisor owns all of our issued and outstanding stock. Our advisor is indirectly owned by Michael W. Reschke (47.70%), David M. Trandel (22.70%), Edward J. John (14.70%), Scott C. Morgan (7.56%) and Warren H. John (7.34%). This table does not include 20,000 limited partnership units in our operating partnership that are redeemable for shares of our common stock under certain circumstances. See “The Operating Partnership.” Messrs. Reschke, Trandel, Edward J. John, Morgan and Warren H. John disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(4)

Does not include 100 shares of common stock owned directly by our advisor. Mr. Reschke owns a 47.70% interest in our advisor. Mr. Reschke disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)

Does not include 100 shares of common stock owned directly by our advisor. Mr. Trandel owns a 22.70% interest in our advisor. Mr. Trandel disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

CONFLICTS OF INTEREST

          We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including the fact that all of our executive officers and two of our directors, Messrs. Reschke and Trandel, also serve as executive officers of our advisor. Set forth below is a summary of the material conflicts of interest arising out of our ownership and structure, together with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Interests in Our Advisor

General

          Upon the commencement of this offering, all of our executive officers and some of our directors also will be executive officers and/or equity holders in our advisor and other affiliates of our advisor. In the future, these executive officers and directors and other affiliates of our advisor may organize other real estate programs and acquire for their own account real estate investments that may be suitable for us.

Allocation of Investment Opportunities

          We rely on our advisor and its executive officers and real estate professionals, including Michael W. Reschke, to identify suitable investments. Mr. Reschke and the other executive officers of our advisor also render services to our advisor and its affiliates in connection with real estate investment activities for their own accounts. As such, our advisor and its other affiliates rely on many of the same real estate professionals for their investment opportunities. Many investment opportunities that are suitable for us may also be suitable for our advisor and its other affiliates. These real estate professionals may elect to retain an investment opportunity for our advisor’s own account or to direct an investment opportunity to any other affiliates of our advisor if they, in their sole discretion, believe the investment opportunity is more suitable for the investment objectives, portfolio and criteria of our advisor or its applicable affiliate. We have set forth procedures and conditions in our charter and advisory agreement for our Conflicts Committee to review our advisor’s allocation of investment opportunities in those conflict situations. For a more detailed description of these procedures and conditions that apply to our advisor, see “—Certain Conflict Resolution Measures - Allocation of Investment Opportunities.” These conflict measures may not prevent our advisor from taking action that is more favorable to itself, its affiliates or other entities than to us. Consequently, our advisor could retain for itself or direct attractive investment opportunities to other entities or investors rather than to us. These actions could disproportionately affect our performance in relation to that of our advisor or other entities or investors it advises.

Joint Ventures with Affiliates

          If approved by our Conflicts Committee, we may enter into joint venture agreements with affiliates of our advisor for particular real estate investments. Our executive officers will face conflicts of interest in determining which other affiliated entity should enter into any particular joint venture agreement. These persons also will face a conflict in negotiating the terms of the relationship between us and our advisor’s affiliated entity and in managing the joint venture. Any joint ventures agreement between us and our advisor or one of its advisors will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Our advisor may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. As a result, any joint venture partner affiliated with our advisor may realize benefits at our expense and to our and your detriment.

Competition

          Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where our advisor or one of its affiliates also owns properties. In such a case, a conflict could arise in the leasing of properties in the event that we and our advisor’s affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and our advisor’s affiliate were to sell similar properties at the same time. See “Risk Factors—Risks Related to Conflicts of Interest.” Conflicts

of interest may also exist at such time as we or our advisor seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and its affiliates also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Time

          We rely on our advisor and its affiliates and certain of its executive officers and employees for the day-to-day operation of our business. Since our advisor and its affiliates own and manage real estate projects for their own account, our advisor and its affiliates, executive officers and employees will face conflicts of interest in allocating their time among us, our advisor and other programs and activities in which our advisor is involved. During times of intense activity in other programs and ventures, our advisor and its affiliates, executive officers and employees may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Their loyalties to these other activities could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities.

Receipt of Fees and Other Compensation by Our Advisor

          Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of our executive officers and non-independent directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition and annual asset management fees;

•	property sales, which entitle our advisor to real estate commissions and possible success-based sale fees;

•

property acquisitions from other programs sponsored by our advisor, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and annual asset management fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and annual asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a success-based fee.

Duties Owed to Our Advisor

          All of our executive officers and some of our directors are also executive officers and/or equity holders in our advisor and Spyglass Securities, LLC, which is an affiliate of our advisor that may in the future serve as our dealer manager in the event it receives all licensing approvals. As a result, our executive officers and some of our directors owe, or may in the future owe, duties to each of these entities, which duties may from time to time conflict with the duties that they owe us and our stockholders.

Certain Conflict Resolution Measures

Conflicts Committee

          In order to ameliorate the risks created by conflicts of interest, our charter creates a Conflicts Committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another real estate investment program that is sponsored by our advisor will not, by itself, preclude independent-director status. Our charter authorizes the Conflicts Committee to act on any matter permitted under Maryland law. Both the board of directors and the Conflicts Committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the Conflicts Committee to retain its own legal and financial advisors. Among the matters we expect the Conflicts Committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	property sales to our advisor and its affiliates;

•	property acquisitions, joint ventures or any loans to our advisor and its affiliates;

•	any other transactions with affiliates of our advisor;

•	the compensation, if any, of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange; and

•	whether and when we seek to sell the company or liquidate its assets.

Other Charter Provisions Relating to Conflicts of Interest

          In addition to the creation of the Conflicts Committee, our charter contains other restrictions relating to conflicts of interest including the following:

          Advisor Compensation. The Conflicts Committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The Conflicts Committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the Conflicts Committee:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	the rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor and its affiliates for their own accounts and for their other clients.

          Under our charter, we can only pay our advisor a real estate commission in connection with the sale of an investment if it provides a substantial amount of the services in the effort to sell the investment and the commission does not exceed 3.0% of the contract sales price of the investment. Although our charter limits this commission to 3.0% of the contract sales price, our advisory agreement provides for a 1.0% fee. Any increase in this fee would require the approval of a majority of the members of our Conflicts Committee. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the investment.

          Our charter also requires that any incentive fee that we pay our advisor based upon the gain from the sale of our assets must be reasonable. Any such fee is presumed reasonable if it does not exceed 15.0% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100.0% of the original issue price of the common stock, plus a cumulative non-compounded annual return equal to 6.0% of the original issue price of the common stock. Our advisory agreement sets an initial incentive fee that is less than that authorized in our charter. Under the advisory agreement, a 10.0% incentive fee may be paid only if the stockholders first receive a 6.0% cumulative, non-compounded annual return, and a 25.0% incentive fee shall be paid only if the stockholders receive an 8.0% cumulative non-compounded annual return. In either case, these fees will be paid (if at all) to our advisor through distributions made by our operating partnership to our advisor, in its capacity as the holder of the Advisor OP Units. See “The Operating Partnership—Distributions” for additional detail. Any lowering of these thresholds or any increase in these incentive fees would require the approval of a majority of the members of the Conflicts Committee.

          Our charter also limits the amount of acquisition fees, development fees, construction management fees and acquisition expenses we can incur up to a total of 6.0% of the total project cost for an investment or, in the case of a mortgage loan, up to 6.0% of the funds advanced. This limit may only be exceeded if the Conflicts Committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Our advisory agreement provides an acquisition fee of 1.0% of the contract purchase price, a development fee of up to 3.0% of development costs and a construction management fee of up to 1.0% of construction costs. Any increase in those fees would require the approval of a majority of the members of the Conflicts Committee. See “Management Compensation” for additional detail.

          Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may renew any contract with our advisor. The Conflicts Committee or our advisor may terminate our advisory agreement without cause or penalty on 60 days’ written notice.

          Our Acquisitions. We will not purchase investments in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the Conflicts Committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to the affiliate, unless there is substantial justification for the excess amount. In no event will we acquire any such investment at an amount in excess of its current appraised or market value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If an investment with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if:

•	the Conflicts Committee determines that such transaction is fair and reasonable;

•	the transaction is at a price to us no greater than the cost of the securities to the affiliated seller;

•	the entity has conducted no business other than the financing, acquisition and ownership of the property; and

•	the price paid by the entity to acquire the investment did not exceed the current appraised or fair market value.

          Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

          Other Transactions Involving Affiliates. A majority of the Conflicts Committee must conclude that all other transactions, including joint ventures, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

          Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless the Conflicts Committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding:

•

the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock;

•	interest payments;

•	taxes;

•	non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	reasonable incentive fees based on the gain from the sale of our assets; and

•

acquisition fees, acquisition expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

          Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to our advisor, our directors or officers or any of their affiliates unless we also offer such options or warrants to the general public on terms more favorable than we offer such options or warrants to our advisor, our directors or officers or any of their affiliates. In addition, our charter prohibits the issuance of options or warrants to purchase our capital stock to our advisor, our directors or officers or any of their affiliates in excess of an amount equal to 5.0% of our outstanding capital stock on the date of grant.

          Repurchase of Our Shares. Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with any repurchase of our capital stock, including any redemption pursuant to our share redemption plan.

          Loans. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the Conflicts Committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

          Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP, which are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the Conflicts Committee regarding whether our policies are in the best interests of our common stockholders and the basis for such determination; and

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a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the Conflicts Committee with regard to the fairness of such transactions.

          Voting of Shares Owned by Affiliates: Before becoming a stockholder, our advisor, our directors and officers and all affiliates thereof must agree not to vote their shares regarding their removal from their respective positions with us, whether as advisor, directors, officer or otherwise, or any transaction between them and us.

          Ratification of Charter Provisions. Our board of directors has reviewed and ratified our charter by a majority vote of its members and, prior to the commencement of this offering, our Conflicts Committee will review and ratify our charter by majority vote of its members.

Allocation of Investment Opportunities

          We rely on our advisor and its executive officers and real estate professionals, including Michael W. Reschke, to identify suitable investments. Mr. Reschke and the other executive officers of our advisor also render services to our advisor and its affiliates in connection with real estate investment activities for their own accounts. As such, our advisor and its affiliates rely on many of the same real estate professionals for their investment opportunities. Many investment opportunities that are suitable for us may also be suitable for our advisor and its affiliates. These real estate professionals may elect to retain an investment opportunity for our advisor’s own account or to direct an investment opportunity to any other affiliates of our advisor. The factors that our advisor will consider when determining the most suitable entity to direct an investment opportunity include:

•	the investment objectives and criteria of each entity relating to risk, income stability and capital preservation;

•	the cash flow and cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s portfolio by investment type and geographic area;

•	the policy of each program or investment relating to leverage of investments;

•	the anticipated cash flow of the investment to be acquired;

•	the income tax effects of the purchase on each entity;

•	the size of the investment;

•	the amount of funds available to each program or investment and the length of time such funds have been available for investment; and

•	whether the investment is appropriate for a REIT.

          If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate professionals, to be more appropriate for an affiliate of our advisor, our advisor may offer the investment to its affiliate.

          Our advisory agreement requires that our advisor inform the Conflicts Committee, upon its request, and at least each quarter, of the investments that have been purchased by its other affiliates for whom our advisor or one of its affiliates serves as an investment advisor so that the Conflicts Committee can evaluate whether we are receiving our fair share of opportunities. As part of its review of our advisor, the Conflicts Committee will consider the performance and quality of our investment portfolio in relationship to the performance and quality of the investments generated by our advisor and its affiliates for their own accounts and for their other clients. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among its affiliates are important factors in the Conflicts Committee’s determination to continue or renew our arrangements with our advisor and its affiliates. The Conflicts Committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other affiliates of our advisor.

          The investment allocation procedures described above and set forth in our charter and advisory agreement may not prevent our advisor from taking action that is more favorable to itself, its affiliates or other entities than to us. Consequently, our advisor could retain for itself or direct to other entities or investors attractive investment opportunities rather than offer such investment opportunities to us. These actions could disproportionately affect our performance in relation to that of our advisor or other entities or investors it advises.

INVESTMENT OBJECTIVES AND CRITERIA

General

          We intend to use the real estate expertise and experience of our external advisor’s personnel to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to invest in mortgage instruments and other real estate debt and equity securities. We expect to concentrate our investment activities on acquiring, developing and managing, and investing in mortgages and other loans for commercial real estate properties in large metropolitan areas throughout the United States. We will seek to diversify our investment portfolio by purchasing not only real estate, but also mortgage instruments and other real estate debt and equity securities, including mortgage-backed securities. We have not yet identified any specific properties or other real estate assets to purchase and, therefore, we are considered to be a “blind pool.”

          Our primary investment objectives include the following:

•	providing attractive and stable monthly cash dividends to our stockholders; and

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preserving and growing the value of our portfolio by applying the real estate expertise and experience of our advisor’s personnel to maximize value through the professional and active management of our assets and investments.

          We believe that the real estate investment markets consistently offer attractive opportunities for investors who have the ability and experience to evaluate a diverse range of real estate classes and underwrite debt and equity investments in varying real estate investment opportunities. Our core investment strategy is to achieve a balanced real estate investment portfolio through debt and equity investments in commercial and multi-family residential real estate properties and purchases of mortgage instruments and other real estate debt and equity securities. As part of our investment strategy, we will seek to achieve capital gain on our properties and other investments by timing asset sales to maximize value.

          Our advisor practices a “hands-on”, value-added approach to real estate investing. Its principals have a long history of developing, financing and actively managing properties in a variety of real estate classes. We believe the breadth of our advisor’s real estate experience will enable us to pursue a diverse range of real estate opportunities, rather than limit our opportunities to one or a limited number of real estate classes, and we intend to invest in any class of real estate that offers the best risk-adjusted return at any given time. We also will seek to be flexible in structuring our investments with more emphasis on debt or equity, as the situation warrants, allowing us to achieve attractive risk-adjusted return from each investment opportunity. We believe that the flexibility that our advisor’s broad development and investment experience across multiple asset classes differentiates us from both focused equity REITs and “opportunistic” real estate funds.

Acquisition and Investment Policy

          We intend to focus our investment activities on debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate located primarily in large metropolitan areas throughout the United States. We also intend to purchase both performing and non-performing mortgage instruments and other real estate securities, including mortgage-backed securities.

          Our real estate investments will include:

•	the acquisition of stabilized properties, where existing cash flow is expected to cover senior debt service, if any, and the payment of dividends to our stockholders;

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the acquisition of transitional property opportunities, where an existing property involves slightly more risk than a stabilized property (e.g., an underleased multi-tenant building, as opposed to a fully-leased single tenant building);

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the acquisition of value-added opportunities, where an existing property displays potential for enhanced leasing initiatives, typically requiring some added development or rehabilitation, or where our development and leasing strategy, experience and expertise will likely offer enhanced value to the project;

•	the pursuit of development projects, where a property must be constructed or substantially rehabilitated and substantial leasing, sales and/or construction risks exist;

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commercial and multi-family mortgage debt and commercial mortgage-backed securities (“CMBS”), with a primary focus on the acquisition of performing and non-performing mortgage debt at significant discounts from the principal amount of the mortgage debt;

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the co-investment with institutional real estate investors in joint ventures and other real estate entities in order to maximize our returns through incentive fees and other advisory fees typically received in such co-investments;

•	the purchase of preferred and common equity interests in real estate portfolios or real estate operating companies, including publicly-traded REITs; and

•	the underwriting, origination and/or acquisition of subordinate and mezzanine debt financing.

          Given the current state of the extraordinary conditions in the capital markets and the current economic recession, we believe that we will be able to make certain of these investments at historically attractive prices offering exceptional returns relative to the risk profile of the investment. We expect values in both commercial and multi-family residential real estate to experience significant fluctuation, caused not by the quality of the asset but rather by the continued dislocation in the capital markets. Accordingly, as a non-traded REIT with significant capital sources, we intend to purchase investments with a medium to long term investment time horizon to maximize the returns for our stockholders.

          We may participate with other entities and financial institutions (including non-affiliated entities) in some or all of our investment activities through joint ventures, limited liability companies, partnerships and other types of co-investment arrangements. These investment vehicles will allow us to diversify and own interests in large properties without restricting our portfolio investment concentration and, in some instances, earn additional fees and incentive management fees to enhance our return on investment. We also may enter into business ventures with our affiliates for the acquisition of properties, but we may only do so provided that our Conflicts Committee approves the transaction as being fair and reasonable to us. Additionally, we intend to participate with the federal government in the purchase of real estate and real estate mortgage debt (both performing and non-performing loans) from various banks and other financial institutions pursuant to one or more programs recently announced by the U.S. Department of Treasury, including PPIP and TALF.

          Our advisor will control the selection of our investments and negotiate the terms of those investments. Our advisor also will manage the day-to-day operations of our properties and our portfolio of real estate investments, including construction, finance, asset and property management, leasing, marketing and other administrative services, with the goal of maximizing operating cash flow and the value of our assets and investments. Our board of directors will supervise our advisor’s activities and performance.

          We will originate and acquire investments based on our advisor’s estimate of overall rates of return relative to risk. In evaluating our potential real estate investments and estimating overall rates of return, our advisor will evaluate the following factors, as applicable:

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overall conditions in the real estate industry from time to time, including the availability of debt and equity capital, interest rates, capitalization rates, asset allocation trends, taxation policy, environmental policy and the liquidity of the public and private debt and equity markets;

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market conditions in the contemplated real estate sector, including vacancy levels, projected supply and demand, rent levels and forecasted trends, availability of debt and equity capital, liquidity, replacement costs, capitalization rates, the level of institutional and foreign investment interest, and the size and velocity of the market;

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project-specific factors, including the location, architectural quality, design, efficiency, compatibility with current and foreseeable technology, physical condition, cost as a percentage of replacement cost, competitiveness of the property in the marketplace, the ability to capitalize on the intrinsic value of a project, current in-place rents relative to current market rents, operating and real estate expenses relative to the market, development or redevelopment time relative to market volatility, levels of occupancy (or pre-leasing for new projects), tenant quality in terms of credit and expansion potential, lease expiration schedule, tenant renewal ratios, capitalization rates, terms of existing or available mortgage debt, unleveraged yield, expected returns on equity, length of holding period, exit strategy and the liquidity of the asset class;

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quality of the co-investor, the developer or the borrower, as applicable, including historical track record, depth of experience, financial condition, credit and character references, competitive position in the local marketplace, management and leasing capabilities and investment strategy (to ensure compatibility with our strategy);

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general economic conditions of the market in which the property is located, including economic growth, job creation, household income, consumer spending, consumer attitudes, growth in household formations and the level of local economic diversification; and

•	state and local government attitudes toward business formation, growth and any restraints (zoning or otherwise) to supply of new product in the particular real estate sector in the geographic area.

Investments in Real Property

          Our equity investments in real estate will be made through the purchase of all or part of a fee simple ownership interest or all or part of a leasehold interest. Generally, these equity investments will give us a right to part or all of the cash flow and capital appreciation generated by the property after satisfaction of liens on the property. Liens usually include the payment of principal and interest on mortgage loans, real estate taxes and other assessments. We also may purchase limited partnership interests, limited liability company interests and other common or preferred securities in entities that own real estate.

          We will invest in real estate that our advisor believes can be acquired for less than its potential value. We plan to diversify our real estate portfolio by property type, geographic region, size of investment and investment type. Our diversified group of real estate investments is expected to include office, retail, hospitality, multi-family for rent, multi-family for sale, senior care facilities, industrial properties and, to a lesser extent, undeveloped land. During the period we hold real estate, we may develop or redevelop the property, make tenant improvements or make certain onsite and offsite improvements. We will generally maintain the property, pay property taxes and carry insurance on the property. We may elect to finance or refinance some of our real estate holdings by borrowing against them on a recourse or non-recourse basis. We intend to acquire both portfolios and individual properties on a geographically diverse basis.

          Our due diligence process for each fee simple investment will likely include a review of some or all of the following factors, as applicable and appropriate:

•	geographic location and competitive advantages within its submarket;

•	competitive properties and prospective new competitive properties;

•	demographics and demand generators of the market and submarket;

•	design, construction quality and property condition;

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the financial condition of the property, including existing cash flow, quality of tenants, occupancy rate and lease terms, structure, and the potential ability to increase rents, reduce expenses, increase occupancy and generate higher future cash flow;

•	potential for capital appreciation, ability to redesign, reconstruct and add growth opportunities to increase long term value of the property; and

•	regulatory matters that may impact taxes or other laws affecting the property.

          In addition, we will seek to condition closing of our fee simple investments upon satisfactory review and receipt of some or all of the following documents from the seller, as applicable and appropriate:

•	property appraisal and engineering and environmental reports;

•	tenant leases, management agreements and property contracts;

•	property operating history and financial statements;

•	tenant sales reports and tenant rent payment history;

•	market studies and other feasibility studies conducted for the property;

•	property plans, surveys, zoning and title insurance commitments; and

•	evidence of marketable title, subject to such liens and encumbrances acceptable to our advisor.

          In addition, we may invest in assets in which the underlying property requires construction. These include ground-up construction projects, projects that require significant rehabilitation, repair or renovation and some element of tenant finish work. Our advisor will utilize its team of construction professionals to evaluate the construction related risks associated with these projects. Our advisor’s team of construction professionals also will supervise the performance of contractors and negotiate construction contracts and performance bonds where applicable.

          We may invest substantial proceeds from the offering in properties on which improvements are to be constructed or completed, however, our charter prohibits us from investing more than 10.0% of our total assets in unimproved properties or in mortgage loans secured by such properties. Our advisor considers a property to be an “unimproved property” if it does not produce rental or operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within two years of acquisition.

Investing in Mortgages and Other Loans

          We plan to make investments in both performing and non-performing mortgage loans directly or indirectly secured by real estate assets. The primary focus of investing in mortgage loans will be investment in first mortgages, as our advisor feels there is a current market opportunity to purchase first lien mortgage positions that offer attractive risk-adjusted returns at significant discounts to the outstanding principal amount of the mortgage. We believe the current illiquidity in the capital markets, coupled with current economic conditions, have created opportunities in which these discounted first mortgage positions may yield attractive investment and, in certain cases, there is more value to acquiring the mortgage at a discounted price than purchasing the underlying property.

          We anticipate that these mortgage investments will have a shorter investment horizon, ranging from one to five years, as opposed to a longer investment horizon for our real property investments. Mortgage purchases will be a focus of our initial investment activities, as the current market dynamics for these investments are favorable. In addition to first mortgage investments, we may invest in second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans, participations in mortgage loans and leasehold interests, all of which are secured by real estate property or a pledge or collateral assignment of the ownership interest of the owner of the property. We also may originate senior and subordinate mortgage loans if the circumstances indicate that we could achieve a comparable risk adjusted return.

          Unless we find substantial justification during our due diligence investigation, we intend to limit our investment in mortgage loans on any one property to 85.0% of the appraised value of the property. Under circumstances in which we would invest in property directly, we may invest in a mortgage or other loan in order to foreclose on the property and acquire it at a price that is below fair market value. In that case, we would likely make the investment as long as the cost of the investment does not exceed the fair market value of the underlying property.

          We believe that stringent credit standards now being applied by commercial banks and other institutional lenders have created a gap in traditional real estate financing structures, resulting in increased demand for mezzanine financing. We intend to pursue mezzanine loan opportunities in sectors in which our advisor has substantial investment and development experience, including office, industrial, multi-family, hospitality, condominium, retail, senior housing and land development. In these cases, we expect to invest in short-term and medium-term mezzanine loans, with terms generally ranging between one and four years, at interest rates substantially higher than senior loans made by commercial banks or other institutional lenders. Our mezzanine loans generally will be secured by real estate liens (or pledges of ownership interests), which are subordinate to the liens on the property held by the senior lender and, therefore, bear a commensurately higher risk profile.

          Our advisor will consider some or all of the following factors in selecting suitable mortgage and other loan investment opportunities on our behalf:

•	the total amount of the investment relative to the underlying property value;

•	the creditworthiness of the borrower and any guarantors;

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exit strategy of the investment through the borrower’s repayment of the loan, or the borrower’s sale or refinancing of the property, with the ultimate exit through a foreclosure of the mortgage loan with the subsequent sale of the underlying property;

•	if foreclosure is likely, the legal risks, potential borrower defenses, bankruptcy issues and statutory time requirements to acquire legal title to the underlying property;

•	the amount of the borrower’s equity investment in the property; and

•	the property’s income-producing capacity.

          Each of these factors can influence investments in either a positive or negative way, depending on the specific circumstances for each investment. We will leverage our advisor’s expertise to determine prudent levels of investment to capture risk adjusted returns for our stockholders.

          We will draw upon our advisor’s diverse and broad market relationships to identify and source investment opportunities through the mortgage and investment banking community, banks and other financial institutions, real estate brokers and real estate owners, investors and developers. We also may purchase existing loans from our affiliates or make loans to a borrower who is an affiliate. Any transactions with our advisor or its affiliates will be submitted to our Conflicts Committee for approval.

          We do not have restrictions on the percentage of these investments that may be allocated to each of the categories described above, such as first mortgage loans, mezzanine loans, bridge loans and wraparound mortgage loans. We recognize the varying degrees of risk associated with each type of investment and will seek to minimize the investment in those assets that are deemed to have a higher level of risk, as we seek to deliver the best return to our investors on a risk adjusted basis. Other than charter imposed limitations, we will not have a policy that limits the amount of investment in a single loan or the amount we may invest in any one borrower.

          Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgages or other loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied with applicable requirements.

Investments in Real Estate Securities

          We will make investments in commercial and residential mortgage-backed securities, primarily securities with an A-rating or better, to enhance overall returns to our stockholders. These investments primarily will be made in commercial mortgage-backed securities, but in certain situations we may invest in residential mortgage-backed securities. Commercial mortgage-backed securities and residential mortgage-backed securities are securities that evidence interests in, or are secured by, a single mortgage loan or a pool of mortgage loans. They are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more mortgage loans. Commercial mortgage-backed securities and residential mortgage-backed securities are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the underlying mortgage pool are borne first by the most subordinate classes, which receive payments only after the more senior classes have received the principal and/or interest payments to which they are entitled. Commercial mortgage-backed securities are subject to all of the risks of the underlying mortgage loans. Although we will primarily make investment in investment grade classes, we may make investments in certain non-investment grade classes of commercial mortgage-backed securities.

          We may invest a portion of our equity capital in debt securities of publicly-traded REITs, including equity REITs, mortgage REITs and hybrid REITs. These securities are generally unsecured and generally are subordinated to other obligations of the REIT. Our investments in REIT securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.

          We also may make investments in securities commonly referred to as “whole pool” securities. These securities represent the entire ownership interest in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers and commercial banks. Various government, government-related and private organizations such as Fannie Mae, Ginnie Mae and Freddie Mac, assemble the pools of loans for sale to investors such as us.

          In limited circumstances, we may indirectly invest in real estate assets by purchasing equity interests in real estate companies, private REITs or other privately-held business entities that own, purchase, develop or redevelop real estate.

Preferred Equity Investments

          The current market conditions and the more stringent underwriting of first mortgage originations creates a structural “gap” between first mortgage and common equity. This gap will provide us with opportunities to take preferred equity positions in real estate projects. Our preferred equity investments may be junior to two or more layers of debt, including the project’s first mortgage loan and one or more subordinate, mezzanine or other loans. Because our investments in preferred equity will be primarily in classes of real estate projects in which our advisor has substantial investment and development experience (e.g., office, multi-family, condominium, hospitality, retail, senior housing and industrial), we believe that co-investing with developer/investors who take common equity positions subordinated to our preferred equity positions will offer the potential for attractive risk-adjusted returns.

          The typical preferred equity investment may include one or more of the following characteristics:

•	the preferred return of capital, plus a stated compounded preferred dividend yield;

•	a significant participation in the net cash flow from the property, including the net proceeds from a sale or refinancing of the property; and

•	a stated term or mandatory redemption date.

Other Equity Investments

          We will seek to make equity investments in real estate not only to generate income but also to benefit from the appreciation in the value of property. We believe that our advisor’s cross-disciplinary experience as a developer, investor, borrower, lender and capital markets participant will enable us to adapt to and capitalize on circumstances as they arise in the real estate market. Thus, on occasion, we will make passive investments alongside the developer or investor in the common equity interests in a particular property or development project, particularly when we believe that a project may appreciate significantly in value. These common equity positions entail greater profit potential than mezzanine loans or preferred equity, but also carry substantially higher risk of capital loss. For this reason, we will seek to structure our common equity investments to give us control over all major decisions and significant expenditures related to these projects to mitigate as much as possible the likelihood of errors or undue risk-taking by the developers with whom we invest.

Hospitality, Leisure and Senior Care Properties

          As opportunities arise, we may also acquire hospitality, recreation, leisure and senior care properties for the portfolio, provided they meet our overall investment strategy. To qualify as a REIT, neither we nor our operating partnership, nor any of our subsidiaries can operate our hotels or senior care facilities. Accordingly, we will lease our hotels and senior care facilities to a taxable REIT subsidiary, or “TRS,”, as lessee. Concurrently, the TRS lessee will enter into management agreements with the applicable property manager for these hotel and senior care properties. The TRS lessee may also enter into leases or agreements through its subsidiaries. We expect these investments will primarily be made in luxury-service, full-service, limited-service and extended-stay service lodging facilities. We may invest in or acquire existing properties, properties under construction and development opportunities.

          The TRS lessee will covenant to take the following actions to maintain our status as a REIT:

•	the TRS lessee will elect to be and operate as a “taxable REIT subsidiary” of us within the meaning of Section 856(1) of the Internal Revenue Code;

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the TRS lessee may only assign or sublet the leased property upon our approval if any portion of the rent from the sublessee would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code; and

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the TRS lessee will use its best efforts to cause hotel property to qualify as a “qualified lodging facility” and to cause senior care facilities to qualify as “qualified health care property” under Section 856(d) of the Internal Revenue Code.

Change in Investment Objectives and Strategies

          Our board of directors has the responsibility for our investment objectives and strategies, and we may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions. Our stockholders have no voting rights to implement our investment objectives and strategies. Our board of directors may not make any material changes, however, regarding the restrictions on investments set forth in our charter without amending the charter, and any such amendment to our charter requires the affirmative vote of a majority of all votes entitled to be cast on the matter.

Borrowing Policies

          To increase the potential for a higher return on our equity capital, we plan to incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase and publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties or other assets or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties or assets, to pay for capital improvements, repairs or tenant build-outs, to refinance existing indebtedness, to pay dividends or to provide working capital. The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. Our advisor will seek to obtain financing on our behalf on the most favorable terms available.

          We intend to focus our investment activities on obtaining a diverse portfolio of real estate properties and assets. We believe that selective use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our charter limits our borrowings to 75.0% of the cost (before deducting depreciation or other non-cash reserves) of any single asset and 50.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us. We may exceed the 50.0% and/or 75.0% limitation if a majority of the Conflicts Committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the Conflicts Committee of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Based upon the preliminary details that have been released to date, we expect that the nonrecourse financing to be offered under one or more of the government programs recently announced, including PPIP and TALF, will represent an attractive source of financing for a portion of our investment activities, with terms and conditions that are favorable compared to those otherwise available in the marketplace. As a result, we intend to request that our Conflicts Committee grant us an exemption from the 50.0% and 75.0% leverage limitations set forth in our charter for the assets we acquire and for the leverage we incur under these federal programs, but only to the extent that our aggregate leverage (including any assets acquired or leverage incurred under these federal programs) does not exceed 75.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us.

          Our liability for the repayment of indebtedness may be limited on occasion to the value of the property or properties securing the liability and the rents or profits derived therefrom; however, lenders may also have recourse to assets not securing the repayment of the indebtedness.

          When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time For a discussion of the risks associated with the use of debt, see “Risk Factors—Risks Related to an Investment in Us.”

          Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include:

•	then-current economic conditions;

•	the relative cost of debt and equity capital;

•	any acquisition opportunities;

•	the ability of our properties to generate sufficient cash flow to cover debt service requirements; and

•	other similar factors.

Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

          We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of the Conflicts Committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

          We intend to hold our properties and other investments for an extended period, typically four to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our assets. Our advisor will periodically evaluate each asset in order to determine the best time to sell the asset and generate an optimal return for stockholders. Economic and market conditions may influence us to hold our investments for different periods of time.

          If we do not list our shares of common stock on a national securities exchange by the seventh anniversary of the completion of our offering stage, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the Conflicts Committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the Conflicts Committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the Conflicts Committee reevaluate the merits of a liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the Conflicts Committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. We will consider our offering stage complete when we are no longer publicly offering shares of our common stock and have not done so for one year.

Charter-imposed Investment Limitations

          Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires the affirmative vote of a majority of all votes entitled to be cast on the matter. Unless our charter is amended, we will not:

•

borrow in excess of 50.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us (excluding nonrecourse financing provided under a federal program), unless approved by a majority of the Conflicts Committee;

•

borrow in excess of 75.0% of the cost (before deducting depreciation or other non-case reserves) of any single asset owned by us (excluding nonrecourse financing provided under a federal program), unless approved by a majority of the Conflicts Committee;

•

invest more than 10.0% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within two years;

•

invest in real estate contracts of sale otherwise known as “land sale contracts” (a financing arrangement between a buyer and seller pursuant to which the seller agrees to finance the purchase price of a property for the buyer and retains legal title to the property until the buyer provides the seller with payment in full, whereupon the seller transfers the deed to the buyer), unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

•

make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency, unless approved by a majority of the Conflicts Committee;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6.0% of the purchase price of the property or, in the case of a mortgage loan, 6.0% of the funds advanced, provided that the investment may be made if a majority of the Conflicts Committee determines that the transaction is commercially competitive, fair and reasonable to us;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of our advisor or its affiliates;

•	acquire equity interests in another issuer, unless a majority of the Conflicts Committee approves such investment as being fair, competitive and commercially reasonable;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and securities;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption plan or the ability of our operating partnership to issue redeemable partnership interests; or

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “–Description of Shares” below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

Overview

          We intend to use the real estate expertise and experience of our external advisor’s personnel to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to invest in mortgage instruments and other real estate debt and equity securities. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire, develop and operate real properties and to invest in other real estate assets.

          As of the date of this prospectus, we have not entered into any arrangements to acquire any specific real property or other real estate assets with the proceeds from this offering. The number and type of real properties and other real estate assets we may acquire will depend upon real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we make our investments.

          We are not aware of any material trends or uncertainties, favorable or unfavorable, other than those referred to in this prospectus, including (i) the economic conditions affecting real estate and the availability and cost of financing generally and (ii) the potential for additional increases in interest rates, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real properties or making other real estate investments. However, we are aware of recent volatility in the commercial real estate debt markets, which has effectively reduced the amount of capital available to finance real estate.

          Our advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

          The proceeds of this offering will provide funds to enable us to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to invest in mortgage instruments and other real estate debt and equity securities. We may acquire assets free and clear of mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets with debt. The proceeds from any loans will be used to acquire additional investments, to increase cash flow, to further diversify our portfolio and for other uses.

          We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT beginning with the tax year ending December 31, 2009. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

          We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2009, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of shares of our common stock will be monitored to ensure that no more than 50.0% in value of our outstanding shares of common stock is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Certain U.S. Federal Tax Considerations—Requirements for REIT Qualification” are satisfied.

Liquidity and Capital Resources

          Our principal demand for funds will be to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate, to invest in mortgage instruments and other real estate debt and equity securities, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items other than asset acquisitions from operations. Our initial cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our dividend reinvestment plan, and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor, subject to the oversight of the Conflicts Committee and our board of directors, will evaluate potential investments and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real properties or other real estate assets, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets or real estate related securities. These lower returns may affect our ability to make distributions to you. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

          As of the date of this prospectus, we are in our organizational and development stage and have not commenced significant operations.

Critical Accounting Policies and Estimates

General

          The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. This section discusses those critical accounting policies and estimates. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

          We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates. This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Acquisition of Businesses

          Acquisitions of businesses will be accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141(revised 2007) Business Combinations (SFAS 141(R)). The assets acquired, liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date are recorded using the fair value at the date of the transaction. The acquirer will recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. An acquirer is required to recognize assets or liabilities arising from all other contingencies (noncontractual contingencies) as of the acquisition date, measured at their acquisition-date fair values, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements (Statement 6). If that criterion is not met at the acquisition date, the acquirer instead accounts for a noncontractual contingency in accordance with other applicable generally accepted accounting principles, including Statement 6, as appropriate. The acquirer also recognizes contingent consideration at the acquisition date, measured at its fair value at the acquisition date, with subsequent adjustment recorded in the statement of operations. Acquisition transaction costs are expensed as incurred. Any additional amounts are allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed. We will amortize identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value.

Goodwill

          We apply Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), when accounting for goodwill, which requires that goodwill not be amortized, but instead evaluated for impairment at least annually. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill.

Impairment of Long-Lived Assets

          In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

          Under Accounting Principles Board (APB) Opinion No. 18 (The Equity Method of Accounting for Investments in Common Stock), the company evaluates its equity method investments for impairment indicators. The valuation analysis considers the investment positions in relation to the underlying business and activities of the company’s investment.

Cost Capitalization and Depreciation Policies

          Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

          Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and five to 15 years for site improvements. Furniture, fixtures and equipment are depreciated on a straight-line basis over five to ten years. Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

          Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Real Estate Loans Receivable and Loan Loss Reserves

          Real estate loans will be classified as held for investment based on management’s intent and ability to hold the loans for the foreseeable future. Real estate loans held for investment will be recorded at amortized cost and evaluated for impairment at each balance sheet date. The amortized cost of a loan is the outstanding unpaid principal balance, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the acquisition of the loan. We will consider a real estate loan held for investment to be impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms.

          We may purchase real estate loans at a discount to face value where at the acquisition date we expect to collect less than the contractual amounts due under the terms of the loan based, at least in part, on our assessment of the credit quality of the borrower. We will consider such real estate loans to be impaired when it becomes probable, based on current information, that we will be unable to collect all amounts we estimated to be collected at the time of acquisition. The amount of impairment, if any, will be measured by comparing the recorded amount of the loan to the present value of the expected cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of the collateral. If a loan is deemed to be impaired, we will record a loan loss reserve and a provision for loan losses to recognize impairment.

          We will record real estate loans held for sale at the lower of amortized cost or fair value. We will determine fair value for loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, we will consider other factors in estimating fair value, including modeled valuations using assumptions we believe a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of the loan, we will record a valuation allowance to write the loan down to fair value. Failure to recognize impairment would result in the overstatement of earnings and the carrying value of our real estate loans held for investment. Actual losses, if any, could differ from estimated amounts.

Investment in Marketable Securities

          In accordance with Statement of Financial Accounting Standards No. 115 Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115), a decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, the company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in. We consider the following factor in evaluating our securities for impairments that are other than temporary:

•	declines in the REIT and overall stock market relative to our security positions;

•	the estimated net asset value (“NAV”) of the companies we invest in relative to their current market prices; and

•	future growth prospects and outlook for companies using analyst reports and company guidance, including dividend coverage, NAV estimates and FFO growth.

Revenue Recognition

          We will commence revenue recognition on our leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this will occur on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If we conclude we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements. We will consider a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:

•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retains legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease; and

•	who constructs or directs the construction of the improvements.

          We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable. Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease. We will periodically review the collectability of outstanding receivables. Allowances will be taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

          Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenses are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

          In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Funds received by third party escrow agents, from sellers, pertaining to master lease agreements would be included in restricted cash. We would record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

          We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, collectability is reasonably assured and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

          We recognize lodging operating revenue on an accrual basis consistent with operations.

Valuation of Accounts and Rents Receivable

          We will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

REIT Compliance

          In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90.0% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Partially-Owned Entities:

          We consider FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (FIN 46(R)), EITF 04-05: Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, and SOP 78-9: Accounting for Investments in Real Estate Ventures, to determine the method of accounting for each of its partially-owned entities. In instances where we determine that a joint venture is not a VIE, we first consider EITF 04-05. The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Quantitative and Qualitative Disclosures About Market Risk

          We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flow and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flow and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

PRIOR PERFORMANCE SUMMARY

          The information presented in this section represents the historical experience of real estate related investments sponsored by our advisor. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such investments.

          Our advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions and other investments on our behalf. Our advisor is a private real estate company that was founded in 1980 by Michael W. Reschke, a highly experienced real estate developer and investor who serves as its Chairman and Chief Executive Officer. Through our advisor and its various affiliates, Mr. Reschke has financed, developed and acquired more than $10.0 billion of institutional-quality real estate across a wide spectrum of institutional real estate classes and investment structures during his 29-year real estate career.

          Under Mr. Reschke’s leadership in the 1990s, our advisor became the founding shareholder of four publicly-traded real estate companies, each being the successor to an operating division of our advisor. In 1994, our advisor sponsored two publicly-traded real estate companies – Prime Retail, Inc. (NYSE: PRT) and Ambassador Apartments, Inc. (NYSE: AAH) – which became successors-in-interest to our advisor’s retail and multi-family estate divisions, respectively. In 1997, our advisor again sponsored two publicly-traded real estate companies – Brookdale Living Communities, Inc. (NASDAQ: BLCI) and Prime Group Realty Trust (NYSE: PGE) – which became successors-in-interest to our advisor’s senior housing and office/industrial divisions, respectively.

          For the past ten years, our advisor’s real estate investment activities have been financed by equity investments for their own account, loans from banks and other similar lenders or though private joint venture arrangements and have not been financed by public or private offerings of securities. The history of each public company founded by our advisor is described below.

Office/Industrial

          In November 1997, Prime Group Realty Trust (NYSE: PGE) became the successor to our advisor’s office and industrial divisions, raising $284.6 million in its initial public offering at an initial public offering price of $20.00 per share. At the formation of PGE and in connection with the initial public offering, our advisor and its affiliates contributed their office and industrial portfolio to PGE, subject to approximately $515.2 million of mortgage debt, in exchange for 3,465,000 common share equivalents and $5.2 million in cash, and realized a total gain of $196.6 million. From PGE’s initial public offering in November 1997 until April 2002, our advisor and its affiliates owned 31% of PGE and Mr. Reschke served as Chairman of the Board. In April 2002, the interests of our advisor and its affiliates in PGE were sold at $8.65 per share in a private auction following the foreclosure of the interest in PGE, which were pledged to secure a loan made to an affiliate of our advisor. Mr. Reschke resigned as Chairman of the Board of PGE in April 2002. PGE is no longer an affiliate of our advisor.

Multi-Family

          In August 1994, Ambassador Apartments, Inc. (NYSE: AAH), originally known as Prime Residential, Inc. (NASDAQ: PRES), became the successor to our advisor’s multi-family division, raising $143.3 million in its initial public offering at an initial public offering price of $16.00 per share. At the formation of AAH and in connection with the initial public offering, our advisor and its affiliates contributed their multi-family portfolio to AAH, subject to approximately $194.1 million of mortgage debt, in exchange for 846,703 common share equivalents and $4.3 million in cash, and realized a total gain of $13.1 million. In May 1998, AAH was acquired by Apartment Investment and Management Company in a stock-for-stock merger at a 31.25% premium over AAH’s initial public offering share price. Thereafter, our advisor conducted its multi-family development activities through a privately-owned entity, Prime Residential, LLC (now known as “Whiteco Residential, LLC”), until the sale of its interest therein to Whiteco Industries, Inc. in 2002.

Senior Housing

          In May 1997, Brookdale Living Communities, Inc. (NASDAQ: BLCI) became the successor to our advisor’s senior housing division, raising $57.4 million in its initial public offering at an initial public offering price of $11.50. At the formation of BLCI and in connection with the initial public offering, our advisor and its affiliates contributed their senior housing portfolio to BLCI, subject to approximately $96.4 million of mortgage debt, in exchange for 1,703,043 common shares and $8.4 million in cash, and realized a total gain of $29.7 million. In May 2000, our advisor and its affiliates sold their controlling interest in BLCI to an affiliate of Fortress Registered Investment Trust for $15.00 per share, representing a 30.4% premium over BLCI’s initial public offering share price. Shortly thereafter, Fortress successfully tendered for the balance of BLCI at $15.25 per share and took BLCI private.

Retail

          In March 1994, Prime Retail, Inc. (NYSE: PRT) became the successor to our advisor’s retail division, raising $285.0 million through the initial public offering of Series A preferred, Series B preferred and common stock. The initial public offering price for the Series A preferred, Series B preferred and common stock was $25.00, $25.00 and $19.00, respectively. At the formation of PRT and in connection with the initial public offering, our advisor and its affiliates contributed their retail portfolio to PRT, subject to approximately $222.1 million of mortgage debt, in exchange for 7,794,495 common share equivalents and $63.4 million of cash, and realized a total gain of $179.2 million. Over the next ten years, PRT doubled its portfolio of factory outlet centers through both development and acquisition, but suffered numerous financial setbacks as the outlet industry evolved and designer sensitivities to their wholesale accounts became less crucial to their location decisions, thereby making more remote outlet centers less attractive. In December 2003, PRT was sold at a distressed equity valuation of $115.0 million, which returned $18.40 per Series A preferred share (or 73.6% of its initial public offering price), $8.17 per Series B preferred share (or 32.7% of its initial public offering price) and $0.17 per common share (or 0.9% of its initial public offering price). In his capacity as a board member of PRT, Mr. Reschke objected to and voted against the sale of PRT. Following this sale, PRT was no longer an affiliate of our advisor.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

          The following is a summary of the material U.S. federal tax consequences relating to the acquisition, holding, and disposition of our common shares. For purposes of this section under the heading “Certain U.S. Federal Tax Considerations,” references to “we,” “our,” and “us” mean only Prime Realty Income Trust, Inc., and not its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed herein. This summary also assumes that we and our subsidiaries and affiliated entities will operate in accordance with our applicable organizational documents or partnership agreements. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules, such as:

•	an insurance company;

•	a financial institution or broker dealer;

•	a regulated investment company or a REIT;

•	a holder who received our shares through the exercise of employee options or otherwise as compensation;

•	a person holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment;

•	a person who, as a nominee, holds our common shares on behalf of another person;

•	a person holding our shares indirectly through other vehicles, such as partnerships, trusts, or other entities;

•	except as discussed below, a tax-exempt organization; or

•	except as discussed below, a foreign investor.

          This summary assumes that you will hold our shares as a capital asset, which generally means as property held for investment.

          The federal tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of federal tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our shares to any particular stockholder will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our shares.

Taxation of Prime Realty Income Trust, Inc.

General

          We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2009. An election to be taxed as a REIT is made by a taxpayer by reporting its taxable income as a REIT, which is generally done by filing a tax return on Form 1120-REIT. Thus, we can make the election for 2009 at any time prior to the due date of our 2009 tax return, which may be timely filed on or before          , 2010.

Opinion of Counsel

          We believe that we are organized and operating in such a manner as to qualify for taxation as a REIT and intend to continue to operate in such a manner. The law firm of Winston & Strawn LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. We expect to receive an opinion of Winston & Strawn LLP to the effect that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Winston & Strawn LLP will, if issued, be based on various factual assumptions relating to our organization and operation, and will be conditioned upon factual representations and covenants made by our management regarding our organization, assets, and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Winston & Strawn LLP or us that we will so qualify for any particular year. The opinion of Winston & Strawn LLP, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is a part, will be expressed as of the date issued, and will not cover subsequent periods. Opinions of counsel impose no obligation to advise us or the holders of our shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

          Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, asset ownership, distribution levels, and diversity of share ownership, various qualification requirements imposed on REITs by the Internal Revenue Code, compliance with which will not be reviewed by tax counsel. In addition, our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis, which may not be reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

REIT Taxation

          As indicated above, qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “— Requirements for REIT Qualification.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

          Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. Thus, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level upon the distribution of that income.

          Dividends paid by corporations to U.S. individual stockholders are taxed on qualifying corporate dividends at a reduced rate of 15.0% (the same as the rate for long-term capital gains) for tax years through 2010. With limited exceptions, however, dividends received by stockholders from us, or from other entities that are taxed as REITs, are generally not eligible for this reduced rate, and instead are taxed at rates applicable to ordinary income, which is currently taxed at a maximum rate of 35.0% for tax years through 2010. See “—Taxation of Taxable Domestic Stockholders — Distributions.”

          Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Taxable Domestic Stockholders.”

          If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•

We will generally be taxed at regular corporate rates on any income, including net capital gains, that we do not distribute during or within a specified time period after the calendar year in which such income is earned.

•	We may be subject to the “alternative minimum tax.”

•

If we earn net income from “prohibited transactions,” which generally are sales or other dispositions of property, other than foreclosure property, that is included in our inventory or held by us primarily for sale to customers in the ordinary course of business, we will be subject to a tax at the rate of 100.0% of such net income. We intend to conduct our operations so that no asset owned by us or any of our pass-through subsidiaries will be treated as inventory or property held for sale to customers, and that a sale or other disposition of any such asset will not be made in our ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we will comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100.0% tax on net income from “prohibited transactions,” but such net income from the sale or other disposition of such foreclosure property and other non-qualifying income from foreclosure property may be subject to corporate income tax at the highest applicable rate, which is currently 35.0%. We may receive income from foreclosure property.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid, and an adjustment would be made to increase the basis of the U.S. stockholder in our shares.

•

If we should fail to satisfy either the 75.0% gross income test or the 95.0% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy the reporting requirements described in Section 856(c)(6) of the Internal Revenue Code and our failure of such test or tests is due to reasonable cause and not due to willful neglect, we will be subject to a tax equal to 100.0% of the greater of (1) the amount of gross income by which we fail the 75.0% gross income test or (2) the amount of gross income by which we fail the 95.0% gross income test, multiplied by a fraction which is our taxable income over our gross income determined with certain modifications.

•

Similarly, if we should fail to satisfy any of the asset tests (other than a de minimis failure of the 5.0% and 10.0% asset tests described below), but nonetheless maintain our qualification as a REIT because we satisfy our reporting and disposition requirements in Section 856(c)(7) of the Internal Revenue Code and our failure to satisfy a test or tests is due to reasonable cause and not due to willful neglect, we will be subject to an excise tax equal to the greater of (1) $50,000 for each taxable year in which we fail to satisfy any of the asset tests or (2) the amount of net income generated by the assets that caused the failure (for the period from the start of such failure until the failure is resolved or the assets that caused the failure are disposed of), multiplied by the highest corporate tax rate.

•

If we should fail to meet certain minimum distribution requirements during any calendar year, which is an amount equal to or greater than the sum of (1) 85.0% of our REIT ordinary income for such year, (2) 95.0% of our REIT capital gain net income for such year (other than capital gains we elect to retain and pay tax on as described above), and (3) any such taxable income from prior periods that is undistributed, we would be subject to an excise tax at the rate of 4.0% on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for REIT Qualification.”

•

A 100.0% tax may be imposed with respect to items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (“TRS”) if and to the extent that the IRS establishes that such items were not based on market rates.

•

If we acquire appreciated assets from a corporation taxable under subchapter C of the Internal Revenue Code, in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following our acquisition thereof from the subchapter C corporation.

•	If any of our subsidiaries are subchapter C corporations, such subsidiaries’ earnings will be subject to federal corporate income tax.

          In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, and other taxes on our and our subsidiaries’ assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification

Organizational Requirements

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50.0% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals”;

(7)

that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status; and

(8)	that meets other tests described below, including with respect to the nature of its income and assets.

          The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxable as a REIT. Our charter provides restrictions on ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements, as described in conditions (5) and (6) above. Specifically, unless an exemption is granted by our board of directors, no person or group of persons (as defined to include entities) may own more than 9.8% of our aggregate outstanding shares. In addition, any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the prohibited transferee will not acquire any rights in the shares. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized. Although these ownership limitations are intended to assist us in complying with certain tax law requirements, they might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. For a detailed description of the ownership limitations in our charter, see “Description of Shares—Restriction on Ownership of Shares — Ownership Limit.”

          For purposes of determining share ownership under condition (6), the term “individual” includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or to be used exclusively for charitable purposes. Also for such purposes, any shares held by a qualified trust are treated as held directly by its beneficiaries in proportion to their actuarial interests in such trust and are not treated as held by the trust.

          To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we comply with these recordkeeping requirements and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet condition (6) above, we will be treated as having met the requirement. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

          In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

          In addition, to qualify as a REIT, a corporation may not have any undistributed earnings and profits that accumulated in a non-REIT year. We expect to satisfy this requirement.

          The Internal Revenue Code provides relief from violations of certain of the REIT requirements, if a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation (see “—Income Tests” and “—Asset Tests” below). If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Income Tests

          In order to qualify and maintain our qualification as a REIT, we must satisfy annually two gross income requirements. First, at least 95.0% of our gross income for each taxable year, but excluding gross income from

“prohibited transactions” and certain hedging transactions, must be derived from: (1) dividends; (2) interest; (3) rents from real property (i.e., income that qualifies under the 75.0% test described below); (4) gain from the sale or other disposition of shares, securities, and real property (including interests in real property and interests in mortgages on real property) which is not described in Section 1221(a)(1) of the Internal Revenue Code; (5) abatements and refunds of taxes on real property; (6) income and gain derived from foreclosure property; (7) amounts (other than amounts determined in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and (8) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of Section 857(b)(6) of the Internal Revenue Code.

          Second, at least 75.0% of our gross income for each taxable year, but excluding gross income from “prohibited transactions” and certain hedging transactions, must be derived from: (1) rents from real property; (2) interest on obligations secured by mortgages on real property or on interests in real property; (3) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Internal Revenue Code; (4) dividends or other distributions on, and gain (other than gain from “prohibited transactions”) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other REITs which meet the requirements of Sections 856 through 860 of the Internal Revenue Code; (5) abatements and refunds of taxes on real property; (6) income and gain derived from foreclosure property; (7) amounts (other than amounts determined in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (8) gain from the sale or disposition of a real estate asset which is not a prohibited transaction solely by reason of Section 857(b)(6) of the Internal Revenue Code; and (9) qualified temporary investment income.

          Interest income constitutes qualifying mortgage interest for purposes of the 75.0% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75.0% gross income test only to the extent that the interest is allocable to the real property. If we acquire or originate a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvements or developments (other than personal property) which secure the construction loan. Even if a loan is not secured by real property or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95.0% gross income test.

          To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75.0% and 95.0% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

          To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

          Interest we earn from mezzanine loans that are secured by a first priority security interest in ownership interests in a pass-through entity and meet other specified requirements set forth in Revenue Procedure 2003-65 will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” for purposes of the 75.0.0% gross income test described above. We intend to structure our mezzanine loans so that they comply with the requirements set forth in Revenue Procedure 2003-65. There can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

          Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95.0% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

          We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC mortgage-backed securities or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95.0% gross income test, but not the 75.0% gross income test. In addition, the amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95.0% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75.0% gross income test.

          Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions, including the following, are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” if it constitutes more than 15.0% of the total rent received under the lease (based upon relative fair market values). We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15.0% of the total rent attributable to such lease. There can be no assurance, however, that the IRS will not assert that rent attributable to personal property with respect to a particular lease is greater than 15.0% of the total rent with respect to such lease. If the amount of any such non-qualifying income, together with other non-qualifying income, exceeds 5.0% of our gross income, we may fail to qualify as a REIT.

          Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenues and that satisfies certain other requirements. We and our affiliates are permitted, however, to perform only services that are “usually or customarily rendered” in connection with the rental of space for occupancy and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1.0% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150.0% of the direct cost of providing the services. Furthermore, except in certain instances, such as in connection with the operation or management of a healthcare or lodging facility, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. In addition, we generally may not, and will not, charge rent that is based in whole or in part on the income or profits of any person, except for rents that are based on a percentage of the tenant’s gross receipts or sales. In general, rents a REIT receives from an entity in which it owns a 10.0% or greater interest are not included in rents from real property. However, rents that a REIT receives from a TRS will not be excluded from rents from real property if (1) at least 90.0% of the leased space of the property is rented to persons other than the TRS and persons in which the REIT owns a 10.0% interest and the rents paid to the REIT by the TRS are substantially comparable to rents paid by the REIT’s other tenants for comparable space or (2) the rents are from a qualified lodging facility or a qualified healthcare property leased to the TRS and operated by an eligible independent contractor (as defined in Section 856(d)(9) of the Internal Revenue Code). Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a tenant’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as rents from real property.

          For purposes of the 75.0% gross income test described above, “qualified temporary investment income” means any income which is (1) attributable to stock or a debt instrument, (2) attributable to the temporary investment of new capital, and (3) received or accrued during the one-year period beginning on the date on which the REIT receives such capital. The term “new capital” means any amount received by the REIT in exchange for stock (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations of the REIT that have maturities of at least five years.

          We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95.0% gross income test, but not for purposes of the 75.0% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 95.0% and 75.0% income tests.

          Any income or gain we or our pass-through subsidiaries derive from “clearly identified” hedging transactions will not be treated as gross income for purposes of the 75.0% or 95.0% gross income test, and therefore will be disregarded for purposes of such tests, provided that specified requirements are met, including that the transaction manages the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness issued or to be issued by us or our pass-through subsidiaries incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”). Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations will not be treated as gross income for purposes of either the 75.0% or 95.0% gross income test provided that the transaction is “clearly identified” before the close of the day on which it was acquired, originated or entered into. In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (2) the items or risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). If the specified requirements are not met, the income and gain from hedging transactions will generally constitute non-qualifying income both for purposes of the 75.0% and 95.0% gross income test.

          We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal corporate income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that would adversely affect our ability to satisfy the REIT qualification requirements.

          We anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

          If we fail to satisfy one or both of the 75.0% or 95.0% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if: (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect, and (2) following our identification of the failure to meet the 75.0% or 95.0% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75.0% or 95.0% gross income test for such taxable year in accordance with applicable Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If we fail a gross income test and these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of Prime Realty Income Trust, Inc. — REIT Taxation,” even where these relief provisions apply and we retain our REIT status, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

Asset Tests

          At the close of each calendar quarter of our taxable year, we must also satisfy six tests relating to the nature and diversification of our assets.

          First, at least 75.0% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. government securities. For this purpose, the term “real estate assets” includes interests in real property, such as land, buildings, leasehold interests in real property, shares of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, mezzanine loans that are secured by a first priority security interest in ownership interests in a pass-through entity and meet other specified requirements set forth in Revenue Procedure 2003-65, and stock or debt attributable to the temporary investment of new capital (as described above under “— Income Tests”) but only for the one–year period beginning on the date we receive such capital. Securities that do not qualify for purposes of this 75.0% test are subject to the additional asset tests described below, while securities that do qualify for purposes of the 75.0% asset test are generally not subject to the additional asset tests.

          Second, not more than 25.0% of the value of our total assets may be represented by securities (other than those included in the 75.0% asset class).

          Third, not more than 25.0% of the total value of our assets may be represented by securities of one or more TRSs.

          Fourth, of our investments that are not included in the 75.0% asset class, the value of any one issuer’s securities owned by us may not exceed 5.0% of the value of our total assets.

          Fifth, of our investments that are not included in the 75.0% asset class, we may not own more than 10.0% of the total voting power of any one issuer’s outstanding securities.

          Sixth, of our investments that are not included in the 75.0% asset class, we may not own securities having a value of more than 10.0% of the total value of any one issuer’s outstanding securities.

          The 5.0% and 10.0% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, and the 10.0% value test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for the purposes of the 10.0% value test, the determination of our interest in the assets of an entity treated as a partnership for federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Internal Revenue Code.

          Notwithstanding the general rule, as noted below, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for “straight debt,” satisfies other conditions described below, or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although shares of another REIT are qualifying assets for purposes of the REIT asset tests, non-mortgage debt held by us that is issued by another REIT is a non-qualifying asset for purposes of all the asset tests described above other than the 10.0% value test.

          Certain relief provisions are available to REITs that fail to satisfy the asset requirements. One such provision allows a REIT which fails one or more of the asset requirements (other than de minimis violations of the 5.0% and 10.0% asset tests as described below) to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35.0%), and (4) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

          In the case of de minimis violations of the 10.0% and 5.0% asset tests, a REIT may maintain its qualification if (1) the value of the assets causing the violation does not exceed the lesser of 1.0% of the REIT’s total assets, and $10 million and (2) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

          Certain securities will not cause a violation of the 10.0% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security will not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, certain other securities will not violate the 10.0% value test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75.0% gross income test described above under “— Income Tests.” In applying the 10.0% value test, a debt security issued by a partnership to a REIT is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

          We will seek to structure our acquisitions of assets so that our assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a TRS, we will seek to structure our acquisition to ensure that our pro rata share of the value of the securities, including debt, of any such issuer will not exceed 5.0% of the total value of our assets and so that we will comply with the 10.0% voting securities limitation and the 10.0% value limitation. However, no independent appraisals will be obtained to support our conclusions as to the value of our total assets, or the value of any particular security or securities and we do not intend to seek an IRS ruling as to the classification of our properties for purposes of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that any of our assets or our interests in other securities violate the REIT asset requirements.

          If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above. We intend to take advantage of any and all relief provisions that are available to us (including for these purposes the 30 day cure period) to cure any violation of the asset tests applicable to REITs.

Effect of Subsidiary Entities

Ownership of Partnership Interests

          In the case of a REIT that is a direct or indirect partner in a partnership or other entity taxable as a partnership for federal income tax purposes, such as our operating partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (subject to special rules relating to the 10.0% asset test described above), and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described above. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities, and items of income in the operating partnership will be treated as our assets, liabilities, and items of income for purposes of applying the REIT requirements described above. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Our Operating Partnership.”

Disregarded Subsidiaries

          If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized above. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that is wholly owned by a REIT, or by one or more disregarded subsidiaries of the REIT, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with entities treated as partnerships for federal income tax purposes in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10.0% of the securities of another corporation. See “—Requirements for REIT Qualification — Income Tests” and “— Asset Tests.”

Taxable REIT Subsidiaries

          REITs, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS of the REIT. A TRS election also automatically applies to any corporation (other than a qualified REIT subsidiary) in which the TRS owns, directly or indirectly, securities possessing more than 35.0% of the total voting power or having a value of more than 35.0% of the total value of the total outstanding securities of such corporation.

          The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

          A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the shares issued by the subsidiary are assets in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described above. Because a REIT does not include the assets and income of its TRSs or other taxable subsidiary corporations in determining its compliance with the REIT requirements, a TRS may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees). A TRS, however, may not directly or indirectly operate or manage a lodging facility or healthcare facility or, except in limited circumstances, provide rights to any brand name under which a lodging facility or healthcare facility is operated. We currently do not have any TRSs. In the future, we may engage in activities indirectly through a TRS as necessary or convenient to avoid recognizing income from services that would jeopardize our REIT status if we engaged in the activities directly.

          A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS and its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, the rules impose a 100.0% penalty tax on some payments a parent REIT receives from, or certain expenses deducted by, the TRS if the economic arrangements between the REIT, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. Should we form a TRS in the future, we can give you no assurance that it will not be limited in its ability to deduct interest payments (if any) made to us. We also cannot assure you that the IRS would not seek to impose a 100.0% tax on a portion of the payments received by us from, or expenses deducted by, our TRS.

          If dividends are paid to a parent REIT by its TRS, then a portion of the dividends the REIT distributes to stockholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “—Taxation of Taxable Domestic Stockholders — Distributions.”

          A parent REIT’s ownership of the securities of TRSs is subject to limitations imposed by the REIT asset tests. These tests restrict the ability of a TRS to increase the size of its business unless the value of its parent REIT’s real estate assets also increases.

Annual Distribution Requirements

          In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	the sum of

	•	90.0% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and excluding any net capital gains); and

	•	90.0% of the (after tax) net income, if any, from foreclosure property (as described below); minus

•	the excess of the sum of specified items of non-cash income over 5.0% of our “REIT taxable income.”

          Distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, if we declare a distribution for a taxable year before we timely file our tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration and during the twelve-month period following the close of such taxable year, such distribution will, to the extent we elect in such return, be treated as paid only during such taxable year. Except as provided in the first two sentences of this paragraph, amounts to which the previous sentence applies will be treated as received by each stockholder in the taxable year in which the distribution is made. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is made pro rata among all outstanding shares of beneficial interest within a particular class, and is in accordance with the preferences among different classes of shares as set forth in our organizational documents.

          To the extent that we distribute at least 90.0%, but less than 100.0%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Stockholders would then increase their adjusted basis in our shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Taxable Domestic Stockholders—Distributions.”

          If we should fail to distribute during each calendar year at least the sum of (1) 85.0% of our REIT ordinary income for such year, (2) 95.0% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4.0% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed and (ii) the amounts of income retained on which we have paid corporate income tax. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax and excess distributions from the immediately preceding year may be carried over. For purposes of the 4.0% excise tax, any retained amounts of net long-term capital gains would be treated as having been distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirements, or pay the appropriate corporate income tax on undistributed net capital gains, so that we are not subject to the 4.0% excise tax.

          It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. This may be especially an issue with respect to our investments in distressed or modified debt instruments or subordinate mortgage-backed securities or our participation in public-private joint ventures or other similar programs with the federal government under the Fiscal Stability Plan. See “—Tax Aspects of Investments in Our Operating Partnership — Cash/Income Differences (Phantom Income).” In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of our shares or taxable in-kind distributions of property.

          In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Internal Revenue Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90.0% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in a later year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Internal Revenue Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Failure to Qualify

          Specified cure provisions are available to us in the event we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, distributions to stockholders that are individuals will, to the extent of our current and accumulated earnings and profits, generally be taxable at a rate of 15.0% (through the end of 2010), and, subject to limitations of the Internal

Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. Our failure to qualify as a REIT would substantially adversely affect our ability to make cash distributions to our stockholders. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Prohibited Transactions

          Net income derived from a prohibited transaction is subject to a 100.0% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property as described below) that is held primarily for sale to customers in the ordinary course of a trade or business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies. However, we will not be treated as a dealer in real property with respect to a property that we sell for the purposes of the 100.0% tax if (1) we have held the property for at least two years for the production of rental income prior to the sale, (2) capitalized expenditures on the property in the two years preceding the sale are less than 30.0% of the net selling price of the property, and (3) we either (i) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (ii) the aggregate tax basis of property sold during the year is 10.0% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year or (iii) the fair market value of property sold during the year is 10.0% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.” We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent the imposition of the 100.0% excise tax. The 100.0% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Foreclosure Property

          We will be subject to tax at the maximum corporate rate (currently 35.0%) on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75.0% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify for purposes of the 75.0% and 95.0% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that we acquire as the result of having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default, or default was imminent, on a lease of such property or on indebtedness that such property secured; and

•	for which we acquired the related lease or indebtedness at a time when default was not imminent or anticipated; and

•	for which we make a proper election to treat the property as a foreclosure property.

          Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the U.S. Treasury Department. Foreclosure property also includes certain qualified healthcare property acquired by a REIT as the result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease). For purposes of this rule, a “qualified healthcare property” means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider which is eligible for participation in the Medicare program with respect to such facility, along with any real property or personal property necessary or incidental to the use of any such facility. Qualified healthcare property generally ceases to be foreclosure property at the end of the second taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the U.S. Treasury Department.

          Notwithstanding the timing rules set forth above, a grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75.0% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75.0% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10.0% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which we acquired the property and the property is used in a trade or business which we conduct, other than through an independent contractor from whom we do not derive or receive any income. Income that we derive from an independent contractor with respect to a qualified healthcare facility is disregarded if such income is derived pursuant to a lease in effect at the time we acquire the facility, through renewal of such a lease according to its terms, or through a lease entered into on substantially similar terms.

          There can be no assurance, however, that our income from foreclosure property will not be significant or that we will not be required to pay a significant amount of tax on that income. In addition, there can be no assurance that the IRS will not challenged our election to treat certain property as foreclosure property. If the IRS disallows our treatment of certain property as foreclosure property, the income from such property could constitute income derived from a prohibited transaction or otherwise non-qualifying income for purposes of the 75.0% and/or 95.0% gross income tests.

Penalty Tax

          Any redetermined rents, redetermined deductions or excess interest generated by a REIT will be subject to a 100.0% tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to its parent REIT’s tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to its parent REIT that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents the REIT receives will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (2) rents paid to the REIT by tenants who are not receiving services from the TRS are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated, or (3) the TRS’s gross income from the service is not less than 150.0% of its direct cost of furnishing the service.

          While we anticipate that any fees paid to a TRS for tenant services will reflect arm’s-length rates, a TRS may, under certain circumstances, provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully makes such an assertion, we will be required to pay a 100.0% penalty on the redetermined rent, redetermined deductions or excess interest, as applicable.

Tax Aspects of Investments in Our Operating Partnership

General

We will hold substantially all of our real estate assets through Prime Realty Income Partnership, LP, the “operating partnership” that holds single-purpose title holding entities, which are pass-through entities. In general, an entity classified as a partnership (or a disregarded entity) for federal income tax purposes is a “pass-through” entity that is not subject to federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of the entity, and are potentially subject to tax on these items, without regard to whether the partners or members receive a distribution from the entity. Thus, we would include in our income our proportionate share of these income items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we would include our proportionate share of the assets held by our operating partnership. Consequently, the operating partnership’s assets and operations may affect our ability to qualify as a REIT.

Entity Classification

          Our investment in our operating partnership involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of such partnership. If the IRS were to successfully treat our operating partnership as an association or publicly-traded partnership taxable as a corporation, as opposed to a partnership, for federal income tax purposes, the operating partnership would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the REIT income tests as discussed in “— Requirements for REIT Qualification — Income Tests” and “— Asset Tests,” and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Requirements for REIT Qualification — Income Tests” and “— Asset Tests” and “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of our operating partnership for tax purposes could be treated as a taxable event, in which case we could be deemed to recognize taxable income that is subject to the REIT distribution requirements without receiving any cash.

Basis in Operating Partnership Interest

          Our adjusted tax basis in our interest in the operating partnership generally:

•	will be equal to the amount of cash and the basis of any other property that we contribute to the operating partnership;

•	will be increased by (1) our allocable share of the operating partnership’s income and (2) our allocable share of indebtedness of the operating partnership; and

•

will be reduced, but not below zero, by our allocable share of (1) losses suffered by the operating partnership, (3) the amount of cash distributed to us, (3) the amount of the basis to us of property other than money distributed to us, and (4) constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

          If the allocation of our distributive share of the operating partnership’s loss exceeds the adjusted tax basis of our partnership interest in the operating partnership, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership (such decreases being considered a cash distribution to the partners), exceed our adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income normally will be characterized as long-term capital gain if the interest in the operating partnership has been held for longer than one year, which long-term capital gain is subject to reduced tax rates described below. Under current law, individuals are subject to reduced tax rates on long-term capital gains (see “—Taxation of Taxable Domestic

Stockholders — Distributions”) while capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Tax Allocations with Respect to Partnership Properties

          Under the Internal Revenue Code and the Treasury regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for federal income tax purposes and do not affect other economic or legal arrangements among the partners. These rules may apply to a contribution of property by us to our operating partnership. To the extent that the operating partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules will apply to the contribution by us to our operating partnership of the cash proceeds received in offerings of our shares. As a result, partners, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

          In the event that our operating partnership receives contributions of appreciated real estate assets, the operating partnership will use the “traditional method” under Section 704(c) of the Internal Revenue Code with respect to the “reverse Section 704(c)” amounts attributable to the properties. As a result of the operating partnership’s use of the traditional method, our tax depreciation deductions attributable to those properties may be lower than they would have been if our operating partnership had acquired those properties for cash. If we receive lower tax depreciation deductions from the properties, we would recognize increased taxable income, which could increase the annual distributions that we are required to make under the federal income tax rules applicable to REITs or cause a higher portion of our distributions to be treated as taxable dividend income, instead of a tax-free return of capital or capital gain dividends. See “—Taxation of Taxable Domestic Stockholders.”

Sale of Properties

          Our share of any gain realized by our operating partnership or any other pass-through subsidiary on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100.0% excise tax. See “—Requirements for REIT Qualification — Asset Tests,” and “— Taxation of Prime Realty Income Trust Inc. — REIT Taxation.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction. Our operating partnership and our other pass-through subsidiaries generally intend to hold their interests in properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, redeveloping, improving, owning, financing and leasing the properties, and to make occasional sales of the properties as are consistent with our investment objectives. We intend that our operating partnership will conduct its operations so that no asset owned by it or its pass-through subsidiaries will be considered to be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business.

Cash/Income Differences (Phantom Income)

          It is expected that our operating partnership may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. It is also possible that certain debt instruments may provide for “payment-in-kind” (or “PIK”)

interest which could give rise to “original issue discount” for federal income tax purposes. Moreover, pursuant to our involvement in public-private joint ventures with the federal government, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair-market value of the modified debt is less than the principal amount of the outstanding debt. Also, certain previously modified debt we acquire may be considered to have been issued with the original issue discount of the time it was modified.

          In general, the operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally the operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.

          Finally, in the event that any debt instruments acquired by the operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by the operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, the operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

          Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that the operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Taxation of Taxable Domestic Stockholders

Escrowed Funds

          We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from at least 100 persons who are not affiliated with us or our advisor. Pending satisfaction of these conditions, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit. Funds in escrow will be invested in short-term investments that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. If we do not raise $2,500,000 in gross offering proceeds from at least 100 persons who are not affiliated with us or our advisor by          , 2010, we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus investment returns on such funds, if any). If the escrowed funds are released to us, any income earned thereon will, at our discretion, be disbursed to our subscribers or disbursed to us and credited to the subscriber in the form of additional shares of our common stock.

          Taxable domestic stockholders will be subject to taxation on their proportionate share of income earned on the escrowed funds in a taxable year regardless of whether such income is distributed to such stockholders in such year. In addition, when the escrow agent distributes income earned on the escrowed funds, such distribution will be subject to withholding tax to the extent it is allocable to a subscriber that has not provided an executed Form W-9 or substitute Form W-9 to the escrow agent. If the escrow agent is required to withhold on a subscriber’s proportionate share of the income earned on the escrowed funds and such income is distributed to us, only the amount that is net of such withholding shall be credited to the subscriber in the form of additional shares of our common stock.

Distributions

          Provided that we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15.0% maximum federal rate through the end of 2010) for qualified dividends received by individual stockholders from taxable C corporations and certain foreign corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (1) income retained by the REIT in a prior taxable year in which the REIT was subject to corporate level income tax (less the amount of tax), (2) dividends received by the REIT from TRSs or other taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

          Distributions from us that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its shares. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Internal Revenue Code that treat stockholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. Corporate stockholders may be required to treat up to 20.0% of some capital gain dividends as ordinary income. In addition, capital gain dividends are not eligible for the dividends received deduction for corporations. Long-term capital gains are generally taxable at maximum federal rates of 15.0% (through the end of 2010) in the case of individual stockholders, and 35.0% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25.0% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

          In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits generally will be allocated first to distributions with respect to preferred shares, none of which are currently issued and outstanding, and then to common shares. If we have net capital gains and designate some or all of our distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of shares in proportion to the allocation of earnings and profits.

          Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s interest in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s interest, they will generally be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

          Participants in our dividend reinvestment plan will be treated for tax purposes as having received a distribution equal to the fair market value on the date of the distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability. It is possible that, instead of a cash distribution, we may distribute our own stock to satisfy a portion of the annual dividend distribution necessary to maintain our qualification as a REIT, provided that the securities so distributed are readily marketable. The IRS has taken the position in various private letter rulings that, under the applicable tax law, in order for a stock dividend to satisfy the REIT distribution requirement, the dividend must be a combined stock and cash distribution pursuant to which REIT shareholders are able to elect to receive cash in lieu of stock in an amount equal to at least 20% of the aggregate dividend distribution. Recognizing the current crisis in the credit markets, in Revenue Procedure 2008-68 the IRS relaxed the requisite cash portion of a stock/cash dividend from 20% to 10% for stock dividends declared by any publicly traded REIT through December 31, 2009. However, because we will not be a publicly traded REIT in 2009, this relaxation of the required cash component would not be available to us. Stock dividends would constitute fully taxable dividends to our stockholders although no cash, or an inadequate amount of cash, may be received by a stockholder to pay the resulting federal income tax liability.

Dispositions of Our Shares

          In general, a domestic stockholder will realize gain or loss upon the sale or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the stockholder’s adjusted tax basis in the shares at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (discussed above), less tax deemed paid on it, and reduced by returns of capital. In general, capital gains recognized by individual stockholders upon the sale or disposition of our shares will be subject to a maximum federal income tax rate of 15.0% (through the end of 2010) if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35.0% through the end of 2010) if the shares are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35.0%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder (but not ordinary income, except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

          If a domestic stockholder’s shares of our common stock are redeemed by us, such stockholder will be treated as if it sold the redeemed shares if all of its shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend or is substantially disproportionate. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Domestic stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

          If an investor recognizes a loss upon a subsequent sale or other disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly and apply to transactions that would not typically be considered tax shelters. In addition, significant penalties are imposed by the Internal Revenue Code for failure to comply with these requirements.

          You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

          Distributions made by us and gain arising from the sale or exchange by a domestic stockholder of our shares will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment income limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income. Our operating and capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Taxation of Foreign Stockholders

          The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders of our shares. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the U.S.;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

          The following discussion is based on current law and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation. This discussion does not address foreign stockholders who hold our shares through a partnership or other pass-through entity. Foreign stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our shares.

Escrowed Funds

          We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from at least 100 persons who are not affiliated with us or our advisor. Pending satisfaction of these conditions, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit. Funds in escrow will be invested in short-term investments that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. If we do not raise $2,500,000 in gross offering proceeds from at least 100 persons who are not affiliated with us or our advisor by          , 2010, we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus investment returns on such funds, if any). If the escrowed funds are released to us, any income earned thereon will, at our discretion, be disbursed to our subscribers or disbursed to us and credited to the subscriber in the form of additional shares of our common stock.

          Non-U.S. holders may be subject to taxation on their proportionate share of income earned on the escrowed funds in a taxable year regardless of whether such income is distributed to such holders in such year. In addition, when the escrow agent distributes income earned on the escrowed funds, such distribution will be subject to withholding tax to the extent it is allocable to a subscriber that has not provided an executed Form W-8 or substitute Form W-8 to the escrow agent. If the escrow agent is required to withhold on a subscriber’s proportionate share of the income earned on the escrowed funds and such income is distributed to us, only the amount that is net of such withholding shall be credited to the subscriber in the form of additional shares of our common stock.

Ordinary Dividends

          The portion of a distribution received by a non-U.S. holder that is (1) payable out of our earnings and profits (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder generally will be subject to U.S. withholding tax at the rate of 30.0% or a lower rate permitted under an applicable treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to certain dividends from REITs. We expect to withhold U.S. income tax at the rate of 30.0% on the gross amount of any such dividends paid to a non-U.S. holder, unless (1) a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced rate or (2) the non-U.S. holder files with us an IRS Form W-8ECI claiming that the distribution is income treated as effectively connected to a U.S. trade or business.

          Participants in our dividend reinvestment plan will be treated for tax purposes as having received a distribution equal to the fair market value on the date of the distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have withholding tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.

          In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. holder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, (1) the non-U.S. holder generally will be subject to U.S. tax with respect to such dividends at graduated rates in the same manner as domestic stockholders, (2) such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and (3) the income may also be subject to a branch profits tax at 30.0% (or a lower treaty rate) in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions

          If our shares do not constitute a U.S. real property interest (a “USRPI”), as described below under “— Dispositions of Our Shares,” distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

          If our shares constitute a USRPI, as described below under “— Dispositions of Our Shares,” distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in our shares will be treated as gain from the sale or exchange of such shares and be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (for example, an individual or a corporation, as the case may be). The collection of the tax will be enforced by a creditable withholding tax imposed at a rate of 10.0% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

          The portion of dividends received by non-U.S. holders that are attributable to the gain on the sale or exchange of USRPIs will not be treated as described above under “—Ordinary Dividends” and “—Non-Dividend Distributions” but will be taxed under FIRPTA. However, if our shares are considered to be regularly traded on an established securities market in the U.S. and such distributions are made to a non-U.S. holder that owned 5.0% of the class of shares in respect of which the distribution is made at all times during the year prior to the distribution such distribution will not be subject to taxation under FIRPTA but will be treated as an ordinary distribution described above. Distributions taxed under FIRPTA will, except as discussed below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. In addition, we will be required to withhold and remit to the IRS either 35.0% of any distribution to the non-U.S. holders that is designated as a capital gain dividend, or, if greater, 35.0% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gain to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. Distributions subject to FIRPTA may also be subject to a branch profits tax at 30.0% (or a lower treaty rate) in the hands of a non-U.S. holder that is a corporation. At the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market, and we can give you no assurance that they will be so traded in the future.

          Capital gain dividends received by a non-U.S. holder that are attributable to dispositions by that REIT of assets other than USRPIs are generally not subject to U.S. income or withholding tax unless:

•

such distribution is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to tax on a net basis in a manner similar to the taxation of U.S. holders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30.0% branch profits tax, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and either has a “tax home” in the U.S. or with respect to whom certain other conditions exist, in which case such nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain.

Stock Dividends

          It is possible that, instead of a cash distribution, we may distribute our own stock as described above under “– Taxation of Taxable Domestic Stockholders – Distributions.” A stock dividend paid to a non-U.S. holder would constitute a fully taxable dividend and be subject to U.S. withholding tax although no cash, or a small amount of cash, may be distributable to the stockholder.

Undistributed Capital Gains

          Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom, an amount equal to its proportionate share of the tax paid by us on such undistributed capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us were to exceed its actual U.S. federal income tax liability, and the non-U.S holder timely files an appropriate claim for refunds.

Dispositions of Our Shares

          Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our shares will be treated as a USRPI if 50.0% or more of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, our shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50.0% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we will be, and we expect to continue to be, a domestically controlled qualified investment entity and, therefore, the sale of our shares by a non-U.S. holder should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be a domestically controlled qualified investment entity.

          In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. holder’s sale or other disposition of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares owned are of a class that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (2) the selling non-U.S. holder held 5.0% or less in value of our outstanding shares of that class at all times during a specified testing period. At the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market, and we can give you no assurance that they will be so traded in the future.

          If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10.0% of the purchase price and remit such amount to the IRS. Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 5.0% exception applicable to “regularly traded” shares described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other common shares within 30 days after such ex-dividend date.

          If a non-U.S. holder’s shares of our common stock are redeemed by us, such holder will be treated as if it sold the redeemed shares if all of its shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend or is substantially disproportionate. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. holders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Estate Tax

          Our shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that (1) a tax-exempt stockholder has not held our shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the shares is financed through a borrowing by the tax-exempt stockholder), and (2) our shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our shares should not give rise to UBTI to a tax-exempt stockholder.

          Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

          In certain circumstances, a “qualified trust” (as defined in Section 401(a) and exempt from tax under Section 501(a)) that owns more than 10.0% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI. This requirement will apply for a taxable year if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we would not have satisfied the requirement that not more than 50.0% of the value of our shares be held by five or fewer individuals but for the special rule under which shares of a REIT held by a qualified trust are treated as held by the beneficiaries of such trust in proportion to their actuarial interests therein and (2) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (1) one qualified trust owns more than 25.0% of the value of our shares, or (2) a group of qualified trusts, each individually holding more than 10.0% of the value of our shares, collectively owns more than 50.0% of such shares. If the foregoing requirements are met, the percentage of our dividends that are treated as UBTI to a qualified trust that owns more than 10.0% of the value of our shares is equal to the ratio of (1) the UBTI earned by us (determined as if we were a qualified trust) to (2) our total gross income (less direct expenses related thereto). The rules described above only apply if the ratio determined under the preceding sentence is at least 5.0%. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10.0% of the value of our shares, or our becoming a pension-held REIT.

          Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our shares.

Legislative or Other Actions Affecting REITs

          The rules dealing with federal taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our shares.

State, Local and Foreign Taxes

          We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We intend to own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the federal tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.

Backup Withholding Tax and Information Reporting

Domestic Stockholders

          We will report to our domestic stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28.0% with respect to distributions paid if (1) the stockholder fails to furnish its taxpayer identification number, (“TIN”) to the payor in the manner required, (2) the IRS notifies the payor that the TIN furnished by the stockholder is incorrect, (3) there has been a notified payee underreporting of reportable interest or dividend payments as described in Section 3406(c), or (4) the stockholder fails to certify to the payor, under penalty of perjury, that such stockholder is not subject to backup withholding. Backup withholding does not apply to stockholders that are corporations or come within other exempt categories. A domestic stockholder that does not provide us with the correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. The current backup withholding rate of 28.0% could change in future years.

          We will be required to furnish annually to the IRS and to holders of our common shares information relating to the amount of dividends paid on our common shares, and that information reporting may also apply to payments of proceeds from the sale of our common shares. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders

          The proceeds of a disposition of our shares by a non-U.S. holder to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a non-U.S. person 50.0% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a non-U.S. partnership if partners who hold more than 50.0% of the interest in the partnership are U.S. persons, or a non-U.S. partnership that is engaged in the conduct of a U.S. trade or business, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or non-U.S. broker. Generally, backup withholding does not apply in such a case.

          Generally, non-U.S. holders will satisfy the information reporting requirement by providing a proper IRS withholding certificate (such as IRS Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of holders of our common shares when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury regulations varies depending on the non-U.S. holder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

          The following is a summary of some considerations associated with an investment in our shares by an employee benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan), an individual retirement account or plan subject to Section 4975 of the Internal Revenue Code (such as an IRA, a Keogh plan or other plan subject to Section 4975 of the Internal Revenue Code), a governmental plan (such as a retirement system or Section 457 plan subject to laws similar to ERISA or Section 4975 of the Internal Revenue Code) or an entity whose assets are treated as plan assets (such as a collective investment fund or a fund of funds subject to ERISA, Section 4975 of the Internal Revenue Code or similar laws).

          We refer to those plans and other entities as “plans.”

          The law governing investments by plans is subject to extensive administrative and judicial interpretations. We do not intend the following discussion to be exhaustive, but rather representative of the legal issues that may be of concern to a plan investor. There may be adverse tax or labor decisions or legislative, regulatory or administrative changes that may significantly modify the statements in this summary. You should seek independent advice regarding each plan’s situation.

Responsibilities of the Plan Fiduciary

          Before proceeding with an investment in our shares of a portion of the assets of a plan, the person with investment discretion on behalf of the plan, taking into account the facts and circumstances of such plan, should consider whether the acquisition of our shares is consistent with its fiduciary obligations under Section 404 of ERISA or other applicable laws and the permissibility of such investment under the governing documents of the plan.

          Section 404(a)(1) of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor (“DOL”) provide as a general rule that a fiduciary with respect to a plan subject to ERISA must discharge its duties with respect to the plan in a prudent manner, and must perform his or her services solely in the interest of, and act for the exclusive benefit of, plan participants and beneficiaries. ERISA also requires that a fiduciary of a plan subject to ERISA act in accordance with the written plan documents (unless such documents are contrary to ERISA). The plan fiduciary should also consider whether the investment is appropriate in view of its obligations under ERISA or other applicable laws to diversify the investments of the plan so as to minimize the risk of large losses. Likewise, an ERISA plan fiduciary should consider whether, in view of all of the facts and circumstances, the investment is consistent with its obligations under Section 404(a)(1)(B) of ERISA to discharge one’s fiduciary duties “with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.” A plan fiduciary must also determine that the investment in shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

          In analyzing the prudence of an investment in our shares, attention should be given to the DOL’s regulation relating to the investment of assets of a plan subject to ERISA under the prudence standard. 29 C.F.R. Section 2550.404a-1. The regulation advises that before engaging in a proposed investment, a fiduciary should determine that the investment, viewed in light of its role in the overall investment portfolio for which the fiduciary has responsibility, is designed reasonably to further the plan’s purposes, taking into account the risk of loss and opportunity for gain involved in the investment. In reaching this determination, the fiduciary is advised to consider the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to anticipated cash flow needs of the plan, the projected return of the total portfolio relative to the plan’s funding objectives, and the consistency of our investment objectives with the overall governing documents of the plan.

          Our acceptance of a subscription from a plan does not constitute a representation or judgment by us, our board of directors or our advisor that an investment in our shares or any continued holding of our shares is an appropriate or permissible investment for the plan or that an investment in our shares meets the legal requirements applicable to the plan. The plan remains responsible for its compliance with all applicable legal requirements.

Plan Asset Status

          Section 3(42) of ERISA and regulations adopted by the DOL set forth rules to determine when an investment in an entity by a plan subject to ERISA or Section 4975 of the Internal Revenue Code will cause the assets of the entity to be treated as assets of the investing plan under ERISA or Section 4975 of the Internal Revenue Code. This is often referred to as the “look-through” rule. We are operating under the assumption that we will satisfy one or more of the exceptions to the look-through rule available under the plan asset rules, but there can be no guarantee or assurance that an exception will be satisfied.

          Exception for “Publicly-Offered Securities” If a plan or other entity subject to ERISA or Section 4975 of the Internal Revenue Code acquires “publicly-offered securities,” the look-through rule does not apply and the assets of the issuer of the securities will not be deemed to be plan assets. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934 within a specified timeframe;

•	part of a class of securities that is “widely held”; and

•	“freely transferable.”

          Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period.

          Under the plan asset rules, our common stock is part of a class that is “widely held” only if it is held by 100 or more investors independent of us and independent of one another. We reserve the right in our discretion to restrict subscriptions by plans or other entities subject to ERISA or Section 4975 of the Internal Revenue Code until we believe that our shares are held by 100 or more persons who are independent of us and independent of one another. There can be no assurance, however, that our common stock will be part of a class that is “widely held.”

          Whether a security is “freely transferable” depends on the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The plan asset rules provide, however, that where a minimum investment in a public offering of securities is $10,000 or less, a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of an entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, we expect that our shares will be considered “freely transferable” notwithstanding the existence of the restrictions imposed to meet federal tax requirements. Nonetheless, we cannot assure you that the DOL or a court would not reach a contrary conclusion.

          If our shares are held by 100 or more shareholders independent of us and independent of one another, and assuming no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our shares and the offering takes place as described in this prospectus, we would expect our shares to constitute “publicly-offered securities.”

          Exception for Insignificant Participation by Plans or Other Entities Subject to ERISA or Section 4975 of the Internal Revenue Code. The plan asset rules also provide that our assets will not be deemed to plan assets if investment by plans or other entities subject to ERISA or Section 4975 of the Internal Revenue Code is less than 25% of the value of each class of our shares or other equity interests. In calculating the value of a class of our shares for this purpose, the value of any shares held by any person who has discretionary authority or control with respect to our assets or any person who provides investment advice for a fee with respect to our assets, or any affiliate of such a person, must be excluded. This 25% test is applied each time a person acquires or disposes of our shares. The subscription agreement includes questions about plan status. Although we may qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of equity interests held by plans or other entities subject to ERISA or Section 4975 of the Internal Revenue Code to less than 25.0%. We reserve the right in our discretion to reject subscriptions by plans or other entities subject to ERISA or Section 4975 of the Internal Revenue Code if subscriptions by such plans or other entities would represent 25.0% or more of all subscriptions for our shares. There can be no assurance, however, that we will be able to restrict subscriptions because, for example, an investor could misrepresent its status to us.

          We will operate under the assumption, absent knowledge to the contrary, that the publicly-offered security exception or the exception for insignificant participation by plans subject to ERISA or Section 4975 of the Internal Revenue Code has been satisfied and, therefore, a detailed discussion of the consequences of having our assets be deemed to be plan assets is not included here. There can be no assurance, however, that the conditions of either exception will be met because, for example, the DOL might take the position that our stock is not “widely held” or “freely transferable” or an investor might misrepresent its status as a plan on its subscription agreement.

          If our assets were treated as plan assets, our board of directors and our advisor would be ERISA fiduciaries with respect to our assets, and our assets and transactions would be subject to the fiduciary and prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code and potentially subject to similar laws. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our advisor or us or that we restructure our activities in order to qualify for an exemption from the prohibited transaction rules. Furthermore, if our assets were treated as plan assets, we might be forced to forego otherwise attractive opportunities, liquidate otherwise attractive investments before we otherwise would or dissolve. This may delay or hinder our ability to meet our investment objectives and reduce the overall return on your investment in our shares.

          If our assets were considered plan assets, we, our board of directors and our advisor intend to attempt to comply with ERISA’s fiduciary standards and the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code. However, we cannot guarantee you that our good faith actions or those of our board of directors or our advisor will not result in a breach of fiduciary duty under ERISA or give rise to a prohibited transaction for which no exemption is available. There can be no assurance that we, our board of directors or our advisor will be able to determine whether a violation of ERISA or a non-exempt prohibited transaction has occurred or might occur or whether any corrective measures our advisor or we take will have any negative consequences on a plan.

Additional Fiduciary and Prohibited Transaction Considerations

          Certain plans may maintain relationships with us, our board of directors, our advisor or our affiliates under which we, our board of directors, our advisor or an affiliate provides investment advisory services to the plan. For example, these relationships may cause us, our board of directors, our advisor or our affiliates to be deemed to be a fiduciary with respect to the plan. As a result, an investment in our shares by a plan for which we, our board of directors, our advisor or an affiliate provides investment advisory services could possibly be interpreted to raise prohibited transaction or other issues. You should make your own determination regarding whether any relationship you or the plan maintains with us, our board of directors, our advisor or our affiliates would constitute a prohibited use of plan assets. We should be notified in writing of all such relationships.

          In addition, a prohibited transaction or other violation of ERISA, Section 4975 of the Internal Revenue Code or similar laws may occur where there are circumstances indicating that:

•	the investment in our shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA or other applicable laws, or

•

the investment in our shares constitutes an arrangement under which it is expected that we, our board of directors or our advisor will engage in transactions which would otherwise be prohibited if entered into directly by the plan purchasing the shares.

Requests for Information

          We reserve the right to request from any investor or potential investor such information as we deem necessary to monitor investments relating to plans.

Unrelated Business Taxable Income

          Certain types of income or gain recognized by the plan may be treated as “unrelated business taxable income” under Section 512 of the Internal Revenue Code. See the section of this prospectus entitled “Certain U. S. Federal Income Tax Consequences” for details.

Valuation, Reporting and Disclosure

          A fiduciary of a plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and reflect that fair market value on the plan’s Form 5500 (Annual Return/Report), which is filed with the government. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value.” In addition, a trustee or custodian of an IRA must provide the IRA participant with a statement of the value of the IRA each year.

          It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, there have been no regulations specifying how a plan fiduciary should determine the “fair market value” of our shares when the fair market value of the shares of common stock is not determined in the marketplace.

          We or our advisor will prepare annual reports of the estimated value of shares. We expect that we or our advisor will use the most recent price paid to acquire a share in our offering as the value of a share. We do not expect that we or our advisor will obtain an independent appraisal of the value of a share. You should consider that:

•

we establish the share offering price on an arbitrary basis and the selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares;

•

the value used by us or our advisor may not actually be realized by us or by you upon liquidation, in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets;

•	you may not realize the value determined by us if you were to attempt to sell your shares; and

•	the value, or the method used to establish value, may not comply with the requirements of ERISA or the Internal Revenue Code.

          Also, if the plan’s fiscal year differs from ours, the plan may not be able to obtain valuation information as of the last day of its fiscal year. Filing each plan’s Form 5500 is the responsibility of the plan.

Special IRA Rules

          Although IRAs are not subject to ERISA’s fiduciary standards, they are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code as well as to additional rules and regulations that could affect your decision to invest assets of an IRA in our shares. For example, IRA assets are required to be held by a qualified custodian in the custodian’s name. If you are considering investing the assets of an IRA in our shares, you should take care to ensure that amounts used to purchase the shares are not inadvertently withdrawn from the IRA’s custodial account. Rather, such amounts should be reflected as an investment in our shares. You may wish to consult with your custodian, as the custodian may require certain forms of documentation in order to permit investments in our shares. You should consider the unique rules and circumstances applicable to them before making an investment in our shares.

Governmental Plans

          Certain plans may include the assets of governmental plans. Governmental plans are generally not subject to ERISA or the prohibited transaction provision of Section 4975 of the Internal Revenue Code. However, these plans are subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code which are similar to the prohibited transactions under Section 4975 of the Internal Revenue Code. In addition, the fiduciary of any governmental plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan before making an investment in our shares.

          No view is expressed on whether an investment in our shares (and any continued investment in our shares), or our operation and administration, is appropriate or permissible for any governmental plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other laws respecting such plan.

You should consult with your own counsel concerning the appropriateness of an investment in our shares and the consequences under ERISA or other applicable laws of an investment in our shares.

DESCRIPTION OF SHARES

          Our charter authorizes the issuance of 130,000,000 shares of stock, of which 120,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of the date of this prospectus, 100 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

          The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

          Holders of our common stock will be entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

          Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

          Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Action by Stockholders

          Under Maryland General Corporation Law and our charter, action by our stockholders can be taken only at an annual or special meeting of stockholders or by written consent in lieu of a meeting by stockholders representing not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Meetings and Special Voting Requirements

          An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10.0% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders holding at least 10.0% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast more than 50.0% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum.

          Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless authorized by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter includes such a provision in order that these matters may be approved by a majority of the votes entitled to be cast. As a result, under our charter, provided that our directors then in office have approved and declared the action advisable and submitted such action to the stockholders, dissolution, an amendment to our charter that requires stockholder approval, a merger, a sale of all or substantially all of our assets, a share exchange or a similar transaction outside the ordinary course of business, must be approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action.

          Although our charter provides that the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors, we have been advised that Maryland law does require board action in order to amend our charter or dissolve the corporation. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in real estate assets;

•	sell all or substantially all of our assets; or

•	cause our merger or similar reorganization.

          The term of the advisory agreement with our advisor ends after one year but may be renewed for an unlimited number of successive one-year periods. Our independent directors will periodically review the advisory agreement. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

          In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal at least 90 days but not more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

          To maintain our REIT qualification, not more than 50.0% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and our advisor must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after 2009, the first taxable year for which we will make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

          To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to one or more particular persons if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

          Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

          Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

          Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

          In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

          Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

          The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

          Within 30 days after the end of each taxable year, every owner of 5.0% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

          These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

          State securities laws and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering but also to potential purchasers of your shares. These suitability and minimum purchase amount requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Dividends

          We intend to begin paying distributions to our stockholders as soon as we have sufficient cash flow from our operations. Subject to there being funds legally available to us for the purpose, we expect to declare distributions on a quarterly basis and pay the distributions on a monthly basis. For each distribution to our stockholders, our board of directors will approve a distribution of a certain dollar amount per share of our common stock and we will then calculate each stockholder’s specific distribution amount using daily record and distribution dates. In order that investors may generally begin earning dividends upon our acceptance of their subscription, we expect to use daily record dates for the determination of who is entitled to a dividend.

          To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90.0% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Certain U.S. Federal Tax Considerations—Annual Distribution Requirements.”

          Our board of directors will declare dividends at its discretion. Generally, our policy will be to pay dividends from cash flow from operations and not to pay dividends from offering proceeds; however, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay dividends from any source, including borrowings, offering proceeds or the proceeds from the issuance of securities. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period. Instead, in an attempt to make dividends relatively uniform, we may declare dividends in anticipation of cash flow that we expect to receive during a later period and we may pay these dividends in advance of our actual receipt of these funds. In these instances, we expect to look first to borrowings to fund our distributions.

          It is possible that, instead of a cash distribution, we may distribute our own stock to satisfy a portion of the annual dividend distribution necessary to maintain our qualification as a REIT, provided that the securities so distributed are readily marketable. Stock dividends constitute fully taxable dividends to our stockholders although no cash, or an inadequate amount of cash, may be received by a stockholder to pay the resulting federal income tax liability. See “Certain U.S. Federal Tax Consequences – Taxation of Taxable Domestic Stockholders – Distributions.”

Inspection of Books and Records

          As a part of our books and records, we will maintain at our executive offices an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least monthly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon such stockholder’s request. We will also mail this list to any stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

          If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Dividend Reinvestment Plan

          We have adopted a dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan as is currently in effect.

Eligibility

          All of our stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

          At any time prior to the listing of our shares on a national securities exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the Subscription Agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of Subscription Agreement attached hereto as Appendix A.

Election to Participate

          You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after our receipt of your enrollment form. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

          Shares will be purchased under the dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of dividends under the dividend reinvestment plan.

          The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering shares of our common stock pursuant to this prospectus and have not done so for one year. We do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

Account Statements

          You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

          In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions

          If we pay a selling commission in connection with the sale of shares to you in our primary offering, we will pay a 3.0% selling commission on any additional shares you purchase pursuant to our dividend reinvestment plan. Otherwise, we will not pay selling commissions on shares sold under our dividend reinvestment plan. We will not pay any dealer manager fees in connection with shares sold under this plan. Whether we pay a selling commission will not affect the purchase price you pay under the dividend reinvestment plan, but it will affect the net proceeds to us from the sale. The total return for our investors would likely be higher if we paid no selling commissions. We will not receive a fee for selling shares under the dividend reinvestment plan. Sales under our dividend reinvestment plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

          You may vote all shares that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

          If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the dividend reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until the third anniversary of the completion of our offering stage, participants in our dividend reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our dividend reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Certain U.S. Federal Tax Considerations—Taxation of Taxable Domestic Stockholders.” We will withhold 28.0% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

          Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

          We may amend or terminate the dividend reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Plan

          Our board of directors has adopted a share redemption plan that may enable you to sell your shares to us in limited circumstances. Our share redemption plan, subject to our having sufficient funds legally available for the purpose, will permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below. However, our board of directors may amend the provisions of our share redemption plan without stockholder approval.

          Initially, we will redeem shares at the lower of $9.00 or 90.0% of the price paid to acquire the shares from us, unless the shares are being redeemed in connection with the death or qualifying disability of a stockholder. After the third anniversary of the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering shares of our common stock and have not done so for one year. We will report this redemption price to you in our annual report and the three quarterly reports that we publicly file with the SEC. We do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.

          Our share redemption plan limits the number of shares we may redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. In addition, during any calendar year, we will redeem no more than 5.0% of the weighted average number of shares outstanding during the prior calendar year. We also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

          Wells Fargo Shareowner Services will administer the share redemption plan. See “Share Redemption Plan” attached hereto as Appendix B. We will redeem shares on the last business day of each month. The program administrator must receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we cannot repurchase all shares presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount described below under “Plan of Distribution — Minimum Purchase Requirements,” then we will redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum amount, then we will not redeem any shares that would reduce your holdings below the minimum amount. In the event that you are having all of your shares redeemed, there is no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

          If we do not completely satisfy a stockholder’s redemption request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdraws his or her request before the next date for redemptions. Any stockholder can withdraw a redemption request upon written notice to the program administrator if such notice is received by us at least five business days before the date for redemptions.

          In several respects we will treat redemptions sought upon a stockholder’s death or qualifying disability differently from other redemptions:

•	there is no one-year holding requirement;

•	until three years after the completion of our offering stage, the redemption price will be the amount paid to acquire the shares from us; and

•	three years after the completion of our offering stage, the redemption price will be the net asset value of the shares, as estimated by our advisor or another firm chosen for that purpose.

          Our board of directors may amend, suspend or terminate the share redemption plan upon 30 days’ notice, however, under no circumstances will we pay our board of directors, advisor or its affiliates any fees to complete any transaction under our share redemption plan. We will notify you of such developments in the annual or quarterly reports mentioned above or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

          In general, for a disability to constitute a “qualifying disability” and, therefore, entitle a stockholder to the special redemption terms described above, (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive.

          Our share redemption plan will only provide stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Listing or Liquidation

          We will seek to list our shares of common stock for trading on a national securities exchange if and when our board of directors, including a majority of our independent directors, believes listing would be in the best interests of our stockholders. However, at this time, we have no intention to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock by the seventh anniversary of the completion of our offering stage, we intend to either:

•	seek stockholder approval of an extension or amendment of this listing deadline;

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the Conflicts Committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

          If we seek and do not obtain stockholder approval of an extension or amendment to the listing deadline, we will then seek stockholder approval of the liquidation of the company. If we seek and do not obtain stockholder approval of liquidation of the company, we will continue to operate our business as before. If a majority of the Conflicts Committee determines that liquidation is not then in the best interests of our stockholders, the Conflicts Committee will reevaluate the merits of liquidation at least annually and seeks stockholder approval of the liquidation of the company in the event the Conflicts Committee determines it is in the best interests of our stockholders. If we seek and obtain stockholder approval of our liquidation, we will begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders. We will consider our offering stage complete when we are no longer publicly offering shares of our common stock pursuant to this prospectus and have not done so for one year. We do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

          One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors will likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believes it will be difficult for stockholders to dispose of their shares, then that factor will weigh against listing. However, this will not be the only factor considered by the board. If listing still appears to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock. The board will also likely consider whether there was a large demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption plan at this time could be an indicator of stockholder demand to liquidate their investment.

Lock-up Agreement with Capital Financial Services, Inc.

          Our advisor, executive officers and non-independent directors have agreed to enter into “lock-up” agreements with Capital Financial Services, Inc., in which they will agree to refrain from selling their shares in the public market for a period of two years after the effective date of this registration statement. In the event our common stock is listed on a national securities exchange at the time these lock-up agreements expire, any shares held by such persons will become available for sale two years after the effective date of this registration statement upon the expiration of these agreements.

Registrar and Transfer Agent

          We will engage a third party to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

          A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

          In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

          In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A) remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors and the other voting rights of our stockholders, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our stockholders.

No Appraisal Rights

          In certain extraordinary transactions, the Maryland General Corporation Law provides dissenting stockholders with a right to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As is permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights in connection with any transaction, except with respect to appraisal rights arising in connection with the Control Share Acquisition Act defined and discussed below, and similar rights in connection with a proposed roll-up transaction as discussed above.

Control Share Acquisitions

          After we have raised the minimum offering amount, we will have at least 100 stockholders and, as a result, we may be subject to certain provisions of the Maryland General Corporation Act, which we refer to as the Control Share Acquisition Act. The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

          The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is the entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

          The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

          After we have raised the minimum offering amount, we will have at least 100 stockholders and, as a result, we may be subject to certain provisions of the Maryland General Corporation Act, which we refer to as the Business Combination Act. Under the Business Combination Act, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Those business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

          After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

          The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the independent directors. That resolution, however, may be altered or repealed in whole or in part at any time. If the resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Additional Provisions of Maryland Law

          Maryland law provides that a Maryland corporation that is subject to the Securities Exchange Act of 1934 and has at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. If a board of directors is classified in that manner, the classification cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into applicable statutory provisions and notwithstanding the charter or bylaws:

•	provide that a special meeting of stockholders will be called only at the request of stockholders, entitled to cast at least a majority of the votes entitled to be cast at the meeting;

•	reserve for itself the right to fix the number of directors;

•	provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote;

•	retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director and

•

provide that all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, in office, even if the remaining directors do not constitute a quorum.

In addition, if the board is classified, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. We are not prohibited from implementing any or all of the statute.

          Pursuant to our charter, we have elected to be subject to a specific provision of the statute such that, at all times that we are eligible to make that election, all vacancies on the board of directors resulting from an increase in the size of the board or the death, resignation or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. That election by our board is subject to any provisions of a class or series of preferred stock established by the board, and to the requirement set forth in our charter that independent directors shall nominate replacements for any vacancies among the independent directors’ positions. While certain other of the provisions available for election under the statute are already contemplated by our charter and bylaws, the law would permit our board of directors to override any future changes to those provisions of our charter or bylaws.

THE OPERATING PARTNERSHIP

General

          Our operating partnership was formed as a Delaware limited partnership on January 27, 2009 to own real property, debt and other investments that will be acquired and actively managed by our advisor on our behalf. We use an UPREIT structure generally to enable us to acquire real estate assets in exchange for limited partnership units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real estate assets or the transfer of their real estate assets to us in exchange for shares of our common stock or cash. In such a transaction, the owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership units on a tax-free basis.

          We intend to hold substantially all of our assets in our operating partnership or in direct or indirect subsidiary entities in which our operating partnership owns an interest, and we intend to make future acquisitions of real estate assets using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to limited partnership units which are equivalent to the distributions made to our stockholders. Finally, a holder of limited partnership units may later exchange his units for shares of our common stock on a one-for-one basis in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. We are the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct its business.

          The following is a summary of certain provisions of the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

          As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

          If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the operating partnership to issue limited partnership units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

          The operating partnership agreement requires that the operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that the operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the operating partnership being taxed as a corporation, rather than as a partnership. See “Certain U.S. Federal Tax Considerations—Tax Aspects of Investments in Our Operating Partnership—Entity Classification.”

Distributions

          The Operating Partnership Agreement generally provides that, except as provided below with respect to the Advisor OP Units, the operating partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one limited partnership unit will generally receive the same amount of annual cash flow distributions from the operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the limited partnership units). Similarly, the operating partnership agreement provides that, except as provided below with respect to the Advisor OP Units, income of the operating partnership from operations and from disposition of assets normally will be allocated to the holders of limited partnership units in accordance with their relative percentage interests such that a holder of one limited partnership unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than our advisor, as the holder of the Advisor OP Units) in accordance with their respective percentage interests in the operating partnership. Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

          During our operational stage, our advisor, as the holder of the Advisor OP Units, will be entitled to regular operating distributions of net cash flow and other distributions from our operating partnership in an amount equal to:

•

10.0% of the distributions made by our operating partnership after the other holders of limited partnership units, including us (on behalf of the holders of our common stock), have received distributions equal to a 6.0% cumulative non-compounded per annum return on their net investment in the operating partnership; and

•

25.0% of the distributions made by our operating partnership after the holders of limited partnership units, including us (on behalf of the holders of our common stock), have received distributions equal to an 8.0% cumulative non-compounded per annum return on their net investment in the operating partnership.

          Upon liquidation of our investments, our advisor, as the holder of the Advisor OP Units, will be entitled to liquidation distributions from our operating partnership in an amount equal to:

•

10.0% of the liquidation distributions made by our operating partnership after the other holders of limited partnership units, including us (on behalf of the holders of our common stock), have received, aggregate distributions (including all liquidation distributions, regular operating distributions of net cash flow and any other distributions) equal to their net investment in the operating partnership plus a 6.0% cumulative non-compounded per annum return on their net investment in the operating partnership; and

•

25.0% of the liquidation distributions made by our operating partnership after the holders of limited partnership units, including us (on behalf of the holders of our common stock), have received aggregate distributions (including all liquidation distributions, regular operating distributions of net cash flow and any other distributions) equal to their net investment in the operating partnership plus an 8.0% cumulative non-compounded per annum return on their net investment in the operating partnership.

          For these purposes, “net investment” of a limited partner in the operating partnership refers to the purchase price paid to the operating partnership by such limited partner (or, for units held by us, the gross purchase price paid to us for the shares of our common stock that correspond to such units), less any amounts distributed to such limited partner in excess of an 8.0% cumulative non-compounded per annum return on such purchase price (with such purchase price being reduced by any amounts previously distributed in excess of such 8.0% cumulative non-compounded per annum return). For each distribution received by our advisor, there will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to our advisor, as the owner of the Advisor OP Units, in connection with the amounts payable with respect to the Advisor OP Units, including amounts payable upon redemption of the Advisor OP Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% or 8.0%, as applicable, cumulative non-compounded annual pre-tax return on their net investment described above prior to the commencement of distributions to our advisor, as the owner of the Advisor OP Units.

          In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties and in acquiring and managing debt investments, our operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership.

Redemption Rights of Limited Partnership Units

          The holders of limited partnership units (other than us and our advisor, in its capacity as our advisor and holder of the Advisor OP Units) generally have the right to cause the operating partnership to redeem all or a portion of their limited partnership units for, at our sole discretion, shares of our common stock, cash, or a combination of both. If we elect to redeem limited partnership units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed. If we elect to redeem limited partnership units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her limited partnership units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption plan. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

          Subject to the foregoing, holders of limited partnership units (other than our advisor, in its capacity as our advisor and the holder of the Advisor OP Units) may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a holder of limited partnership units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 limited partnership units, unless such holder holds less than 1,000 limited partnership units, in which case, it must exercise its redemption right for all of its limited partnership units.

Redemption Rights of Advisor OP Units

          Advisor OP Units will be redeemed (or converted, at the election of our advisor, in its capacity as the holder of the Advisor OP Units, into limited partnership units) upon the listing of our common stock on a national securities exchange and will be redeemed upon a termination or non-renewal of the advisory agreement in connection with a sale or merger or otherwise, if earlier. Upon a redemption of the Advisor OP Units in connection with the listing, the holder of the Advisor OP Units will receive a payment in the amount that would have been distributed with respect to the Advisor OP Units if the operating partnership had distributed to the holders of limited partnership units upon liquidation an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 90 days after such listing. Upon a conversion of Advisor OP Units into limited partnership units in connection with the listing, our advisor, in its capacity as the holder of the Advisor OP Units, will receive an amount of limited partnership units with a value equal to the payment that would have been received upon a redemption, assuming each Advisor OP Unit has a value equal to one share at the time of the listing. If our advisor elects to convert the Advisor OP Units into limited partnership units in connection with a listing, our advisor shall retain the right to have its limited partnership units redeemed for an amount calculated in accordance with the two preceding sentences (substituting limited partnership units for Advisor OP Units). Upon a termination or non-renewal of the advisory agreement, our advisor, in its capacity as the holder of the Advisor OP Units, will receive a one-time payment in the amount that would have been distributed with respect to the Advisor OP Units had the operating partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the operating partnership. Upon the termination of the advisory agreement for “cause,” the payment to the holder of Advisor OP Units will be $1. Each redemption payment will be made in cash, to the extent that such payment does not impair the capital of the company, and any remaining payment will be made in the form of a promissory note bearing interest at a competitive rate but in no event less than the average dividend yield for the prior twelve-month period.

          In each case, the redemption payments (or conversion into equivalent limited partnership units, as applicable) will be made only after the other holders of the limited partnership units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 6.0% cumulative non-compounded annual pre-tax return on their net investment.

Transferability of Operating Partnership Interests

          We may not (1) voluntarily withdraw as the general partner of the operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the operating partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of limited partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of our advisor, as the holder of the Advisor OP Units, the amount of cash, securities or other property equal to the fair market value of the Advisor OP Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agrees to assume all obligations of the general partner of the operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of limited partnership units, other than the advisor and its affiliates. With certain exceptions, the holders of limited partnership units may not transfer their interests in the operating partnership, in whole or in part, without our written consent, as general partner. In addition, the advisor may not transfer its interest in the operating partnership as long as it is acting as our advisor.

PLAN OF DISTRIBUTION

General

          We are publicly offering a minimum of 250,000 shares and a maximum of 60,000,000 shares of our common stock in this offering. Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 50,000,000 shares of common stock on a best efforts basis through our dealer manager in our primary offering at $10.00 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to 10,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. On the third anniversary of the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We expect to sell the 50,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until          , 2012. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 10,000,000 shares through the reinvestment of dividends. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

          We have retained Capital Financial Services, Inc. as our exclusive dealer manager to conduct this offering. Our dealer manager agreement with Capital Financial Services, Inc. is terminable on thirty days prior written notice. Our advisor recently formed Spyglass Securities, LLC, which has no operating history and, as of the date of this prospectus, is in the process of obtaining its licensing approvals as a registered broker-dealer. Upon the receipt of the necessary licensing approvals, we intend to retain Spyglass Securities, LLC as our exclusive dealer manager to conduct this offering. Until that time, Capital Financial Services, Inc. will conduct this offering as our exclusive dealer manager. The dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus.

Compensation of Dealer Manager and Participating Broker-Dealers

          Our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from the sale of shares of our common stock sold in the primary offering and 3.0% of the gross offering proceeds from the sale of shares pursuant to our dividend reinvestment plan, which may be reallowed to participating broker dealers. The dealer manager also will receive a dealer manager fee of up to 3.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering, up to 1.0% of which may be re-allowed to a participating broker-dealer as a marketing fee. We will not pay any dealer manager fee for shares sold pursuant to our dividend reinvestment plan. In addition, our advisor may also elect to share with the dealer manager a portion of the organization and expense allowance as a marketing support fee.

          The following table shows the estimated maximum compensation available to the dealer manager and participating broker-dealers in connection with the offering, assuming the sale of 50,000,000 of our shares in the primary offering with no volume discounts:

Dealer Manager and Participating Broker-Dealer Compensation

	$ per share	%	Maximum Amount
Public Offering Price	10.00		$500,000,000
Dealer Manager Fee	0.30	3.0	$15,000,000
Selling Commissions	0.70	7.0	$35,000,000
Total Dealer Manager Fees, Commissions and	9.00	10.0	$450,000,000
Expenses

          In addition, we will issue to Capital Financial Services, Inc., our third party dealer manager, warrants to purchase an amount of shares equal to 10% of the shares sold while Capital Financial Services, Inc. was acting as our dealer manager. These warrants will have an exercise price of 110% of the public offering price of our shares, will not be exercisable until the one year anniversary of the completion of this offering and will expire on the fifth anniversary of the completion of this offering. We have also agreed for the benefit of Capital Financial Services, Inc. to cause the shares underlying the warrants to be publicly registered in the event our common stock is listed on a national securities exchange prior to the expiration of the warrants.

Volume Discounts

          In connection with the sales of $250,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

          Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased:

				Amount Paid per Share in Volume Discount Range
Dollar Volume of Shares Purchased			Purchase Price per Share to Investor	Percentage of Volume Discount (Based on $10.00/Share)	Sales Commission per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to		$249,999	$10.00	0.0%	$0.70	$0.30	$9.00
$250,000	to	$499,999	$9.90	1.0%	$0.60	$0.30	$9.00
$500,000	to	$999,999	$9.80	2.0%	$0.50	$0.30	$9.00
$1,000,000	to	$1,499,999	$9.70	3.0%	$0.40	$0.30	$9.00
$1,500,000	to	and above	$9.60	4.0%	$0.30	$0.30	$9.00

          For example, if you purchase $1,000,000 of shares, you will receive a 3% volume discount on the purchase price for those shares, in which event you would receive 103,093 shares as opposed to 100,000 shares, the amount of shares you would have purchased for $1,000,000 at $10.00 per share if there were no volume discounts. The commission on the sale of such shares would be $41,237 ($0.40 per share) and, after payment of the dealer manager fee of $30,928 ($0.30 per share), we would receive net proceeds of $927,835 ($9.00 per share). The net proceeds to us will not be affected by volume discounts.

          If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases of our shares.

          Subscriptions may be combined for the purpose of determining the volume discount level in the case of subscriptions made by any qualifying purchaser (as defined below), provided all such shares are purchased through the same broker-dealer. Any such reduction in the sales commission would be prorated among the separate investors. The term qualifying purchaser includes:

•	an individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a bank.

          Notwithstanding the above, the dealer manager may, at is sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors a percentage volume discount as high as 5.0%, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Any reduction in sales commissions and dealer manager fees would be prorated among the separate subscribers.

          Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

          In order to encourage purchases of shares of our common stock in excess $3,000,000, the dealer manager may, in its sole discretion, agree with a qualifying purchaser to reduce the dealer manager fee with respect to all shares purchased by the qualifying purchaser to as low as $0.20 per share (2.0% of the primary offering price) and the sales commission with respect to all shares purchased by the qualifying purchase to as low as $0.20 per share (2.0% of the primary offering price). Assuming a primary offering price of $10.00 per share, if a qualifying purchaser acquired in excess of $3,000,000 of shares, the qualifying purchaser could pay as little as $9.40 per share purchased. The net proceeds to us would not be affected by such fee reductions.

          Investors may also agree with the participating broker-dealer selling them their shares (or with the dealer manager if no participating broker dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisor. You should ask your financial advisor and/or broker-dealer about the ability to receive such reductions of the sales commission.

          Investors who receive reductions of the sales commission and/or the dealer manager fee that reduced the price per share to below $9.50 per share, which is the price per share under our dividend reinvestment plan, are advised to consider whether participation in the dividend reinvestment plan is appropriate because they can purchase shares outside of the dividend reinvestment plan for less than $9.50 per share.

          Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount or other reduction of the sales commission and fees will receive a higher return on their investment than investors who do not qualify for such discount.

Sales to Special Parties

          Our dealer manager has agreed to sell shares offered in our primary offering to persons to be identified by us as “friends and family” at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, employees of our advisor and its affiliates, business associates and others to the extent consistent with applicable laws and regulations. All such purchasers are expected to hold the shares purchased for investment only and not with a view towards distribution. The purchase price for such shares will be $9.10 per share, reflecting the fact that selling commissions in the amount of $0.60 per share and a dealer manager fee of $0.30 per share will not be payable in connection with such sales. The net proceeds to the company from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds the company receives from other sales of share in the primary offering. Purchases under this “friends and family” program will not count toward meeting the minimum offering threshold.

Third Party Dealer Manager Termination Fee

          Our advisor recently formed Spyglass Securities, LLC, which has no operating history and, as of the date of this prospectus, is in the process of obtaining its licensing approvals as a registered broker-dealer. Our dealer manager agreement with Capital Financial Services, Inc. is terminable on thirty days’ prior written notice. In the event Spyglass Securities, LLC receives all of the necessary licensing approvals, we intend to retain it as our exclusive dealer manager to conduct this offering. In the event we and/or our advisor desire to terminate the dealer manager agreement prior to the date on which Capital Financial Services, Inc. has sold at least 1,500,000 primary shares, Spyglass Securities, LLC will pay to Capital Financial Services, Inc. a termination fee equal to $450,000 less the amount of the dealer manager fees received by Capital Financial Services, Inc. prior to the termination date. Spyglass Securities, LLC will fund the payment of this fee with the dealer manager fees it receives from future sales of shares.

Lock-up Agreement

          Our advisor, executive officers and non-independent directors have agreed to enter into “lock-up” agreements with Capital Financial Services, Inc., in which they will agree to refrain from selling their shares in the public market for a period of two years after the effective date of this registration statement. In the event our common stock is listed on a national securities exchange at the time these lock-up agreements expire, any shares held by such persons will become available for sale two years after the effective date of this registration statement upon the expiration of these agreements.

Subscription Procedures

          We will not sell any shares unless we raise a minimum of $2,500,000 by    , 2010 from at least 100 persons who are not affiliated with us or our advisor. Until we have raised this amount from unaffiliated investors, all subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank, NA, in trust for subscribers’ benefit, pending release to us. If we do not raise at least $2,500,000 by    , 2010, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. If the escrowed funds are released to us, any income earned thereon will, at our discretion, be disbursed to our subscribers or disbursed to us and credited to the subscriber in the form of additional shares of our common stock. We will not deduct any fees if we return funds from the escrow account. Because of the higher minimum offering requirement for Pennsylvania investors, subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions. See “—Special Notice to Pennsylvania Investors” below.

          To purchase shares in this offering, you must complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “Wells Fargo Bank, NA, as agent for Prime Realty Income Trust, Inc.” Once we have raised $2,500,000, you should make your check payable to “Prime Realty Income Trust, Inc.,” except that Pennsylvania investors should follow the instructions below under “—Special Notice to Pennsylvania Investors.” Benefit plan investors cannot make subscription payments by wire transfer until the minimum offering requirements have been met. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days after the date of rejection. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

          You are required to represent in the Subscription Agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will not accept your subscription until at least five business days after your receipt of this prospectus.

          Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Only investors who have already met the minimum purchase requirement of $2,500 may participate in the automatic investment program. The minimum periodic investment is $500 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, dividends earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares—Dividend Reinvestment Plan.”

          You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

          To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “—Compensation of Dealer Manager and Participating Broker-Dealers.”

          You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the Subscription Agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of Subscription Agreement attached hereto as Appendix A.

Suitability Standards

          Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

	•	the fundamental risks of the investment;

	•	the risk that you may lose your entire investment;

	•	the lack of liquidity of our shares;

	•	the restrictions on transferability of our shares;

	•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of your investment.

          Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Minimum Purchase Requirements

          You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

          Until our shares of common stock are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and by operation of law.

Special Notice to Pennsylvania Investors

          Because the minimum offering of our common stock is less than $59.5 million, we caution you to carefully evaluate our ability to fully accomplish our stated goals and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $29.75 million in gross offering proceeds (including sales made to residents of other jurisdictions). In the event we do not raise gross offering proceeds of $29.75 million by          , 2010, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a separate account held by the escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. Purchases by persons affiliated with us or our advisor will not count toward satisfaction of the Pennsylvania minimum.

          If we have not reached this $29.75 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $29.75 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $29.75 million, Pennsylvania investors should make their checks payable to “Wells Fargo Bank, NA, as agent for Prime Realty Income Trust, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Prime Realty Income Trust, Inc.”

SUPPLEMENTAL SALES MATERIAL

          In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of programs managed by our advisor and its affiliates, property brochures and articles and publications concerning real estate. Some or all of our supplemental sales materials may not be available in certain jurisdictions.

          We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

          The legality of the shares of our common stock being offered hereby has been passed upon for us by Miles & Stockbridge P.C. Winston & Strawn LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Certain U.S. Federal Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

           The consolidated balance sheet of Prime Realty Income Trust, Inc. as of March 31, 2009, has been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

          After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

ELECTRONIC DELIVERY OF DOCUMENTS

          Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the Subscription Agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use this service. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
OF
PRIME REALTY INCOME TRUST, INC.
(A MARYLAND CORPORATION)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Prime Realty Income Trust, Inc.

We have audited the accompanying consolidated balance sheet of Prime Realty Income Trust, Inc. (the “Company”) as of March 31, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit of a consolidated balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit of a consolidated balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Prime Realty Income Trust, Inc. as of March 31, 2009, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
April 29, 2009

Prime Realty Income Trust, Inc.
(A Maryland Corporation)

CONSOLIDATED BALANCE SHEET
March 31, 2009

ASSETS

Cash and cash equivalents	$201,000
Deferred offering costs	743,638

Total assets	$944,638

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Due to affiliates	$772,894

Commitments and contingencies (note 3)

Equity:
Prime Realty Income Trust, Inc. stockholder’s equity
Common stock, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	1
Preferred stock, $.01 par value, 1,000 shares authorized, no shares issued and outstanding	—
Additional paid in capital	999
Retained earnings deficit	(29,256)

Total Prime Realty Income Trust, Inc. stockholder’s equity	(28,256)
Noncontrolling interest	200,000

Total equity	171,744

Total liabilities and equity	$944,638

See accompanying notes to consolidated balance sheet.

Prime Realty Income Trust, Inc.
(A Maryland Corporation)

NOTES TO CONSOLIDATED BALANCE SHEET

March 31, 2009

(1) Organization

Prime Realty Income Trust, Inc. (the “Trust”) was formed on January 26, 2009 to make debt and equity investments in a diverse portfolio of commercial and multi-family residential real estate and to invest in mortgage instruments and other real estate debt and equity securities. The Trust has not commenced operations. The Trust is the sole general partner of Prime Realty Income Partnership, LP (the “Partnership”). The Trust and the Partnership (collectively the “Company’) conduct substantially all of the Company’s business through the Partnership. The Advisory Agreement (the “Agreement”) provides The Prime Group, Inc. (the “Advisor”), an Affiliate of the Company, to be the Advisor to the Company.

The Company contemplates the sale of up to 50,000,000 shares of common stock (“Shares”) at $10 each in an initial public offering (the “Offering”) to be registered with the Securities and Exchange Commission (the “Registration Statement”) and the issuance of 10,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s dividend reinvestment plan. No shares will be sold unless subscriptions for at least $2,500,000 of shares have been obtained from at least 100 investors that are independent of the Company and the Advisor within one year after commencement of the Offering.

Prior to the commencement of the Offering, the Advisor intends to contribute $1,000 to the capital of the Partnership in exchange for a separate class of partnership units designated as the “Advisor OP Units.” The Advisor will be the sole holder of the Advisor OP Units, which constitute a separate class of partnership units with special distribution rights. The Advisor OP Units will be redeemed for a specified amount upon the earlier of (i) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, or (ii) the liquidation of our assets or listing of our common stock on a national security exchange.

The Trust intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes. If the Trust qualifies for taxation as a REIT, the Trust generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Trust fails to qualify as a REIT in any taxable year, the Trust will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Trust will provide the following programs to facilitate investment in the Trust’s shares and to provide limited liquidity for stockholders.

The Trust will allow stockholders who purchase shares in the offering to purchase additional shares from the Trust by automatically reinvesting distributions through the dividend reinvestment plan (“DRP”), subject to certain share ownership restrictions.

The Trust will repurchase shares under the share redemption plan (“SRP”), if requested, on the last day of each month, subject to certain restrictions. Subject to funds being available, the Trust will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come from proceeds that the Trust receives from the sale of shares and operating funds as the Trust’s Board of Directors, at its sole discretion, may reserve for this purpose.

The fiscal year end of the Company is December 31.

Prime Realty Income Trust, Inc.
(A Maryland Corporation)

NOTES TO CONSOLIDATED BALANCE SHEET
(continued)

March 31, 2009

(2) Summary of Significant Accounting Policies

The accompanying consolidated balance sheet has been prepared in accordance with U.S. generally accepted accounting principles (GAAP). All intercompany accounts and transactions have been eliminated in consolidation.

The preparation of a consolidated balance sheet in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expenses as incurred. For the period from January 23, 2009 (inception) through March 31, 2009, $29,256 of organization costs were expenses.

Cash and cash equivalents are stated at cost, which approximates fair value. All short-term investments with maturities of three months or less are considered to be cash equivalents.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts and their respective tax basis. A valuation allowance is established for uncertainties relating to realization of deferred tax assets. As of March 31, 2009, the Company had a deferred tax asset of $11,630 related to organizational costs for which a valuation allowance for the same amount was recorded due to uncertainty of realization.

(3) Transactions with Affiliates

The Company’s Advisor contributed $201,000 to the capital of the Company for which it received 100 shares of common stock of the Trust and 20,000 limited partnership units in the Partnership.

As of March 31, 2009, the Company had incurred recorded $772,894 of offering and organization costs, which was incurred by the Advisor. Pursuant to the terms of the Offering, the Advisor has guaranteed payment of all public offering and organization expenses (including selling commissions and the dealer manager fee) which together exceed 15% of gross offering proceeds. In the event that the minimum offering is not successful, the Advisor will bear the related costs of the Offering.

The due to affiliates amount on the accompanying consolidated balance sheet represents offering and organizational costs incurred by the Advisor which will be repaid when the Company receives equity proceeds upon achieving the minimum offering, subject to the limitation on the payment of these expenses described above.

Prime Realty Income Trust, Inc.
(A Maryland Corporation)

NOTES TO CONSOLIDATED BALANCE SHEET
(continued)
March 31, 2009

Nonsubordinated payments

Offering Stage
Selling commissions

The Company will pay the dealer manager for the Offering a sales commission of 7% of gross offering proceeds for shares sold in the primary offering and 3% of gross offering proceeds for shares sold pursuant to the DRP (all of which may be reallowed to participating dealers).

Dealer Manager Fee

The Company will pay the dealer manager 3.0% of gross offering proceeds for shares sold in the primary offering; the dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee; no dealer manager fee is payable on shares sold under the DRP.

Other Organizational and Offering Expense Reimbursements

The Company will reimburse the Advisor for costs related to the Offering and future organizational and offering costs it may incur on behalf of the Company but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organizational and offering expenses borne by the Company to exceed 15.0% of gross offering proceeds as of the date of the reimbursement.

Acquisition and Development Stage

Acquisition fees	The Company will pay the Advisor 1.0% of the contract purchase price of each investment acquired by the Company, including acquisition expenses and any debt attributable to such investments.

Development and Construction Management Fees

The Company will pay the Advisor development and construction management fees based on an amount that is usual and customary for comparable projects in the geographic market of the project; provided, however, in no event shall development fees exceed 3.0% of development costs and construction management fees shall not exceed 1.0% of the construction costs. The aggregate amount of all acquisition fees, development fees and construction management fees may not exceed 6.0% of the total project cost.

Operational Stage
Asset Management Fees

Monthly fee equal to the greater of (i) one-twelfth of 0.75% of the sum of the cost of all investments the Company owns plus the amount of the Company’s investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to such investments, or (ii) one-twelfth of 1.25% of the amount of gross proceeds raised in the primary offering.

Property Management Fees and Leasing Commissions

3.0% of gross rental receipts paid for property management services provided to commercial properties and 4.0% of gross rental receipts paid for property management services provided to multi-family residential properties, payable on a monthly basis; and market rate leasing commissions, generally payable 50.0% upon lease execution and 50.0% upon lease commencement.

The Advisor may subcontract its property management duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the Advisor subcontracts its duties with respect to some or all of the Company’s properties, the fees payable for these services may be paid directly to the subcontractor and deducted from the monthly management fee payable to the Advisor by the Company or may be paid directly by the Advisor.

Prime Realty Income Trust, Inc.
(A Maryland Corporation)

NOTES TO CONSOLIDATED BALANCE SHEET
(continued)
March 31, 2009

Operating Expenses

Reimbursement of the Advisor’s cost of providing management services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and technology costs. The Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor earns a fee or commission.

Real Estate Commissions on Asset Sales

For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor a real estate commission equal to 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the real estate commissions paid to the Advisor, its affiliates and/or unaffiliated third parties exceed a total of 3.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including, as applicable, a new investment analysis, rent rolls, tenant credit information, a property title report, an environmental report and a structural report) or such other substantial services performed in connection with a sale.

Subordinated Payments

Operational Stage
Incentive fee

The Company will earn an incentive fee after the stockholders have first received, on an aggregate basis, from distributions of net cash flow or other pre-liquidation distributions, a 6% per annum cumulative, non- compounded return on their net investment. “Net investment” refers to the purchase price paid by such investor, less any amounts distributed to such investor in excess of an 8% per annum cumulative, non-compounded return on such purchase price (with such purchase price being reduced by any amounts previously distributed in excess of such 8% per annum cumulative, non-compounded return).

After distributions to stockholders in excess of 6% but less than 8%, the Company will pay the Advisor an incentive fee equal to 10% of distributions. For distributions to stockholders in excess of 8%, the Company will pay the Advisor an incentive fee equal to 25% of such distributions.

APPENDIX A

FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement

1. INVESTMENT – See payment instructions on next page.

Please check the appropriate box:

Total $ Invested	☐	Initial Investment – This is my initial investment: $2,500 minimum

	☐	Additional Investment – This is an additional investment: $500 minimum

☐     Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Advisor listed in section 8 must agree to this election.)

State of Sale: _____________

2. TYPE OF OWNERSHIP
Non-Custodial Ownership		Custodial Ownership

☐	Individual Ownership – One signature required.	☐	Traditional IRA – Custodian signature required in section 7.
		☐	Roth IRA – Custodian signature required in section 7.
☐	Transfer on Death– Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)	☐ ☐	KEOGH Plan – Custodian signature required in section 7. Simplified Employee Pension/Trust (SEP)

☐	Joint Tenants with Rights of Survivorship – All parties must sign.	☐	Pension or Profit-Sharing Plan – Custodian signature required in section 7.

☐	Community Property – All parties must sign.	☐	Uniform Gift to Minors Act – Custodian signature required in section 7.

☐	Tenants in Common – All parties must sign.	State of ____________ Custodian for________________

☐	Corporate Ownership – Authorized signature required. Include copy of corporate resolution.	☐	Other (Specify)

☐	Partnership Ownership – Authorized signature required. Include copy of partnership agreement.
(Required for custodial ownership accounts.)
☐	Estate – Personal representative signature required.

	Name of Executor		Name of Custodian, Trustee or Other Administrator

Include a copy of the court appointment dated within 90 days.
Mailing Address

☐	Trust
	Include a copy of the first and last page of the trust.		City State ZIP

☐	Qualified Pension Plan and Profit Sharing Plan (Non-custodian)		Custodian Information – To be completed by Custodian listed above.
☐	Other (Specify)
Custodian Tax ID #

Name of Trustee
	Include a copy of the first and last page of the plan, as well as Trustee information		Custodian Account #

Custodian Telephone #

Special Instructions:

A–1

3.	INVESTOR INFORMATION	☐	Employee or Affiliate
____________________________________________________________________________________________________________
	Investor		Co-Investor
____________________________________________________________________________________________________________
Home Telephone Business Telephone Email Address
____________________________________________________________________________________________________________

____________________________________________________________________________________________________________
Investor Social Security/ Taxpayer ID # Birth Date/Articles of Incorporation (MM/DD/YY)
____________________________________________________________________________________________________________
Co-Investor Social Security/Taxpayer ID # Co-Investor Birth Date (MM/DD/YY)

Please Indicate Citizenship Status ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

Residence Address (no P.O. Box)

____________________________________________________________________________________________________________
Street Address City State ZIP

Mailing Address* (if different from above)
____________________________________________________________________________________________________________
Street Address City State ZIP

*	If the co-investor resides at another address, please attach that address to the Subscription Agreement.

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO

          CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request and, if applicable, the orders to be combined. Any such request will be subject to our verification.

____________________________________________________________________________________________________

4.	INVESTMENT METHOD

☐	By Mail – Attach a check made payable to Prime Realty Income Trust, Inc.

☐

By Wire –          , Prime Realty Income Trust, Inc. #      . Please request when sending a wire that the wire reference the investor’s name in order to assure that the wire is credited to the proper account. Benefit plan investors cannot make subscription payments by wire transfer until the minimum offering requirements have been met.

☐	Automatic Monthly Investment Plan – Attach a voided check or deposit slip and complete this section.

By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Prime Realty Income Trust, Inc. in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 6. Invest the same amount directly from your bank account into your Prime Realty Income Trust, Inc. account once a month. The investment amount specified ($500 minimum) will be withdrawn from your bank account on the     of each month, beginning the first month following receipt of this Subscription Agreement.

Account Type –
☐ Checking
☐ Savings

Name/Entity Name/Financial Institution:___________________________________________________________
Mailing Address:_____________________ City:__________________ State:_____________ Zip:____________
Account Number :_________________________ Your Bank’s ABA/Routing Number:______________________
Your Bank’s Account Number:_____________ Checking Acct:______________ Savings Acct:_______________

Monthly Investment Amount $ ___________________________

A–2

5.	DISTRIBUTIONS

	Non-Custodial Ownership		Custodial Ownership

☐	I prefer to participate in the Dividend Reinvestment Plan (DRP). In the event that the DRP is not offered for a dividend, your dividend will be sent by check to the address in section 3.	☐

I prefer to participate in the Dividend Reinvestment Plan (DRP). In the event that the DRP is not offered for a dividend, your dividend will be sent to your Custodian for deposit into your Custodial Account cited in section 2.

☐	I prefer that my dividend be deposited directly into the account listed below.	☐	I prefer that my dividend be sent to my Custodian for deposit into my Custodial Account cited in section 2.

☐	I prefer that my dividend be paid by check and sent to the address in section 3.

____________________________________________________________________________________________________________
Name of Financial Institution
____________________________________________________________________________________________________________
Street Address	City	State	ZIP
____________________________________________________________________________________________________________
Name(s) on Account
____________________________________________________________________________________________________________
ABA Number/Bank Account Number		Account Number

☐ Checking ☐ Savings (Attach a voided check or deposit slip.)

6.	SUITABILITY (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce Prime Realty Income Trust, Inc. (the “Company”) to accept this subscription, I (we) hereby represent and warrant that:

		Investor	Co-Investor
a)

A Prospectus for the Company relating to shares of common stock of the Company (the “Shares”), wherein the terms and conditions of the offering are described, has been delivered or made available to me (us).

		(a) Initials___	Initials___

b)	I (we) accept and agree to be bound by the terms and conditions of the Company’s Articles of Incorporation.	(b) Initials___	Initials___

c)

I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards” (applies to residents of AL, AZ, CA, IA, KS, KY, MA, ME, MI, MO, NM, OH, OR, TN, PA and WA only).

		(c) Initials___	Initials___

d)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	(d) Initials___	Initials___

e)	I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	(e) Initials___	Initials___

f)

I (we) hereby authorize the Company, upon occurrence of a liquidity event, to share with the Registered Representative’s firm listed in Section 10 the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

		(f) Initials___	Initials___

A–3

7.	EMPLOYEE BENEFIT PLANS

Please initial the below representations, as applicable. In order to induce the Company to accept this subscription, I hereby represent and warrant that:

a)

Either: (i) I am not, and am not purchasing the Shares with the assets of, a “plan.” For purposes of this Section 7, “plan” means an employee benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan), an individual retirement account or plan subject to Section 4975 of the Internal Revenue Code (such as an IRA, a Keogh plan or other plan subject to Section 4975 of the Internal Revenue Code), a U.S. governmental plan (such as a retirement system or a Section 457 plan subject to laws similar to ERISA or Section 4975 of the Internal Revenue Code) or an entity whose assets are treated as plan assets (such as a collective investment fund or a fund of funds subject to ERISA, the Internal Revenue Code or similar law). If you initialed here, you do not need to answer (a)(ii), (a)(iii), or (b); OR

(a)(i) Initials___

(ii) I am purchasing the Shares with the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code or an entity (such as a collective investment fund or a fund of funds) whose assets are treated as plan assets subject to ERISA or Section 4975 of the Code. If you initialed here, you do not need to answer (a)(iii) or (b); OR

(a)(ii) Initials___

	(iii) I am purchasing the Shares with the assets of a U.S. governmental plan. If you initialed here, please continue to (b).	(a)(iii) Initials___

b)

The U.S. governmental plan is not subject to any statute, regulation or other legal authority that would cause the assets of the Company to be deemed to be assets of the governmental plan and the purchase and holding of shares would not violate any statute, regulation or other legal authority applicable to the U.S. governmental plan.

(b) Initials___

8.	INVESTOR SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) The number shown in the Investor Social Security/Taxpayer ID# field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

9.	INVESTOR SIGNATURES (continued)

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

10.	BROKER/DEALER — To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered or made available a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

A–4

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus.

Name of Registered Representative			Broker/Dealer Name		Telephone Number

Mailing Address			Home Office Mailing Address

City	State	ZIP	City	State	ZIP

Relationship to RR____	☐ Registered Representative NAV	☐ Purchase Volume Discount

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s Email Address

Signature – Registered Representative	Signature – Broker/Dealer (if applicable)

☐

AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker/Dealer (Section 8 must be filled in). I acknowledge that by checking the above box I WILL NOT RECEIVE A COMMISSION.

All items on the Subscription Agreement must be completed in order for a subscription to be processed. Investors should read the prospectus in its entirety. Investors participating in the Dividend Reinvestment Plan or making additional investments of Shares, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations and warranties set forth in Section 6 above, they are required to promptly notify Prime Realty Income Trust, Inc. and their Broker/Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Prime Realty Income Trust, Inc.

Prime Realty Income Trust, Inc.
c/o The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, IL 60654

Prime Realty Income Trust, Inc. Contact Information

Phone: (312) 917-1500	Web Site: www.primeincometrust.com	Email:

Account Information
For account service, call or email .

A–5

APPENDIX B

DIVIDEND REINVESTMENT PLAN

          Prime Realty Income Trust, Inc., a Maryland corporation (the “Company”), has adopted a dividend reinvestment plan, the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

          1. Number of Shares Issuable. The number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), authorized for issuance under the dividend reinvestment plan is 10,000,000.

          2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the dividend reinvestment plan.

          3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. The Company will pay selling commissions on shares of Common Stock purchased in the dividend reinvestment plan if the Company paid selling commissions on the underlying shares to which the Distributions relate.

          4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or the Participant’s broker-dealers. To increase their participation, Participants must complete a new enrollment form or other form provided for that purpose and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the dividend reinvestment plan will begin with the next Distribution payable after receipt and approval of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the dividend reinvestment plan on the date that the Company makes a Distribution.

          5. Purchase of Shares. Until three (3) years after the completion of the Company’s offering stage, Participants will acquire Common Stock at a price of $9.50 per share. Three years after completion of the Company’s offering stage, Participants will acquire Common Stock at a price equal to the net asset value per share of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the Company’s board of directors for that purpose. The Company’s offering stage will be complete when the Company is no longer publicly offering shares of our common stock and has not done so for one year. For the purpose of determining when the Company’s offering stage is complete, public offerings of shares of our common stock do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or redemption of interests in Prime Realty Income Partnership, LP, the Company’s operating partnership. Participants in the dividend reinvestment plan may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the dividend reinvestment plan to the extent such purchase would cause it to exceed the ownership limit set forth in the Company’s charter, as amended, unless a Participant has obtained an exemption from the ownership limit from the Company’s board of directors.

          6. Taxation of Distributions. The reinvestment of Distributions in the dividend reinvestment plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this dividend reinvestment plan. For U.S. federal income tax purposes, Participants are treated as having received a Distribution equal to the fair market value of the shares received.

          7. Share Certificates. The shares issuable under the dividend reinvestment plan shall be uncertificated until the Company’s board of directors determines otherwise.

          8. Voting of Dividend Reinvestment Plan Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the dividend reinvestment plan. Fractional shares will not be entitled to vote.

B-1

          9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; (ii) all material information regarding the dividend reinvestment plan and the effect of reinvesting dividends, including the tax consequences thereof; and (iii) all supplements to and updated versions of the prospectus, as required under applicable securities laws. The Company shall provide such information reasonably requested by the dealer manager or the Participant’s broker-dealer, in order for the dealer manager or the Participant’s broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

          10. Termination by Participant. A Participant may terminate participation in the dividend reinvestment plan at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten (10) business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will automatically terminate participation in the dividend reinvestment plan with respect to the transferred shares. Upon termination of dividend reinvestment plan participation, Distributions will be distributed to the stockholder in cash.

          11. Amendment or Termination of Dividend Reinvestment Plan by the Company. The Company may amend or terminate the dividend reinvestment plan in any manner for any reason. The Company shall notify the Participants of any such amendment or termination within thirty (30) days after such amendment or termination.

          12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

          13. Governing Law. The dividend reinvestment plan shall be governed by the laws of the State of Maryland.

B-2

APPENDIX C

SHARE REDEMPTION PLAN

          The board of directors of Prime Realty Income Trust, Inc., a Maryland corporation (the “Company”), has adopted a share redemption plan, the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

          1. Qualifying Stockholders. “Qualifying Stockholders” are (a) holders of the Company’s shares of common stock, par value $0.01 per share (the “Shares”) who have held their Shares for at least one year, provided that, if the Company is redeeming all of a stockholder’s Shares, then there is no holding period requirement for Shares purchased pursuant to the Company’s dividend reinvestment plan and (b) stockholders or authorized representatives of stockholders qualifying for the special redemption provisions set forth in paragraph 6 below.

          2. Share Redemption. Subject to the terms and conditions of this share redemption plan, including the limitations on redemptions set forth in paragraph 4 and the procedures for redemption set forth in paragraph 5, the Company will redeem such number of Shares as requested by a Qualifying Stockholder.

          3. Redemption Price. Unless the Shares are being redeemed in connection with a stockholder’s death, the price at which the Company will redeem the Shares of a Qualifying Stockholder is as follows:

a. Until three years after the completion of our offering stage, the lower of $9.00 or 90.0% of the price paid to acquire the Shares from the Company for Qualifying Shareholders; and

b. Three years after the completion of our offering stage, the net asset value of the Shares, as estimated by our advisor or another firm chosen for such purpose.

          The Company will consider its offering stage complete when the Company is no longer publicly offering equity securities and has not done so for one year. The Company will report the redemption price in its annual report and three quarterly reports publicly filed with the Securities and Exchange Commission. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the redemption of interests in Prime Realty Income Partnership, LP, the Company’s operating partnership.

          4. Limitations on Redemption. Notwithstanding anything contained in this share redemption plan to the contrary, the Company’s obligation to redeem Shares pursuant to paragraph 2 hereof is limited as follows:

          a.          Unless the Shares are being redeemed in connection with a stockholder’s death or Qualifying Disability (as defined in paragraph 7), the Company may not redeem Shares until they have been outstanding for one year.

          b.          During any calendar year, the Company may redeem only the number of Shares that the Company can purchase with the net proceeds from the sale of Shares under the Company’s dividend reinvestment plan during the prior calendar year.

c. During any calendar year, the Company may redeem no more than 5.0% of the weighted-average number of Shares outstanding during the prior calendar year.

d. The Company has no obligation to redeem Shares if the redemption would violate the restrictions on distributions under Maryland General Corporation Law, as amended from time to time.

          5. Procedures for Redemption. The Company has engaged a third party to administer this share redemption plan. Upon any change to the identity or the mailing address of the program administrator, the Company will notify Qualifying Stockholders of such change. The Company will redeem Shares on the last business day of each month (the “Redemption Date”). For a Qualifying Stockholder’s Shares to be eligible for redemption in a given month, the program administrator must receive a written redemption request from the Qualifying Stockholder or from an authorized representative of the Qualifying Stockholder setting forth the number of Shares requested to be redeemed at least five (5) business days before the Redemption Date. If the Company cannot repurchase all Shares presented for redemption in any month because of the limitations on redemption set forth in paragraph 4, then the Company will honor redemption requests on a pro rata basis, except that (i) if a pro rata redemption would result in a

C-1

Qualifying Stockholder owning less than half of the minimum purchase requirement described in the Company’s Registration Statement (registration no. 333- ) (the “Minimum Purchase Requirement”), then the Company will redeem all of such Qualifying Stockholder’s Shares; and (ii) if a pro rata redemption would result in a Qualifying Stockholder owning more than half but less than all of the Minimum Purchase Requirement, then the Company would not redeem any Shares that would reduce a Qualifying Stockholder’s ownership of Shares below the Minimum Purchase Requirement. If the Company is redeeming all of a Qualifying Stockholder’s Shares, there will be no holding period requirement for Shares purchased pursuant to the Company’s dividend reinvestment plan.

          If the Company does not completely satisfy a redemption request at month-end because the program administrator did not receive the request in time or because of the limitations on redemption set forth in paragraph 4, then the Company will treat the unsatisfied portion of the redemption request as a request for redemption at the next Redemption Date on which funds are available for redemption, unless the redemption request is withdrawn. Any Qualifying Stockholder can withdraw a redemption request by sending written notice to the program administrator, provided such notice is received at least five (5) business days before the Redemption Date.

          6. Special Provisions upon the Death or Qualifying Disability of a Stockholder. The Company will treat redemption requests made upon the death or Qualifying Disability of a stockholder differently, as follows:

a. There is no one-year holding requirement.

b. Until three years after the completion of our offering stage, the redemption price is the amount paid to acquire the Shares from the Company.

c. Three years after the completion of our offering stage, redemption price will be the net asset value of the Shares, as determined by the Company’s advisor or another firm chosen for that purpose.

          Except as specifically set forth in this paragraph 6, redemptions upon the death or Qualifying Disability of a stockholder are subject to the same limitations and terms and conditions as other redemptions, including the limitations on redemptions set forth in paragraph 4 and the redemption request procedures set forth in paragraph 5.

          7. Qualifying Disability Determinations. In order for a disability to entitle a stockholder to the special redemption terms described in paragraph 6 (a “Qualifying Disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Government Agency”). The Applicable Government Agencies are limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the Applicable Governmental Agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the Applicable Governmental Agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the Applicable Governmental Agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

          Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described in paragraph 6. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the Applicable Governmental Agency that the Company deems acceptable and that demonstrates an award of the disability benefits.

          As the following disabilities do not entitle a worker to Social Security disability benefits, they do not qualify for special redemption terms, except in the limited circumstances when the investor is awarded disability benefits by the other Applicable Governmental Agencies described above:

a. disabilities occurring after the legal retirement age; and

b. disabilities that do not render a worker incapable of performing substantial gainful activity.

          8. Termination, Suspension or Amendment of the Share Redemption Plan by the Company. The Company may amend, suspend or terminate the share redemption plan in any manner for any reason. The Company shall notify the Company’s stockholders of any such amendment, suspension or termination within thirty (30) days of such amendment, suspension or termination. The Company may provide notice by including such information in its annual or quarterly reports publicly filed with the Securities and Exchange Commission or in a separate mailing to the stockholders, accompanied by a disclosure in a current or periodic report under the Securities Exchange Act of 1934.

          The share redemption plan provides Qualifying Stockholders a limited ability to redeem Shares for cash until a secondary market develops for the Shares. If and when such a secondary market develops, the share redemption plan will automatically terminate.

          9. Address for Notice of Redemption Requests. Qualifying Stockholders who desire to redeem their shares must provide written notice to the Company at Prime Realty Income Property Trust, Inc., c/o Wells Fargo Shareowner Services, Attn: Manager of Account Administration, 160 North Concord Exchange, South St. Paul, Minnesota, 55075-1139.

          10. Liability of the Company. The Company shall not be liable for any act done in good faith or for any good faith omission to act.

          11. Governing Law. The share redemption plan shall be governed by the laws of the State of Maryland.

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          We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

          Until           , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUITABILITY STANDARDS	i
HOW TO SUBSCRIBE	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	iv
PROSPECTUS SUMMARY	1
RISK FACTORS	17
ESTIMATED USE OF PROCEEDS	37
MANAGEMENT	39
THE ADVISOR AND THE ADVISORY AGREEMENT	47
MANAGEMENT COMPENSATION	54
STOCK OWNERSHIP	60
CONFLICTS OF INTEREST	61
INVESTMENT OBJECTIVES AND CRITERIA	68
MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS	78
PRIOR PERFORMANCE SUMMARY	84
CERTAIN U.S. FEDERAL TAX CONSIDERATIONS	86
CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS	111
DESCRIPTION OF SHARES	116
THE OPERATING PARTNERSHIP	129
PLAN OF DISTRIBUTION	133
SUPPLEMENTAL SALES MATERIAL	139
LEGAL MATTERS	139
EXPERTS	139
WHERE YOU CAN FIND MORE INFORMATION	140
ELECTRONIC DELIVERY OF DOCUMENTS	140
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-4
APPENDIX A – SUBSCRIPTION AGREEMENT	A-1
APPENDIX B – DIVIDEND REINVESTMENT PLAN	B-1
APPENDIX C – SHARE REDEMPTION PLAN	C-1

Maximum Offering of
60,000,000 Shares
of Common Stock

PROSPECTUS

, 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

          The following table sets forth the costs and expenses payable by the company in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount
SEC registration fee		$33,201.00
FINRA filing fee		*
Legal fees and expenses		*
Travel, food and lodging for wholesalers		*
Expense reimbursements for retail conferences		*
Expense reimbursement for sponsor educational conferences		*
Blue sky fees and expenses		*
Accounting fees and expenses		*
Sales and advertising expenses		*
Educational conferences and seminars		*
Printing		*
Postage and delivery of materials		*
Transfer agent and escrow fees		*
Due diligence expenses (retailing)		*
Legal fees – underwriter portion		*
Miscellaneous expenses		*

Total	$	*

* To be filed by amendment.

Item 32.	Sales to Special Parties

          The company’s directors and officers and (to the extent permitted by the rules of the Financial Industry Regulatory Authority) the employees of The Prime Group and affiliated entities, business associates and others purchasing pursuant to the company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.10 per share, reflecting the fact that selling commissions in the amount of $0.60 per share and a dealer manager fee of $0.30 per share will not be payable in connection with such sales. The net proceeds to the company from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds the company receives from other sales of share in the primary offering.

Item 33.	Recent Sales of Unregistered Securities

          On January 26, 2009, Prime Realty Income Trust, Inc., a Maryland corporation, filed Articles of Incorporation with the State of Maryland. In connection with its formation, the company issued 100 shares of its common stock to The Prime Group, Inc. at a purchase price of $10.00 per share. The company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34.	Indemnification of Directors and Officers

          Our charter limits the personal liability of the company’s officers and directors to the company and its stockholders for monetary damages to the fullest extent permitted by Maryland law. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Our charter provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify our employees, if any, and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, our charter provides that our directors, or advisor and its affiliates (the “Indemnitees”) will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (ii) the Indemnitee was acting on our behalf or performing services for us, (iii) in the case that the Indemnitee is a director (other than an independent director), our advisor or an affiliate of the advisor, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or in the case that the Indemnitee is an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification, and (iv) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

          In addition, we will not provide indemnification to an Indemnitee for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violation of securities laws.

          The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. Pursuant to our charter, we will generally pay or reimburse reasonable expenses incurred by a present or former director or officer, our advisor or an affiliate of our advisor and may pay or reimburse reasonable expenses incurred by an employee or agent in advance of final disposition of a proceeding. However, we may pay or reimburse reasonable expenses to an Indemnitee only if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a director, advisor or affiliate of us, (ii) the Indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our charter, (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

          We have entered into indemnification agreements with certain of our officers and directors. The Indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under the company’s directors’ and officers’ liability insurance.

          To the extent that the indemnification may apply to liabilities arising under the Securities Act, the company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered

          Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements. See Index to Consolidated Balance Sheet.

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1	Form of Dealer Manager Agreement

1.2	Form of Selected Dealer Manager Agreement

1.3	Form of Lock-up Agreement*

3.1	Form of Amended and Restated Articles of Incorporation*

3.2	Form of Bylaws*

3.3	Form of Warrant Agreement*

3.4	Form of Operating Partnership Agreement*

4.1	Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

4.2

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

4.3	Dividend Reinvestment Plan (included as Appendix B to prospectus)

4.4	Form of Share Redemption Plan (included as Appendix C to prospectus)

4.5	Form of Subscription Escrow Agreement*

4.6	Form of Equity Incentive Plan

5	Opinion of Miles & Stockbridge P.C. re legality*

8	Opinion Winston & Strawn LLP re tax matters*

10.1	Form of Advisory Agreement

23.1	Consent of Miles & Stockbridge P.C. (included in Exhibit 5)*

23.2	Consent of Winston & Strawn LLP (included in Exhibit 8)*

23.3	Consent of KPMG LLP

24	Power of Attorney (included on signature page)

*	To be filed by amendment.

Item 37.	Undertakings

          (a) The Registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offering therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendments any of the securities being registered which remain at the termination of the offering.

          (b) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

          (c) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

          (d) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

          (e) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

          (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (g) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 1, 2009.

PRIME REALTY INCOME TRUST, INC.

By:	/s/ MICHAEL W. RESCHKE
Michael W. Reschke
Chief Executive Officer

          We, the undersigned officers and directors of Prime Realty Income Trust, Inc. hereby severally constitute Michael W. Reschke, Mark K. Cynkar and David M. Trandel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Prime Realty Income Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. RESCHKE	Chief Executive Officer (principal	May 1, 2009
executive officer) and Director
Michael W. Reschke

/s/ MARK K. CYNKAR	Chief Financial Officer (principal	May 1, 2009
accounting and financial officer)
Mark K. Cynkar

/s/ DAVID M. TRANDEL	Chief Operating Officer and Director	May 1, 2009

David M. Trandel